UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

VERIS RESIDENTIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

VERIS RESIDENTIAL, INC.
HARBORSIDE 3, 210 HUDSON STREET, STE. 400
JERSEY CITY, NEW JERSEY 07311
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (referred to as the “Annual Meeting”) of Veris Residential, Inc., a Maryland corporation (referred to as the “Company,” “we,” “our” or “us”), to be held solely by remote communication, in a virtual-only format, on Wednesday, June 12, 2024 at 10:00 a.m., Eastern Time, for the following purposes:
1.    To elect nine persons to the Board of Directors of the Company (referred to as the “Board of Directors”), each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify or until any such director’s earlier death, resignation or removal.
2.    To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers.
3.    To consider and vote for the adoption of the Company's 2024 Incentive Stock Plan.
4.    To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
5.    To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe all of these matters in more detail. We urge you to read this information carefully.
This year, we are again pleased to save costs and help protect the environment by using the “Notice and Access” method of delivering proxy materials. Instead of receiving paper copies of our proxy materials, many of you will receive a Notice of Internet Availability of Proxy Materials, which provides an Internet address where you may access electronic copies of the Proxy Statement and our 2023 Annual Report on Form 10-K and vote your shares. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials, including the proxy card.
The Notice of Internet Availability of Proxy Materials and the related proxy materials will be first released to stockholders and made available on the Internet on or about April 29, 2024.
We have again decided to hold the Annual Meeting virtually this year. In making this decision, we considered the technologies available to us and our ability to engage effectively with our stockholders. Hosting a virtual meeting facilitates stockholder access, participation and communication; supports the Company’s sustainability initiatives; results in cost savings; and protects the health, safety and well-being of our partners, employees and stockholders. We plan to evaluate, on an annual basis, the forum for holding the Annual Meeting, taking into consideration the aforesaid benefits, along with then current business and market conditions, proposed agenda items and input from our stockholders.
Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/VRE2024. The webcast will start at 10:00 a.m., Eastern Time, on Wednesday, June 12, 2024. You will need the control number shown on your Notice of Internet Availability of Proxy Materials (or on your proxy card or voting instruction form if you receive printed proxy materials) to vote and submit questions during the meeting. If you are a stockholder and you do not have your control number, you will only be able to listen to the Annual Meeting.
The Board of Directors unanimously recommends a vote: FOR each of the Board of Directors’ nine nominees named in the attached Proxy Statement for election to the Board of Directors, FOR the proposal to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers, FOR the proposal to adopt the Company’s 2024 Incentive Stock Plan, and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, and regardless of the number of shares of stock of the Company that you own, it is important that your shares be represented and voted at the virtual Annual Meeting. Therefore, our Board of Directors urges you to vote your shares via the Internet (at www.proxyvote.com) or telephone.
On behalf of the Board of Directors, we thank you for your support and participation.
Sincerely,
Tammy K. Jones
Chair of the Board of Directors
If you have questions or need assistance voting your shares, please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

VERIS RESIDENTIAL, INC.
HARBORSIDE 3, 210 HUDSON STREET, STE. 400
JERSEY CITY, NEW JERSEY 07311

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2024

To Our Stockholders:
Notice is hereby given that the Annual Meeting of Stockholders (referred to as the “Annual Meeting”) of Veris Residential, Inc., a Maryland corporation (referred to as the “Company,” “we,” “our” or “us”), will be held solely by remote communication, in a virtual-only format, on Wednesday, June 12, 2024 at 10:00 a.m., Eastern Time, for the following purposes:
1.    To elect nine persons to the Board of Directors of the Company (referred to as the “Board of Directors”), each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify or until any such director’s earlier death, resignation or removal.
2.    To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the attached Proxy Statement.
3.    To consider and vote upon a proposal to adopt the Company's 2024 Incentive Stock Plan.
4.    To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
5.    To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
This year, we are again pleased to save costs and help protect the environment by using the “Notice and Access” method of delivering proxy materials. Instead of receiving paper copies of our proxy materials, many of you will receive a Notice of Internet Availability of Proxy Materials, which provides an Internet address where you may access electronic copies of the Proxy Statement and our 2023 Annual Report on Form 10-K and vote your shares. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials, including the proxy card.
We have again decided to hold the Annual Meeting virtually this year. In making this decision, we considered the technologies available to us and our ability to engage effectively with our stockholders. Hosting a virtual meeting facilitates stockholder access, participation and communication; supports the Company’s sustainability initiatives; results in cost savings; and protects the health, safety and well-being of our partners, employees and stockholders. We plan to evaluate, on an annual basis, the forum for holding the Annual Meeting, taking into consideration the aforesaid benefits, along with then current business and market conditions, proposed agenda items and input from our stockholders.
Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/VRE2024. The webcast will start at 10:00 a.m., Eastern Time. You will need the control number shown on your Notice of Internet Availability of Proxy Materials (or on your proxy card or voting instruction form if you receive printed proxy materials) to vote and submit questions during the meeting. If you are a stockholder and you do not have your control number, you will only be able to listen to the Annual Meeting.

All stockholders of record as of the close of business on April 22, 2024 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting is required for a quorum. You may vote electronically via the Internet or by telephone. The instructions on your Notice of Internet Availability of Proxy Materials (or on your proxy card or voting instruction form if you receive printed proxy materials) describe how to use these convenient services. If your shares are held in “street name” with a broker, bank or other nominee, you have a right to direct that nominee on how to vote the shares held in your account. You will need to contact your bank, broker or other nominee for your shares to determine whether you will be able to vote using one of these alternative methods.
The Board of Directors unanimously recommends a vote: FOR each of the Board of Directors’ nine nominees named in the Proxy Statement for election to the Board of Directors, FOR the proposal to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers, FOR the proposal to adopt the Company’s 2024 Incentive Stock Plan, and FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE VIRTUAL ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET (AT WWW.PROXYVOTE.COM), OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IF YOU REQUESTED OR RECEIVED PRINTED PROXY MATERIALS. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE AT THE VIRTUAL ANNUAL MEETING.
By Order of the Board of Directors,
Taryn D. Fielder
General Counsel and Secretary
If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING TO BE HELD ON JUNE 12, 2024.
Our Proxy Statement and 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (“2023 Annual Report”) are available on our website at https://investors.verisresidential.com/sec-filings/ or www.proxyvote.com. On or about April 29, 2024, we will have sent to certain of our stockholders a Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials and vote online. Stockholders who do not receive the Notice of Internet Availability of Proxy Materials will continue to receive either a paper or an electronic copy of our proxy materials, which will be sent on or about April 29, 2024.

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VERIS RESIDENTIAL, INC.
HARBORSIDE 3, 210 HUDSON STREET, STE. 400
JERSEY CITY, NEW JERSEY 07311

Proxy Statement for Annual Meeting of Stockholders
to be held on Wednesday, June 12, 2024
INFORMATION ABOUT THE ANNUAL MEETING

GENERAL INFORMATION
This Proxy Statement is furnished to stockholders of Veris Residential, Inc., a Maryland corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors”) of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company to be held solely by remote communication, in a virtual-only format on Wednesday, June 12, 2024 at 10:00 a.m., Eastern Time (the “Annual Meeting”), and any postponement or adjournment thereof.

Our Proxy Statement and 2023 Annual Report are available on our website at https://investors.verisresidential.com/sec-filings or www.proxyvote.com.

PURPOSES OF THE ANNUAL MEETING
The purposes of the Annual Meeting are:
1.To elect nine persons to the Board of Directors, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify or until any such director’s earlier death, resignation or removal.
2.To consider and vote, on an advisory basis, for the adoption of a resolution approving the compensation of our named executive officers, as such compensation is described under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.
3.To consider and vote upon a proposal to adopt the Company's 2024 Incentive Stock Plan.
4.To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
5.To consider and vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE BOARD OF DIRECTORS’ NINE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. THE BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT, ON AN ADVISORY BASIS, A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” THE PROPOSAL TO ADOPT THE COMPANY'S 2024 INCENTIVE STOCK PLAN AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024 AND “FOR” THE PROPOSAL TO APPROVE AMENDMENTS TO THE CHARTER TO ELIMINATE THE SUPERMAJORITY VOTING AND CAUSE REQUIREMENTS FOR THE REMOVAL OF DIRECTORS. YOU MAY VOTE VIA THE INTERNET (WWW.PROXYVOTE.COM) OR BY TELEPHONE.

SOLICITATION AND VOTING PROCEDURES
SOLICITATION
The Board of Directors is soliciting proxies for the Annual Meeting from our stockholders, and the Company will bear all attendant costs. These costs will include the expense of preparing materials for the Annual Meeting, mailing costs and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, New York 10022 (“Innisfree”), to perform various proxy solicitation services in connection with the solicitation of proxies for the Annual Meeting. The Company will pay Innisfree a fee not to exceed $20,000, plus out-of-pocket expenses, for such services. We may use several of our regular employees, who will not be separately compensated, to solicit proxies from our stockholders, either personally or via the Internet or by telephone, facsimile, mail or otherwise.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS
To expedite delivery, reduce our costs and decrease the environmental impact of printing and mailing our proxy materials, we used “Notice and Access” in accordance with a Securities and Exchange Commission (“SEC”) rule that permits us to provide these materials to our stockholders over the Internet. On or about April 29, 2024, we released to stockholders and made available on the Internet a Notice of Internet Availability of Proxy Materials to certain of our stockholders containing instructions on how to access our proxy materials online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review all of the important information contained in the proxy materials online and on how you may submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials and would like to receive a copy of our proxy materials, follow the instructions contained therein to request a paper or email copy on a one-time or ongoing basis.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials and, for those stockholders that received a paper copy of proxy materials in the mail, one copy of our 2023 Annual Report to stockholders and this Proxy Statement to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees. If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement or our 2023 Annual Report, you may request prompt delivery of a copy of the 2023 Annual Report or Proxy Statement by contacting the Company at (732) 590-1010 or by writing to Taryn D. Fielder, General Counsel and Secretary, Veris Residential, Inc., Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311. Other beneficial owners holding shares in street name may be able to initiate householding, if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

VOTING
Stockholders of record may vote their shares of Common Stock in the following manner:
•by telephone, by dialing the toll-free telephone number indicated on your proxy card or Notice of Internet Availability of Proxy Materials, within the United States or Canada, and following the instructions;
•through the Internet, at www.proxyvote.com, as indicated on the proxy card or Notice of Internet Availability of Proxy Materials; or
•if you have received a hard-copy mailing, by marking, signing and dating your enclosed proxy card and returning it in the postage-paid envelope provided.
•Stockholders voting by telephone or the Internet need not return the proxy card by mail.

REVOCABILITY OF PROXIES
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by taking any of the following actions:
•by delivering to our corporate Secretary (at the address below) a written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;
•by marking, signing and delivering a new proxy card relating to the same shares and bearing a later date than the original proxy card;
•submitting another proxy via the Internet or by telephone (in which case your latest voting instructions will be followed); or
•by attending the virtual Annual Meeting and voting (although attendance at the Annual Meeting, will not, by itself, revoke a proxy, unless you vote at the Annual Meeting).

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Veris Residential, Inc.
Harborside 3, 210 Hudson Street, Ste. 400
Jersey City, New Jersey 07311
Attention: Taryn D. Fielder, General Counsel and Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. Brokers will not be permitted to exercise discretionary authority on any proposal other than the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors (Proposal No. 4) if they do not receive a properly executed voting instruction. See “Voting of Shares — Street Name Holders.”

VOTING IN PERSON AT THE VIRTUAL ANNUAL MEETING
Submitting your proxy via the Internet or by telephone or mail will not affect your right to vote should you decide to attend and vote at the Annual Meeting. Stockholders who wish to attend and vote at the virtual Annual Meeting will be required to present verification of ownership of our Common Stock, such as a bank or brokerage firm account statement.

RECORD DATE; OUTSTANDING SHARES
The close of business on Monday, April 22, 2024 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote for each of the nine nominees for director and one vote on all other matters. There are no cumulative voting rights. As of the Record Date, there were 92,583,859 shares of Common Stock issued and outstanding.

QUORUM
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the meeting. The inspector of election will determine the number of shares of Common Stock the holders of which are present, in person or by proxy, at the Annual Meeting and report to the chair of the meeting, who will determine and announce whether a quorum is present.

TABULATION OF VOTES
Stockholder votes will be tabulated by the person(s) appointed by the Board of Directors to act as inspector of election for the Annual Meeting.

VOTING OF SHARES — RECORD HOLDERS
Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If a properly executed and delivered proxy card does not provide instructions, then the shares represented by that proxy will be voted “FOR” each of the Board of Directors’ nine nominees named below for election to the Board of Directors, “FOR” the proposal to adopt, on an advisory basis, a resolution approving the compensation of our named executive officers, “FOR” the proposal to adopt the Company’s 2024 Incentive Stock Plan and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

VOTING OF SHARES — STREET NAME HOLDERS
If your shares are held in the name of a bank, broker or other nominee, you will receive a voting instruction form and directions from such nominee that you must follow in order to vote your shares. Directing the voting of your shares will not affect your right to vote online during the virtual Annual Meeting if you decide to attend the meeting; however, you must first follow the instructions from your bank, broker or other nominee to vote your shares held in street name at the meeting. Under New York Stock Exchange (“NYSE”) Rules, only the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors, as set forth in Proposal No. 4, is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on Proposal No. 4 on behalf of beneficial owners who have not furnished a properly executed proxy card or delivered voting instructions to their broker.

The election of directors, as set forth in Proposal No. 1, the advisory vote to approve executive compensation, as set forth in Proposal No. 2, the vote to adopt the Company’s 2024 Incentive Stock Plan, as set forth in Proposal No. 3, are considered non-discretionary items. This means that brokerage firms that have not received a properly executed voting instruction form from their clients may not vote on behalf of their clients with respect to Proposals Nos. 1, 2 or 3 under any circumstances. These so called “broker non-votes” will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum, but will not be included in the total number of votes cast for the election of directors, the advisory vote for approval of executive compensation or the vote to amend the Company's 2013 Incentive Stock Plan.

VOTES NECESSARY FOR APPROVAL OF PROPOSALS:

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
A majority of the votes cast by the holders of shares of Common Stock is required for the election of a nominee as a director. Pursuant to our bylaws, a “majority of the votes cast” standard requires that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” such director nominee. Abstentions, failures to vote and broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of the election of directors.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The affirmative vote of a majority of the votes cast by the holders of shares of our Common Stock is required for the approval, on an advisory basis, of the compensation of the Company’s named executive officers. Abstentions, failures to vote and broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of this proposal.

PROPOSAL NO. 3:
VOTE WITH RESPECT TO THE PROPOSAL TO ADOPT THE COMPANY’S 2024 INCENTIVE STOCK PLAN
The affirmative vote of a majority of the votes cast by the holders of shares of our Common Stock is required for the approval of the proposal to adopt the Company’s 2024 Incentive Stock Plan. Abstentions will be treated as a vote against this proposal. Broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of this proposal.

PROPOSAL NO. 4:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
The affirmative vote of a majority of the votes cast by the holders of shares of our Common Stock is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors. Abstentions and failures to vote are not considered votes cast and, therefore, will have no effect on the outcome of this proposal. Because brokers are entitled to vote on Proposal No. 4 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

No Appraisal Rights. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS
Statements made in this Proxy Statement may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company is not able to predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the 2023 Annual Report, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

VOTING SECURITIES AND PRINCIPAL HOLDERS
Unless otherwise indicated, the following table sets forth information as of April 22, 2024 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the SEC, to beneficially own more than 5% of the Company’s outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)(1)
BlackRock, Inc.(2)	15,106,563	16.3%
The Vanguard Group, Inc.(3)	12,350,430	13.3%
The Mack Group (4)	7,452,969	8.0%
Prudential Financial, Inc. (5)	6,107,899	6.6%
Madison International Realty Holdings, LLC (6)	6,107,661	6.6%
Wellington Management Company LLP (7)	5,813,439	6.3%
Bow Street, LLC (8)	5,327,982	5.8%
State Street Corporation (9)	5,199,834	5.6%

(1)This percentage was calculated based on 92,583,859 shares of Common Stock issued and outstanding as of April 22, 2024. Unless otherwise noted, the total number of shares outstanding used in calculating this percentage does not include 8,689,503 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest (“Units”) in Veris Residential, L.P., a Delaware limited partnership (the “Operating Partnership”) through which the Company conducts its real estate activities (including 275,826 LTIP Units), or 2,330,000 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group.
(2)Address: 55 East 52nd Street, New York, NY 10055. Share information is furnished in reliance on the Schedule 13G/A dated January 22, 2024 of BlackRock, Inc. (“BlackRock”) filed with the SEC, which represents holdings as of December 31, 2023. Based upon information included in the Schedule 13G/A and other Forms 13F filed by BlackRock and its affiliates, the Company believes that such shares are held for investment advisory clients of BlackRock. This number represents (i) 14,769,008 shares beneficially owned by BlackRock for which it has sole voting power and (ii) 15,106,563 shares for which it has sole dispositive power.
(3)Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G/A dated February 13, 2024 of The Vanguard Group, Inc. (“Vanguard”) filed with the SEC, which represents holdings as of December 31, 2023. Based upon information included in the Schedule 13G/A and other Forms 13F filed by Vanguard and its affiliates, the Company believes that such shares are held for investment advisory clients of Vanguard. This number represents 12,350,430 shares beneficially owned by Vanguard, which includes (i) 115,466 for which Vanguard has shared voting power, (ii) 12,147,147 shares for which Vanguard has sole dispositive power, and (iii) 203,283 shares for which Vanguard has shared dispositive power.
(4)Address: c/o the Mack Real Estate Group, 60 Columbus Cir., 20th Floor, New York, NY 10023. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the former Chairman of the Board of Directors, David S. Mack, a former director of the Company, Fredric Mack, Earle I. Mack, a former director of the Company, and their immediate family members and related trusts. Share information is furnished in reliance on the Schedule 13G/A dated February 16, 2021 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2020. This number represents 7,452,969 shares for which the Mack Group has shared dispositive and voting power, and includes 7,271,838 common Units, redeemable for shares of Common Stock on a one-for-one basis (each such unit being a “Reported Share”). Furthermore, William L. Mack, a member of The Mack Group, is a trustee of The William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 Reported Shares. Earle I. Mack, a member of the Mack Group, is a trustee of The Earle I. Mack Foundation, Inc., a charitable foundation that owns 30,000 Reported Shares. Richard Mack, a member of the Mack Group, is trustee of The Mack 2010 Family Trust II, a trust that owns 330,097 Reported Shares. David S. Mack, a member of the Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 225,000 Reported Shares. Stephen Mack, a member of the Mack Group, is a trustee of The Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 Reported Shares. Each of William L. Mack, Earle I. Mack, Richard Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Exchange Act, has specifically disclaimed beneficial ownership of any Reported Shares owned by such foundations.
(5)Address: 751 Broad Street, Newark, NJ 07102. Share information is furnished in reliance on the Schedule 13G dated February 13, 2024 of Prudential Financial, Inc. (“Prudential”) filed with the SEC, which represents holdings as of December 31, 2023. Based upon information included in the Schedule 13G and other Forms 13F filed by Prudential and its affiliates, the Company believes that such shares are held for investment advisory clients of Prudential. This number represents 6,107,899 shares beneficially owned by Prudential, which includes (i) 63,252 shares for which Prudential has sole dispositive power, and (ii) 6,044,647 shares for which Prudential has shared dispositive power.
(6)Address: 300 Park Avenue, 3rd Floor, New York, NY 10022. Share information is furnished in reliance on the Schedule 13D/A dated February 28, 2023 reporting beneficial ownership of more than 5% of the Company’s common stock by each of Madison International Realty Holdings, LLC (“MIRH”), Madison International Realty Partners GP, LLC (“Madison GP”), Madison International Realty Partners, LP (“MIRP”) and Ronald Dickerman. The Schedule 13D/A was filed pursuant to a joint filing agreement, dated January 13, 2023 by and between MIRH, Madison GP, MIRP, Mr. Dickerman, Madison International Realty VI, LLC, Madison International Holdings VI, LLC, MIRELF VI (U.S.), LP, MIRELF VI REIT, MIRELF VI REIT Investments II, LLC, Madison International Realty VII, LLC, Madison International Holdings VII, LLC, MIRELF VII (U.S. Listed Securities), LP, and MIRELF VII Securities REIT. Based upon information included in the Schedule 13D/A and other Forms 13F filed by MIRH and its affiliates, the Company believes that such shares are held for investment advisory clients of MIRH. This number represents 6,107,661 shares beneficially owned by each of MIRH, Madison GP, MIPR and Mr. Dickerson, which includes 6,107,661 shares for which each of MIRH, Madison GP, MIPR and Mr. Dickerman has shared voting and dispositive power.
(7)Address: 280 Congress Street, Boston, MA 02210. Share information is furnished in reliance on the Schedule 13G dated February 8, 2024 reporting beneficial ownership of more than 5% of the Company’s common stock by each of Wellington Management Group LLP (“Wellington”), Wellington Group Holdings LLP (“WGH”), Wellington Investment Advisors Holdings LLP (“WIAH”) and Wellington Management Company LLP ("WMC"). The Schedule 13G was filed pursuant to a joint filing agreement, dated February 14, 2024 by and between Wellington, WGH, WIAH and WMC. Based upon information included in the Schedule 13G and other Forms 13F filed by Wellington and its affiliates, which represents holdings as of December 31, 2023, the Company believes that such shares are held for investment advisory clients of Wellington. This number represents (i) 4,935,031 shares beneficially owned by Wellington for which each of Wellington, WGH and WIAH has shared voting power and (ii) 5,813,439 shares for which each of Wellington, WGH and WIAH has shared dispositive power.
(8)Address: 595 Madison Avenue, 29th Floor, New York, NY 10022. Share information is furnished in reliance on the Schedule 13D dated October 21, 2022 of Bow Street LLC (“Bow Street”), Howard Shainker and A. Akiva Katz. The Schedule 13D was filed pursuant to a joint filing agreement, dated October 21, 2022 by and between Bow Street, Mr. Shainker and Mr. Katz. This number includes 5,306,537 shares beneficially owned by each of Bow Street, Mr. Shainker and Mr. Katz for which each of Bow Street, Mr. Shainker and Mr. Katz has shared voting and dispositive power; 2,800 shares beneficially owned by Mr. Shainker and Mr. Katz from which Mr. Shainker and Mr. Katz have shared voting and dispositive power, and 18,645 shares for which Mr. Katz has sole voting and dispositive power.
(9)Address: State Street Financial Center, 1 Lincoln Street, Boston MA 02111. Share information is furnished in reliance on the Schedule 13G/A dated January 30, 2024 of State Street Corporation (“State Street”) filed with the SEC, which represents holdings as of December 31, 2023. Based upon information included in the Schedule 13G/A and other Forms 13F filed by State Street and its affiliates, the Company believes that such shares are held for investment advisory clients of State Street. This number represents 5,119,834 shares beneficially owned by State Street, which includes (i) 4,139,745 shares for which State Street has shared voting power and (ii) 5,111,334 shares for which State Street has shared dispositive power.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS NOMINEES
As of the date of this Proxy Statement, the Board of Directors consists of the following nine members: Frederic Cumenal, Ronald M. Dickerman, Tammy K. Jones, A. Akiva Katz, Nori Gerardo Lietz, Victor B. MacFarlane, Mahbod Nia, Howard S. Stern and Stephanie L. Williams. At the Annual Meeting, the terms of each of the then-current members of the Board of Directors will expire.

All the foregoing director nominees, other than Mr. Nia, have been determined, by the Board of Directors, to be independent directors within the meaning of such NYSE independence standards in terms of independence from management.

The directors who are elected at the Annual Meeting will serve until the annual meeting of stockholders to be held in 2025 and until such directors’ respective successors are duly elected and qualify or until any such director’s earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. In the event any of these nominees is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for the remaining nominees named in this Proxy Statement and for any substitute nominee designated by the Board of Directors to fill such vacancy. It is not presently expected that any of the nominees named below will be unable or unwilling to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in their discretion. In such event, the specific nominees to be voted for will be determined by the proxy holders.

Set forth below are the names, ages, positions and Board committee membership of our director nominees as of the date of this Proxy Statement:

			COMMITTEE MEMBERSHIP
NOMINEE	AGE	POSITION	AC	CC	NESG	SRC
Frederic Cumenal	64	Director		C		M
Ronald M. Dickerman	60	Director	M			M
Tammy K. Jones	58	Chair	M		M	M
A. Akiva Katz	46	Director		M	M	C
Nori Gerardo Lietz	67	Director			C
Victor B. MacFarlane	73	Director	M	M
Mahbod Nia	48	Director				M
Howard S. Stern	62	Director	C	M
Stephanie L. Williams	46	Director	M		M

C = Chair; M = Member
AC = Audit Committee
CC = Compensation Committee
NESG = Nominating, Environmental, Social and Governance Committee
SRC = Strategic Review Committee

Tammy K. Jones
CHAIR OF THE BOARD | AGE 58

OCCUPATION
Founder & Chief Executive Officer, Basis Investment Group

EXPERIENCE
Ms. Jones is the Founder & Chief Executive Officer of Basis Investment Group, a multi-strategy commercial real estate private equity investment manager that deploys capital on behalf of some of the largest public pension plans, institutional investors, sovereigns and family offices in the country. She has over 25 years of commercial real estate experience, investing and lending across the capital stack and across all property types with a focus on multifamily. Under Ms. Jones’ leadership, Basis’ multifamily portfolio of debt and equity grew to over 35,000 units across the United States.

Prior to joining Basis, Ms. Jones invested in and loaned on CRE and multifamily assets on behalf of large pension funds and institutional investors, including CWCapital (the U.S. debt investment platform previously owned by Caisse de dépôt et placement du Quebec, one of the largest pension fund managers in Quebec) from 2004 to 2009, serving as head of CW’s fixed and floating rate Capital Markets Lending Division and closing approximately $6B in transactions, and GMACCM (one of the largest CRE lenders, owned by GM) between 1997 and 2004, where Ms. Jones was a Senior Vice President of GMACCM subsidiary (now Berkadia) (GMAC) and part of the leadership team responsible for creating GMAC’s Capital Markets lending division. Prior to her seven years with GMAC, she held various positions on the equity and asset management side of the business at Equitable Real Estate Investment Management (the largest pension fund advisor and investment management firm at the time).

Ms. Jones is currently an Independent Director of Crown Castle International Corp. (NYSE: CCI) where she chairs the Nominating, Environmental, Social and Governance Committee, chaired the CEO Search Committee, and serves on the Audit Committee and the Strategy Committee. In addition, she formerly served as an Independent Director for Monogram Residential Trust, Inc. (NYSE: MORE), which was acquired by an affiliate of Greystar Growth, an income fund, successfully taking the company private, yielding a premium of 22% over the share price.

She is the Chair of the Real Estate Executive Council, a trade organization dedicated to creating a pipeline of diversity in commercial real estate and is also a member of the Executive Leadership Council.

Ms. Jones was selected as one of Crain’s New York Business’ Notable Leaders in Finance for 2024, named one of Real Estate Forum’s Best Bosses in 2023, recognized among Savoy’s Most Influential Black Corporate Directors in 2021, selected as one of Crain’s New York Business’ Notable Black Leaders and Executives of 2021, received the 2020 Cornell Baker Industry Leader Award, received the Council of Urban Professionals (CUP) 2019 Finance Catalyst Award and was recognized as one of The Network Journal’s 25 Most Influential Black Women in Business in 2017.

Ms. Jones received a B.A. in Economics from Cornell University and an MBA with a concentration in Real Estate Finance from the J. Mack Robinson College of Business at Georgia State University.

Ms. Jones has served on our Board of Directors since June 2020 and is currently the Board Chair. Ms. Jones also serves as a member of the Audit Committee, the NESG Committee and the Strategic Review Committee.

BOARD SERVICE
Veris Residential, Inc. (2020 – Present); Crown Castle International Corp. (2020 – Present); KKR Real Estate Select Trust, Inc. (2020 – 2021); Monogram Residential Trust, Inc. (2016 – 2017).

SKILLS & QUALIFICATIONS
Ms. Jones’ qualifications to serve as a director include her unique blend of capital markets and commercial real estate expertise, her experience as a CEO of a commercial real estate investment manager and her experience on the board of directors at public REITs. Additionally, Ms. Jones brings ESG and Diversity, Equity and Inclusion expertise, strategic insight, investment acumen and public company corporate governance knowledge and experience.

Mahbod Nia
CHIEF EXECUTIVE OFFICER AND DIRECTOR | AGE 48

OCCUPATION
Chief Executive Officer of Veris Residential, Inc.

EXPERIENCE
Mahbod Nia has served as the Chief Executive Officer of the Company since March 2021. Prior to joining Veris Residential, he served as Chief Executive Officer of NorthStar Realty Europe Corp (“NRE”), a NYSE listed REIT focused on European properties from 2015 to 2019. He also served as a member of NRE’s investment committee and board of directors from 2018 to 2019. From 2017 to 2019, Mr. Nia was also a Managing Director at Colony Capital Inc. (formerly Colony NorthStar) and member of its European Steering Committee.

Mr. Nia served as Managing Director, Head of European Investments of NorthStar Asset Management Group (“NSAM”) from 2014 to 2017, where he worked to establish the company’s European investment platform, rapidly growing it to $2.6bn in assets under management across nine countries and five asset classes. This platform was spun-off in 2015 to create NRE, which was sold to AXA Investment Managers — Real Assets in September of 2019, realizing a 16% IRR for stockholders since its inception.

Prior to joining NSAM in 2014, he acted for PanCap Investment Partners, a European real estate investment and advisory firm. From 2007 to 2009, Mr. Nia was a Senior Executive Director at Goldman Sachs. Prior to 2007, he served in various positions at Citigroup Inc. (formerly Salomon Brothers).

He received a First Class Honours degree in Economics for Business from the University of Westminster (London, UK) and a Master’s degree in Economics and Finance from the University of Warwick (Warwick, UK).

Mr. Nia has served on our Board of Directors since 2020. He is currently a member of the Strategic Review Committee.

BOARD SERVICE
Veris Residential, Inc. (2020 – Present); NorthStar Realty Europe Corp (2018 – 2019).

SKILLS & QUALIFICATIONS
Mr. Nia’s qualifications to serve as a director and as Chief Executive Officer include his years of experience spanning real estate investment, debt and advisory, his intimate knowledge of the real estate investment management sector, his time as CEO of a publicly traded REIT, and his experience in successfully selling a publicly traded REIT.

Frederic Cumenal
DIRECTOR | AGE: 64

OCCUPATION
Independent Director at Blue Nile, Inc. and Lugano Diamonds

EXPERIENCE
Frederic Cumenal has served on the Board of Directors of Lugano Diamonds, a diamond and jewelry company, since 2021. He also served on the Board of Directors of Blue Nile, Inc., an online jewelry retailer, from 2017 to 2022. Previously, Mr. Cumenal served as the Chief Executive Officer of Tiffany & Co. from 2015 to 2017, as President from 2013 to 2015, and as Executive President with responsibility for sales and global distribution from 2011 to 2013. Prior to his service at Tiffany, Mr. Cumenal served for fifteen years in senior leadership positions in LVMH Group’s wine and spirits businesses, including as President and Chief Executive Officer of Moët & Chandon, S.A. Previously, Mr. Cumenal served as Chief Executive Officer of Domaine Chandon and was Managing Director of Moët Hennessy Europe. Mr. Cumenal also served as Executive Vice President of Marketing, Strategy and Development at Ferruzi Group and was a Brand Manager at Procter & Gamble, France S.A.S.

Mr. Cumenal has significant public company board experience, having previously served on the Board of Directors of Constellation Brands, Inc. from 2016 to 2017. Mr. Cumenal also served on the Board of Directors of Tiffany & Co. from 2013 until 2017.

Mr. Cumenal is a graduate of Institut d’Études Politiques and holds an M.B.A. from Ecole Superieure des Sciences Economiques et Commerciales.

Mr. Cumenal has served on our Board of Directors since June 2019. He is the Chair of the Compensation Committee and a member of the Strategic Review Committee.

BOARD SERVICE
Veris Residential, Inc. (2019 – Present); Constellation Brands, Inc. (2016 – 2017); Blue Nile, Inc. (2017-2022); Lugano Diamonds (2021 – Present); Tiffany & Co. (2013 – 2017).

SKILLS & QUALIFICATIONS
Mr. Cumenal’s qualifications to serve as a director include his deep knowledge of international business and brand management along with his operational knowledge and leadership experience stemming from running major companies and his public company board experience.

Ronald M. Dickerman
DIRECTOR | AGE 60

OCCUPATION
President, Madison International Realty

EXPERIENCE
Mr. Dickerman is President and Founder of Madison International Realty, a global, fully integrated real estate private equity firm executing a differentiated investment strategy known as direct secondaries. Madison acquires existing ownership interests from investors seeking liquidity and provides joint venture and preferred equity to commercial real estate owners and investors within all major asset classes who are looking to recapitalize investments, restructure balance sheets, or provide existing partners with an exit strategy. His primary responsibilities include investment strategy, capital formation and risk management. Since its founding in 2002, Madison has raised more than $8 billion in capital commitments for investment in commercial real estate in the US, London, and Europe. Mr. Dickerman has over 35 years of experience focused on the analysis, acquisition, financing, management and disposition of income-producing assets such as real estate, mortgage products, healthcare properties, leased equipment, media properties, oil & gas, as well as other specialty assets.

Prior to founding Madison in 2002, Mr. Dickerman was President and Founder of First Equity Realty, LLC, a real estate investment firm specializing in the acquisition of under-performing real estate assets from financial institutions. During the period from 1987 to 1991, Mr. Dickerman was an investment banker in the Real Estate / Partnership Finance Group at Smith Barney, Harris Upham & Co., Inc., where he was responsible for the origination, analysis, structuring, acquisition, asset management, disposition and marketing of real estate and other limited partnerships.

Mr. Dickerman is a member of the real estate industry trade organizations PREA, INREV, and the Zell Lurie RE Institute, and previously served on the board of the Association of Foreign Investors in Real Estate. He is a frequent speaker on the topic of secondary investments and liquidity at real estate conferences and universities throughout the country. He earned a BA from Tufts University and an MBA from Columbia University’s Graduate School of Business.

Mr. Dickerman has served on our Board of Directors since 2023. Mr. Dickerman was appointed to the Board pursuant to a Nomination and Cooperation Agreement by and among the Company and various affiliates of Madison International Realty as further described under the heading “Certain Relationships and Related Party Transactions — Nomination and Cooperation Agreement and Confidentiality Agreement.” below.

BOARD SERVICE
Veris Residential, Inc. (May 2023 – Present); Association of Foreign Investors in Real Estate (2018 – 2019).

SKILLS & QUALIFICATIONS
Mr. Dickerman’s qualifications to serve as a director include his more than 35 years of real estate transaction, financing and management experience. As the President of Madison International Realty — a longtime investor in the Company — Mr. Dickerman brings another shareholder perspective to the boardroom.

A. Akiva Katz
DIRECTOR | AGE 46

OCCUPATION
Co-Founder and Managing Partner, Bow Street LLC (“Bow Street”)

EXPERIENCE
A. Akiva Katz is the Co-Founder and Managing Partner of Bow Street LLC, a global institutional alternative asset management firm with offices in New York and Zug, Switzerland. The firm employs a bottom-up, fundamental method of investing and seeks to identify asymmetric opportunities across asset classes in both public and private markets where it can add value as a partner working collaboratively with its portfolio companies and management teams.

Prior to founding Bow Street, Mr. Katz served as a Managing Partner at Brahman Capital, a value-oriented long/short investment firm. His prior experience includes roles at Rho Capital Management and the Global Mergers & Acquisitions Group at Merrill Lynch.

Mr. Katz holds a B.A. in Economics and Philosophy from York University in Toronto, and an M.B.A. from Harvard Business School.

Mr. Katz has served on our Board of Directors since June 2020. He is the Chair of the Strategic Review Committee and a member of the Compensation Committee and the Nominating, Environmental, Social and Governance Committee.

BOARD SERVICE
Veris Residential, Inc. (2020 – Present); TransAtlantis Funding LLC (2019 – Present); Vivion Investments S.à r.l. (2022 – present)

SKILLS & QUALIFICATIONS
Mr. Katz’s qualifications to serve as a director include his extensive knowledge of financial markets, experience investing in real estate and his broad investing experience derived from serving at major investment firms.

Nori Gerardo Lietz
DIRECTOR | AGE 67

OCCUPATION
Senior Lecturer of Business Administration,
Harvard Business School

EXPERIENCE
Nori Gerardo Lietz is a Senior Lecturer of Business Administration in the Finance and Entrepreneurial Management Units at Harvard Business School where she currently teaches Real Estate Private Equity and Venture Capital Private Equity.

Ms. Gerardo Lietz is the President of Areté Capital, a real estate advisory firm she founded in 2010. From 2007 to 2011, Ms. Gerardo Lietz was a Partner and Chief Strategist for Private Real Estate and a member of the Global Investment Committee at Partners Group Holding AG. Ms. Gerardo Lietz co-founded Pension Consulting Alliance, Inc. in 1988 and served as a Managing Director while developing its real estate investment management and advisory activities until 2007. In 1985,

Ms. Gerardo Lietz co-founded Public Storage Institutional, Inc., an institutional money management firm deploying pension capital to acquire real estate assets, where she served as Senior Vice President until 1988. Ms. Gerardo Lietz practiced law in the corporate department of Paul Hastings LLP from 1982 to 1985.

Ms. Gerardo Lietz is a former member of the Pension Real Estate Association Board of Directors and the Real Estate Research Institute Board of Directors. Ms. Gerardo Lietz also previously served on the Board of USA Water Polo, Inc., the national governing body of the sport of water polo.

Ms. Gerardo Lietz received an A.B. with honors from Stanford University in 1979 and a J.D. from the UCLA School of Law in 1982, where she was Chief Comment Editor of the UCLA Law Review.

Ms. Gerardo Lietz has served on our Board of Directors since June 2019 and currently serves as the Chair of the Nominating, Environmental, Social and Governance Committee.

BOARD SERVICE
Veris Residential, Inc. (2019 – Present).

SKILLS & QUALIFICATIONS
Ms. Gerardo Lietz’s qualifications to serve as a director include her three decades of experience operating real estate practices with institutional investors and her intimate knowledge of the real estate investment management sector.

Victor B. MacFarlane
DIRECTOR | AGE 73

OCCUPATION
Chairman and Chief Executive Officer of MacFarlane Partners

EXPERIENCE
Victor B. MacFarlane is Executive Chairman of MacFarlane Partners, a real estate investment management and development firm he founded in 1987 that acquires, develops and manages properties on behalf of institutional investors and its own account.

Mr. MacFarlane has more than 40 years of real estate investment, development and management experience on behalf of some of the world’s largest pension plans and institutions. Under his leadership, MacFarlane Partners pioneered the urban investment concept among institutional real estate managers in the 1990s and today is an industry leader in urban/smart-growth development, having invested $13 billion in properties totaling eight million square feet of commercial space and 15,000 multifamily housing units nationwide.

Mr. MacFarlane is a past recipient of a Distinguished Business Leadership Award from the USC School of Architecture; a Lifetime Achievement Award and the 2008 Executive of the Year Award from the Greater Los Angeles African American Chamber of Commerce and the San Francisco Business Times; the National Inner City Economic Leadership Award from the Initiative for a Competitive Inner City; and a Distinguished Alumni Award from the Joseph M. Katz Graduate School of Business at the University of Pittsburgh. He also holds an honorary doctor of law degree from the University of the District of Columbia.

Mr. MacFarlane serves on the boards of directors of Site Centers Corp. and Overland Tandberg and the advisory board of the Robert Toigo Foundation. He is also an emeritus board member of the Real Estate Executive Council, a member and former director of the Pension Real Estate Association; and a member and former trustee of the Urban Land Institute.

Mr. MacFarlane received a B.A. in University Studies from the University of New Mexico, a J.D. from the UCLA School of Law and an M.B.A. from the University of Pittsburgh.

Mr. MacFarlane has served on our Board of Directors since June 2021. He is a member of the Audit Committee and the Compensation Committee.

BOARD SERVICE
Site Centers Corp. (2002 – Present); Veris Residential, Inc. (2021 – Present).

SKILLS & QUALIFICATIONS
Mr. MacFarlane brings to our Board of Directors three decades of experience as a chief executive officer of a real estate investment and advisory firm and over 40 years of experience in the areas of real estate investment, corporate finance, portfolio management and risk management. His extensive managerial experience as well as his knowledge of the real estate and private capital industries provides our Board of Directors with an expansive view on issues impacting the Company and our corporate strategy.

Howard S. Stern
DIRECTOR | AGE 62

OCCUPATION
Founder and Principal, Stern & Associates, LLC

EXPERIENCE
Howard S. Stern is the Founder and Principal of Stern & Associates, LLC, a full-service real estate advisory and consulting firm, which he founded in 2014. In addition to his real estate advisory practice, Mr. Stern is Principal and Co-Founder of DSHS Student Housing Investment Group, a real estate vehicle that focuses only on student housing. Mr. Stern is also the Real Estate Chair for the Broe Real Estate Group, a family office developer/owner of over 2,000+ multi-family apartments in Denver, CO.

From 2010 to January 2014, Mr. Stern served as President and Director of Hudson Pacific Properties Inc. (“Hudson Pacific”), a California-based office REIT. In 2006, Mr. Stern co-founded Hudson Capital, the predecessor company of Hudson Pacific, and in 2010, Hudson Capital went public and upon going public was renamed and formed Hudson Pacific. From 2000 to 2006, Mr. Stern served as Chief Investment Officer of Arden Realty, Inc. (“Arden Realty”), a twenty million square foot Southern California REIT that was sold to GE Capital in 2006. In this role, Mr. Stern was responsible for all facets of Arden Realty’s acquisition, disposition and structured finance activities. From 1996 to 1999, Mr. Stern served as Vice President of the Archon Group, a subsidiary of Goldman, Sachs & Co., where he was responsible for leading all western region mezzanine financing and real estate asset management activities. From 1991 to 1995, he served as Vice President and Manager of First Federal Republic Bank and from 1987 to 1991, he served as Senior Asset Manager and Asset Manager for Unity Savings and Gibraltar Savings.

Mr. Stern holds a B.A. in Political Economy from the University of California, Berkeley and an M.B.A. from the University of Southern California.

Mr. Stern has served on our Board of Directors since June 2020. Mr. Stern currently serves as Chair of the Audit Committee and a member of the Compensation Committee.

BOARD SERVICE
Veris Residential, Inc. (2020 – Present); Hudson Pacific Properties Inc. (2010 – 2014).

SKILLS & QUALIFICATIONS
Mr. Stern’s qualifications to serve as a director include his experience in the real estate advisory business, his extensive knowledge of the commercial aspects of the REIT sector and his entrepreneurial experience with the real estate industry.

Stephanie L. Williams
DIRECTOR | AGE 46

OCCUPATION
President, Bozzuto Management Company, and Partner, The Bozzuto Group

EXPERIENCE
Stephanie L. Williams is President of Bozzuto Management Company and a Bozzuto Group Partner. Ms. Williams oversees Bozzuto Management Company’s strategic performance and economic value creation, directs day-to-day operations and leads an array of initiatives designed to enhance the employee and customer journeys. The current portfolio is valued at $35B and is comprised of 90,000 units and 3 million square feet of commercial space across major markets nationally. Prior to her role as President, Ms. Williams held several executive positions within Bozzuto development and management divisions. She joined Bozzuto in 2004.
In 2022, Ms. Williams was the recipient of the Bisnow D.C. Region Women Leading Real Estate Award. In 2021, she was honored by the national CREW (Commercial Real Estate Women) Network as a 2021 Distinguished Leader and was the proud recipient of the Raise Up Your Voice award at the 2021 CREW DC awards. Ms. Williams was also named a Woman of Influence by Multifamily Executive Magazine and by the Baltimore Business Journal as a Best in Real Estate Honoree. In 2018 and 2020, under Ms. Williams’ leadership, Bozzuto Management Company was awarded #1 Property Management Company by the National Association of Home Builders and received national recognition by J Turner as the best property management company in the nation, based on online ratings, for seven consecutive years.

Ms. Williams is a Board member of the Real Estate Executive Council (REEC) and Housing Association of Nonprofit Developers (HAND). She is also an Executive Board member of the District of Columbia Building Industry Association (DCBIA) and an active member of the Urban Land Institute (ULI) and National Multifamily Housing Council (NMHC).

Ms. Williams earned a Bachelor of Arts from the University of Washington, Seattle and a Master of Community Planning from the University of Maryland, College Park.

Ms. Williams has served on Board of Directors since 2023. She is a member of the Audit Committee and the Nominating, Environmental, Social and Governance Committee.

BOARD SERVICE
Veris Residential, Inc. (May 2023 – Present).

SKILLS & QUALIFICATIONS
Ms. Williams’ qualifications to serve as a director include her service as one of the top executives in multifamily property management overseeing a sizeable portfolio of residential units and commercial space across major markets nationally, including a significant footprint in the New York area. Ms. Williams is a well-recognized leader in mixed-use real estate operations, management and development.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION
According to the Company’s bylaws, each director nominee in an uncontested election of directors must be elected by a majority of the votes cast (in other words, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” that nominee). Abstentions, failures to vote and broker non-votes are not considered votes cast and will have no effect on the outcome of the director elections. Under the Company’s bylaws and Corporate Governance Principles, if a director does not receive the requisite majority vote in an uncontested election, such director will be required to promptly tender their resignation for consideration by the Nominating, Environmental, Social and Governance Committee (the “NESG Committee”) of the Board of Directors. See “Policies Relating to the Election of Directors” below.

The board of directors unanimously recommends a vote for the election of all nominees named above.

DIRECTORS AND EXECUTIVE OFFICERS
BENEFICIAL OWNERSHIP
Set forth below is certain information as of April 22, 2024, including information with respect to the beneficial ownership of the Common Stock, for (i) the members of the Board of Directors and Director Nominees, (ii) the executive officers of the Company, (iii) the named executive officers for 2023, and (iv) the directors, executive officers and named executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Shares Outstanding (calculated on a fully diluted basis) (%)(4)
Tammy K. Jones,	58	2020	2024	25,418		*	*
Chair of the Board
Mahbod Nia,	48	2020	2024	2,400,788	(5)	2.6%	2.3%
Chief Executive Officer and Director
Amanda Lombard,	40	―	―	171,696	(6)	*	*
Chief Financial Officer
Anna Malhari,	39	―	―	189,061	(7)	*	*
Chief Operating Officer
Taryn D. Fielder,	46	―	―	200,276	(8)	*	*
General Counsel
Jeffrey S. Turkanis,	42	―	―	388,819	(9)	*	*
Executive Vice President and
Chief Investment Officer
Frederic Cumenal,	64	2019	2024	29,687		*	*
Director
Ronald M. Dickerman,	60	2023	2024	6,114,434	(10)	6.6%	5.9%
Director
A. Akiva Katz,	46	2020	2024	5,224,148	(11)	5.6%	5.0%
Director
Nori Gerardo Lietz,	67	2019	2024	29,687		*	*
Director
Victor B. MacFarlane,	73	2021	2024	19,532		*	*
Director
Howard S. Stern,	62	2020	2024	25,418		*	*
Director
Stephanie L. Williams,	46	2023	2024	6,773		*	*
Director
All directors, executive officers and nominees as a group (13 individuals)				14,825,737		16.0%	14.3%
*    Beneficial Ownership of less than 1.0% is omitted.
(1)The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common units of limited partnership interest in the Operating Partnership (the “Common Units”) are redeemable into shares of Common Stock on a one-for-one basis.
(2)Except as otherwise noted below, all shares of Common Stock, Common Units, LTIP Units (as converted into Common Units), vested options, Phantom Stock Units and all restricted Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.
(3)Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted Common Stock held only by such owner.
(4)Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted Common Stock.
(5)Includes 425,092 unvested shares of performance vesting restricted stock units, 400,755 unvested shares of shares of outperformance vesting restricted stock units and 950,000 vested stock options. Also includes 368,454 shares indirectly beneficially owned by a family limited liability company whose beneficiaries are Mr. Nia, his spouse and children and over which Mr. Nia and his spouse share voting and dispositive control.
(6)Includes 57,865 unvested shares of performance vesting restricted stock and 54,752 shares of outperformance vesting restricted stock units.
(7)Includes 63,140 unvested shares of performance vesting restricted stock and 57,517 shares of outperformance vesting restricted stock units.
(8)Includes 72,708 unvested shares of performance vesting restricted stock and 67,275 shares of outperformance vesting restricted stock units.
(9)Includes 166,667 vested stock options, 68,698 unvested shares of performance vesting restricted stock and 63,714 shares of outperformance vesting restricted stock units.
(10)6,107,661 shares of Common Stock may be deemed to be beneficially owned by Mr. Dickerman by virtue of being President of Madison International Realty.
(11)5,327,982 shares of Common Stock may be deemed to be beneficially owned by Mr. Katz by virtue of being a Managing Partner of Bow Street and holding shares of Common Stock in personal accounts.

BIOGRAPHICAL INFORMATION CONCERNING DIRECTORS
Biographical information concerning our directors is set forth above under the caption “Proposal No. 1 — Election of Directors.”

BIOGRAPHICAL INFORMATION CONCERNING EXECUTIVE OFFICERS
Biographical information concerning our executive officers is set forth below.

Amanda Lombard was appointed Chief Financial Officer on April 1, 2022 and is the Company’s principal financial officer and principal accounting officer. Ms. Lombard previously served as the Company’s Chief Accounting Officer beginning in January 2022. From December 2020, Ms. Lombard served as Executive Vice President and Chief Financial Officer at Seritage Growth Properties, a publicly-traded, self-administered and self-managed real estate investment trust that is principally engaged in the ownership, development, redevelopment, management and leasing of diversified and mixed-use properties throughout the United States. Prior to that, beginning in November 2018, Ms. Lombard served as Seritage’s Chief Accounting Officer. Before joining Seritage, Ms. Lombard served for over eight years at Gramercy Property Trust which, before its acquisition in October 2018 by affiliates of Blackstone Real Estate Partners VIII, was a publicly traded real estate investment trust that specialized in acquiring and managing income-producing industrial real estate leased in growing population centers across the United States. Ms. Lombard served as Gramercy’s Chief Accounting Officer from April to October of 2018, its SVP-Corporate Controller from December 2015 to April 2018 and its Assistant Controller from July 2010 to December 2015. Prior to joining Gramercy, Ms. Lombard held positions with King Street Capital Management and PricewaterhouseCoopers. Ms. Lombard received a Masters in Accounting from the University of Michigan’s Stephen M. Ross School of Business and a Bachelor of Arts from the University of Michigan. Ms. Lombard is a Certified Public Accountant.

Anna Malhari was appointed Chief Operating Officer of the Company on June 9, 2021. Ms. Malhari previously served as the Company’s Senior Vice President and Chief Administrative Officer beginning in March 2021. Prior to joining the Company, she served as an Associate Vice President and Vice President of Colony Capital, Inc. from 2017 to 2019, where she was responsible for NorthStar Realty Europe Corp’s capital markets activity and was closely involved in the company’s investment and management activities. Prior to joining Colony Capital, Ms. Malhari held various investment positions at Northstar Asset Management Group from 2014 to 2017 and Peakside Capital from 2011 to 2014. Ms. Malhari is AIEMA Associate member and holds a CEMS Double Degree Masters in International Management from the Business University in Prague and the University of Cologne.

Taryn D. Fielder has served as General Counsel and Secretary since April 2022 and previously served as General Counsel at WashREIT (now Elme Communities). Ms. Fielder has significant experience providing legal counsel for capital market transactions, securities, corporate governance, and regulatory compliance related matters. Prior to WashREIT, she served as President and General Counsel for ASB Real Estate Investments and was Assistant General Counsel for publicly-traded REIT DiamondRock Hospitality Company. Earlier in her career, she worked in Hogan & Hartson’s (now Hogan Lovells) Real Estate Group, and practiced corporate and real estate law with Simpson, Thacher and Bartlett LLP. Ms. Fielder earned a BA summa cum laude in International Relations, Political Science, French and Theater from Eckerd College and a JD from Harvard Law School.

Jeffrey S. Turkanis has served as Executive Vice President and Chief Investment Officer since April 2022 and previously served as the Head of U.S. Residential at Oxford Properties Group. Prior to his more than decade-long tenure at Oxford Properties Group, Mr. Turkanis held roles at Putnam Investments and Fortress Investment Group. As Chief Investment Officer, he is responsible for overseeing the sale of non-strategic assets, identifying potential value enhancement opportunities within Veris Residential’s existing portfolio, and sourcing potential new investment opportunities. He earned a BBA from Washington University in St. Louis and an MBA, Real Estate from Columbia Business School.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NOMINATION AND COOPERATION AGREEMENT AND CONFIDENTIALITY AGREEMENT
Mr. Dickerman was appointed to the Board pursuant to a Nomination and Cooperation Agreement (the “Nomination Agreement”), dated February 26, 2023, by and among the Company and various affiliates of Madison International Realty (the “MIR Group”). The Nomination Agreement includes various terms, conditions and provisions, including that the Company will include Mr. Dickerman in the Board’s recommended director slate of candidates to stand for election at the Annual Meeting. Under the Nomination Agreement, the MIR Group is subject to various restrictions, including, among other things, limitations on proposing or engaging in certain extraordinary transactions and other matters involving the Company, prohibitions on the MIR Group acquiring more than 8,204,820 shares of the Company’s outstanding common stock, engaging in proxy solicitations and other stockholder-related matters and proposals, forming groups with other investors, and engaging in short sales or any purchase, sale or grant of any option, warrant, or convertible security with respect to any security that derives any significant part of its value from a decline in the market price or value of the Company’s securities. The MIR Group has agreed to vote its shares as set forth in the Nomination Agreement, including with respect to the election of all nine of the Company’s nominees to the Board of Directors at the Annual Meeting. The provisions of the Nomination Agreement described above generally apply until the earlier of thirty (30) days prior to the non-proxy access stockholder director nomination deadline for the Company’s 2024 annual stockholders meeting or, in certain circumstances, the 2025 annual stockholders meeting, subject to certain exceptions described in the Nomination Agreement.

POLICIES AND PROCEDURES
The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (i) the Company is a participant and (ii) any “related person” (defined as an employee, director, director nominee, an executive officer or someone who owns more than 5% of any class of the Company’s voting securities, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company’s General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the NESG Committee. The NESG Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the NESG Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.
The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if they are not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if they were a “named executive officer” and the Company’s Compensation Committee (the “Compensation Committee”) approved (or recommended that the Board of Directors approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Common Stock and all holders of the Common Stock received the same benefit on a pro rata basis; (v) any transaction in which the rates or charges incurred are subject to governmental regulation; and (vi) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
Under the policy, the General Counsel’s determination of whether a transaction meets the definition of a related person transaction is based upon an assessment of the transaction under Item 404 of Regulation S-K without regard to the amounts involved. The Company’s policy provides that any related person transaction referred to the NESG Committee for consideration is evaluated based on all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.
The policy prohibits a director from participating in any review, consideration or approval of any related person transaction with respect to which the director or any of their immediate family members is the related person. The policy also provides that the only transactions that may be approved are those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

INDEPENDENCE OF THE BOARD OF DIRECTORS
The Board of Directors has adopted the NYSE’s standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that eight of nine of its current members (namely, Messrs., Cumenal, Dickerman, Katz, MacFarlane and Stern and Mses. Gerardo Lietz, Jones and Williams), and eight of nine director nominees (namely, Messrs. Cumenal, Dickerman, Katz, MacFarlane and Stern and Mses. Gerardo Lietz, Jones and Williams), are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors or director nominees.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
To the best of our knowledge during the past ten years, no director or officer of the Company has been involved in any of the following: (i) any bankruptcy petition filed by or against such person individually, or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; and (iv) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ADVERSE PROCEEDINGS
There exists no material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)
The Company is dedicated to responsible environmental, social and community stewardship as an essential part of our mission to build a successful business. In furtherance of this mission, during 2023, the Company continued its commitment to enhance its public disclosure with respect to ESG matters.
We have a formal reporting and oversight structure for the Company’s long-term ESG strategy and goals. Our ESG Taskforce (“ESG Taskforce”), composed of key members from various departments and chaired by our Chief Operating Officer met regularly during 2023. The ESG Taskforce is responsible for setting strategy and ESG targets and monitoring ESG performance across the Company. The ESG Taskforce’s targets and initiatives are reported to the NESG Committee of the Board, which formally oversees ESG goals and initiatives, including Diversity, Equity and Inclusion (“DEI”) efforts and CSR strategy. We memorialized our stewardship and commitment to our ESG strategies and commitments in our 2022 ESG Report, which is available on the Company’s website (the 2023 ESG Report will be made available during the second quarter of 2024). The report outlines our proactive approach for addressing decarbonization, resident interaction with respect to sustainability initiatives, biodiversity actions, and cultural diversity and inclusion. To learn more about how we track and measure our success in this area, please visit https://verisresidential.com.

ALIGNMENT WITH INDUSTRY CODES & VOLUNTARY BEST PRACTICES	SIGNATORY	MEMBERSHIPS
Climate Disclosure Project (CDP) GRI Core Option Taskforce for Climate and	CEO Action for Diversity Pledge UN Global Compact UN Women Empowerment	US Green Building Council National Association of Real Estate Trusts (NAREIT)
Financial Disclosures (TCFD) UN Sustainable Development Goals (SDG) UN Global Compact Communication on Progress Science Based Targets initiative (SBTi) GRESB	Principles (WEPs)	National Apartment Association (NAA) New Jersey Apartment Association (NJAA) Massachusetts Apartment Association (MAA) US Global Building Compact (USGBC)
ENVIRONMENTAL
The Board of Directors believes that continued growth of stockholder value in a socially responsible manner is consistent with the Company’s overall strategy to continue to enhance the Company’s reputation as a property manager of choice and promotes an environmental strategy that supports “green” building initiatives. We continue to pursue a wide range of sustainability initiatives, aimed at reducing the carbon footprint of our portfolio while creating a diverse and safe offering for our residents.
We have undertaken several green initiatives that not only conserve energy and reduce waste, but also offer our residents cost-effective incentives to promote sustainability efforts throughout our portfolio, including the following:

•Green House Gas Emissions: The Company acknowledges its responsibility to do our part to reduce energy consumption and emissions. As reported in our 2022 ESG report, we have met our target to reduce Scope 1 and Scope 2 emissions by 50% prior to 2030 as validated by the SBTi. Furthermore, we have reported on over 90% of our operational Scope 3 emissions in 2022.
•Energy and Energy Procurement: As part of our energy policy, the Company purchases Green-e RECs covering 100% of the electricity consumption for common areas of our wholly owned multifamily properties.
•Green Certification: We are committed to increasing the share of sustainable properties in our portfolio. To that end, 80% of our multifamily properties were Green Certified (LEED® or equivalent) as of December 31, 2023.
•Initiatives to Save Energy and Limit Carbon Footprint: The Company continuously monitors energy performance to identify potential energy efficiency opportunities, evaluating the economics and utilizing state and public utility incentive programs when pursuing investments into low carbon alternatives and other energy efficiency projects.
•Water: The Company seeks to implement water management and recycling programs when possible, including, among other things, the installation of low flow fixtures and low irrigation landscaping systems. To that end, we have set a water reduction target of 20% between 2020 and 2030.
•Waste Management and Recycling: We aim to reduce the amount of waste created and sent to landfill, while increasing the proportion being recycled. To this end, the Company requires all hazardous waste, including electronics and mercury-containing products, to be disposed of or recycled in line with the applicable environmental laws. No significant spills of oil, fuel, waste or chemicals were reported in 2023.

SOCIAL
The Company strives to cultivate a dynamic workplace that actively draws in, motivates, and fully engages a talented and diverse workforce, enabling them to thrive and feel welcomed. We nurture an inclusive environment grounded in respect, empowerment, and collaboration, aiming to reflect the rich backgrounds of the residents and communities we serve.

Through various initiatives, including workforce training that supports long-term professional growth, prioritizing work-life balance, and promoting diversity and inclusion across our teams and hiring practices, we are able to attract and retain a diverse, healthy, and motivated workforce. To that end, the Company was certified as a “Great Place to Work” for three consecutive years following solicitation of feedback from Company employees through an independent survey.

We have meticulously fostered a workplace where diversity flourishes, spanning race, gender, ethnicity, age, sexual orientation, physical abilities, and breadth of experience. As a diverse equal opportunity employer and a signatory to the UN Women's Empowerment Principles, our company champions diversity at all levels, including senior management and the Board of Directors. Our robust diversity, equity, and inclusion ("DEI") initiative is driven by the overarching goal of creating opportunities for all people in the commercial real estate industry within the local communities we operate, as well as within our own workforce. Among our 2023 Social and DEI accomplishments are:

DEI
•In 2023, the Company became the first company globally to receive WELL-Equity rating across its whole portfolio and the Company was recognized as a member of Bloomberg’s 2023 Gender Equality Index.
•As of December 31, 2023, 43% of employees were female and 52% of employees were persons of color or other minority groups (based on employees who self-identified).
•Three of our nine director nominees (or 33%) are female and four (or 44%) are persons of color or other minority groups. Three of our five named executive officers (or 60%) are female and one executive (or 20%) is a person of color of from other minority groups.

HEALTH AND WELL-BEING
•We are committed to operating healthy buildings and enhancing health and providing well-being benefits for our employees.
•We have renewed WELL Health and Safety Rating at all of our properties including in our corporate headquarters.
•We seek to foster a workplace where our employees are treated fairly and are highly motivated to succeed by offering a wide range of benefits to our employees.

PHILANTHROPIC SUPPORT
•In addition, whether through time, effort or monetary donations, we are committed to nourishing the betterment of the communities we serve, and our employees play active roles in numerous charitable organizations.
•The Company also promotes the philanthropic efforts of our employees by providing three days of paid time off toward volunteerism and matching employee charitable contributions dollar for dollar.

GOVERNANCE MATTERS
We are dedicated to maintaining a high standard for corporate governance predicated on integrity, ethics, diversity and transparency. Our commitment to diversity is evidenced by both our current Board of Directors and by our slate of directors for election at the Annual Meeting, five of nine (or 56%) of whom are female and/or racially diverse.

ETHICS & COMPLIANCE
Our objective is to conduct business with integrity and in compliance with the letter and spirit of the law, while protecting human rights. The Code of Business Conduct and Ethics (“COBCE”) represents the Company’s key policy guide for daily operations, outlining expectations of employee and directors’ conduct relating to each other and towards the Company’s stakeholders.

ANTI-HARASSMENT
The Company maintains distinct policies and complaint procedures for sexual harassment and harassment and discrimination based on protected classifications. These anti-harassment policies form an integral part of the COBCE. Anti-harassment training is an integral part of the Company’s training program provided to all employees, who are encouraged to report any breaches of the anti-harassment policies to the General Counsel or Human Resources Department.

HUMAN RIGHTS
The Company’s Human Rights Policy expresses the Company’s commitment to respecting human rights across all operations and setting a positive example to the wider community and its stakeholders. The policy covers topics including forced and child labor, human trafficking and slavery, health and safety, discrimination and prejudice.

GRIEVANCE MECHANISM
The Company has a strict non-retaliation policy to encourage employees to raise issues and report concerns of misconduct and in 2022 introduced a third-party anonymous hotline for the reporting of any concerns by employees or other stakeholders.

SUPPLY CHAIN
It is important to us that our suppliers and partners operate ethically and share the Company’s ESG business principles. Our supply chain governance procedures introduced in 2020 and summarized in the Supplier Code of Conduct ensures our suppliers are aware of the standards and business practices we expect from them.

STAKEHOLDER ENGAGEMENT
Our main stakeholder groups include stockholders, employees, tenants and residents, suppliers, industry associations, communities, NGO advocacy and activist groups, governmental organizations and regulatory bodies, media and competitors. We engage with our stakeholders regularly and through multiple channels and take their feedback into account when assessing and preparing our corporate sustainability strategy.

CYBERSECURITY RISK MANAGEMENT
The Company's information technology, communication networks, system applications, accounting and financial reporting platforms and related systems, and those that are offered to residents and tenants are integral to the operation of the business. The Company utilizes these systems, among others, for financial analysis, management, and reporting, for facilitation of operations, including monitoring and optimization of various building management systems, for initiation, generation, and completion of resident leasing, for internal communications, and for various other aspects of the business.

The Company's cybersecurity strategy is focused on detection, protection, incident response, security risk management and mitigation, and resiliency of the cybersecurity infrastructure. The Company has implemented or is in the process of continuously evaluating, testing and updating various information security processes and policies designed to identify, assess and manage material risks from cybersecurity threats to the Company's critical computer networks, third-party hosted services, communications systems, hardware and software, and critical data, including confidential information that is proprietary, strategic or competitive in nature, as well as any personally identifiable information related to the Company's residents' and employees' personal data.

The Company's cybersecurity risk management relies on a multidisciplinary team, including its information technology and cybersecurity team, legal department, executive management, and third-party service providers to identify, assess, and manage cybersecurity threats and risks. In 2023, the Company expanded its team by adding a full-time Chief Information Security Officer (CISO), reporting directly to the Chief Operating Officer, responsible for managing the internal and external cybersecurity resources. The CISO has over 30 years of experience in corporate enterprise infrastructure and data security management held at a senior management level, acting in both a corporate as well as consulting role within many highly regulated industries. The CISO is responsible for having successfully developed and implemented several cyber security programs within prominent companies within the retail, financial and life science sectors.

The Company identifies and assesses risks from cybersecurity threats by monitoring and evaluating the cybersecurity threat environment and the Company's risk profile. This multi-faceted approach to cybersecurity includes physical, administrative, and technical safeguards. During the year ended December 31, 2023, the Company began utilizing the National Institute of Standards and Technology (NIST) Cyber Security Framework (CSF), to assess and report to the Company's executive management and Board of Directors on the current maturity of operational and procedural controls for securing and safeguarding the Company's information technology assets. The Company will continue to utilize the NIST CSF to evaluate its cybersecurity controls. In addition to the NIST CSF, the Company also completed third-party technical testing of its information technology systems architecture.

To operate its business, the Company engages certain third-party vendors to perform a variety of functions. The Company seeks to engage reliable, reputable service providers. Depending upon the nature of the services and the sensitivity of the data that a third-party service provider processes, the Company's vendor management procedures including reviewing the cybersecurity procedures, imposing contractual requirements, and conducting periodic reassessments as needed. The Company seeks to further enhance this review to expand the scope and depth of this analysis.

As a result of these factors, the Company has adopted a strategic multi-year cybersecurity plan. This plan is not meant to be all encompassing as the cybersecurity landscape shifts and evolves, and the Company is continually assessing its risks and the evolving cybersecurity threat landscape. This plan includes implementing additional and/or fortifying existing defenses and capabilities necessary to protect and preserve the integrity of the Company's information assets and mitigate the risks to the Company's business operations. As part of this plan, the Company requires regular cybersecurity training for all employees and periodically conducts tests to assess employee comprehension and evaluate training effectiveness.

The Company is not currently aware of any risks from cybersecurity threats nor has the Company had a previously cybersecurity incident that in either case have materially affected or are reasonably likely to materially affect the Company, its business strategy, results of operations or financial condition.

CYBERSECURITY GOVERNANCE
The Company's Audit Committee holds oversight responsibility over the cybersecurity strategy and risk management. The Audit Committee engages in regular discussions with executive management regarding the Company's significant financial risk exposures and the measures implemented to monitor and control these risks, including those that may result from material cybersecurity threats. The Company prepares a quarterly report from the Chief Operating Officer and the CISO which includes updates on the Company's current cybersecurity maturity, progress on the Company's previously mentioned multi-year cybersecurity plan, strategy updates to combat changes in the threat landscape, education of employees and executive management on cybersecurity awareness, enhanced cybersecurity defenses, incident response programs and regulatory reporting obligations. The Audit Committee delivers a summary of these reports to the full Board of Directors on a quarterly basis. Furthermore, the Board of Directors receives a direct report from the CISO on no less than an annual basis with interim reports provided when appropriate or necessary.

As part of the Company's incident response plan, a committee known as the Cyber ERM (Enterprise Risk Management) Committee has been established comprising cross-functional representation across the Company. The Cyber ERM is responsible for implementing a rapid response and incident program in the event of an identified cybersecurity threat and is responsible for reporting all incidents to the Audit Committee and Board of Directors in the case of any cybersecurity incident to enable the Audit Committee and Board of Directors to assess the materiality of any such incident and determine any Exchange Act reporting obligations of the Company in connection therewith.

BOARD AND COMMITTEE GOVERNANCE
Our Board of Directors remains committed to the highest standard of corporate governance. Our amended and restated bylaws generally allow stockholders to propose amendments to the bylaws for approval by the stockholders. Our bylaws also provide for majority voting in the election of directors, whereby each director nominee that is not elected by a majority of the votes cast in an uncontested election of directors is now required to tender their resignation for consideration by the NESG Committee.

During 2023, the entire Board of Directors met ten (10) times and acted twelve (12) times by unanimous written consent. In 2023, no director attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period for which they served as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which they served during the periods that they served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meeting of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. Eight (8) of the nine (9) members of the Board of Directors at the time of the 2023 Annual Meeting were in attendance at the 2023 Annual Meeting of Stockholders.

Currently, the Company has separated the roles of Chief Executive Officer and Chair of the Board. The Company believes that at this time the separation of these roles permits the Chair of the Board to focus on oversight of the Company’s long-term corporate development goals while the Chief Executive Officer focuses on the strategic direction of the Company and oversees the day-to-day performance of the other executive officers in executing the Company’s business plan. During 2023, the non-management directors met in Executive Session seven (7) times, which meetings were presided over by the Chair. Key responsibilities of our Chair include, among others, presiding at Executive Sessions of independent directors, facilitating communications between the independent directors and the Company’s management team, and calling meetings of the independent directors, as necessary.

Pursuant to authority vested in the Audit Committee and pursuant to its charter, the Audit Committee is responsible for overseeing the Company’s financial risk exposure and the Company’s risk assessment and risk management policies and procedures. The Audit Committee discharges its risk oversight responsibilities as part of its quarterly reviews of the Company’s quarterly and annual financial statements by discussing with management, the Company’s independent auditors and outside legal counsel the Company’s risk profile, financial risk exposure and risk mitigation policies and procedures. In addition, the Compensation Committee, in consultation with the independent compensation consultant to the Compensation Committee, conducts an annual risk assessment of the Company’s compensation programs as described under “Compensation Risk Assessment” in this Proxy Statement. The Company does not believe that the performance of these oversight functions by these committees has any effect on the leadership structure of the Board of Directors.

The Board of Directors has adopted equity ownership guidelines that require each non-employee director to own an aggregate amount of shares of Common Stock, units of limited partnership interest of the Operating Partnership redeemable for shares of Common Stock or units under the Company’s Deferred Compensation Plan for Directors equal in value to five times the annual cash retainer paid to directors (currently the total required ownership amount is $325,000). As modified in April 2021, the guidelines provide that, until the required ownership level is achieved, directors must retain 50% (increased to 100% in February 2022) of net-after-tax shares from the exercise or vesting of compensatory awards. Prior to April 2021, in lieu of this retention requirement, the guidelines allowed a grace period of three years following appointment or election to the Board of Directors to come into compliance. As of the most recent compliance measuring date (the Board of Directors meetings corresponding to the most recent annual meeting of stockholders), each of the directors is in compliance and moving towards the goal.

In March 2012, the Board of Directors adopted a retirement policy for directors. Pursuant to this policy, the Company’s Corporate Governance Principles provide that a director may neither stand nor be nominated for re-election to the Board of Directors after attaining the age of 80.

The Board of Directors proactively considers the overall size and composition of the Board of Directors and reviews and monitors management development and succession planning activities. The Chief Executive Officer regularly presents management’s perspective on business objectives and discusses his perspective on the Company’s deep pool of talented employees and succession planning for the Company.

The Board of Directors also has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors, the Chief Executive Officer and executive vice presidents.

In accordance with Rule 10A-3 of the Exchange Act, the Audit Committee provides for employees to contact the Audit Committee in writing or by telephone, on a confidential, anonymous basis, to submit concerns regarding questionable accounting or auditing matters, and the Audit Committee has policies and procedures, subject to the Company’s internal controls, for the retention and treatment of complaints.

MEETINGS OF COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors currently has four standing committees: the Audit Committee; the Compensation Committee; the NESG Committee and the Strategic Review Committee.

AUDIT COMMITTEE
The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Howard S. Stern, as Chair, Ronald Dickerman, Tammy K. Jones, Victor B. MacFarlane and Stephanie Williams. The Board of Directors has determined that each of the members of the Audit Committee is an “independent” director within the meaning of the NYSE independence standards and Rule 10A-3 promulgated by the SEC under the Exchange Act and satisfies applicable financial literacy standards of the NYSE. The Board of Directors has also determined that each of the members of the Audit Committee qualifies as an Audit Committee Financial Expert under applicable SEC rules. The Audit Committee met four (4) times during 2023.

The Audit Committee authorizes and approves the engagement of the Company’s independent registered public accountants, reviews with the Company’s independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company’s independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company’s internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the quarterly evaluation of the performance of the internal audit functions performed by the Company’s internal auditors, (4) the Company’s independent registered public accounting firm’s qualifications and independence, and (5) the performance of the Company’s independent registered public accountants.

COMPENSATION COMMITTEE
The Compensation Committee consists of Frederic Cumenal, as Chair, A. Akiva Katz, Victor B. MacFarlane and Howard S. Stern. The Compensation Committee is responsible for implementing the Company’s compensation philosophies and objectives, establishing remuneration levels for executive officers of the Company and implementing the Company’s incentive programs, including the Company’s stock option and incentive plans. The Board of Directors has determined that each member of the Compensation Committee is an “independent” director within the meaning of the NYSE independence standards, Rule 10C-1 promulgated by the SEC under the Exchange Act, and is a “non-employee” director under Rule 16b-3 under Section 16 of the Exchange Act. The Compensation Committee met four (4)  times in 2023 and acted by unanimous written consent once.

Pursuant to its charter, the primary purposes of the Compensation Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company’s executive officers; (ii) to discuss with the chief executive officer the compensation of other senior executives; (iii) to review and administer the Company’s compensation and benefit programs, and (iv) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement or annual report that complies with the rules and regulations of the SEC. In addition, pursuant to its charter, the Compensation Committee is responsible for establishing and reviewing the annual and long term corporate goals and objectives relevant to compensation of the Company’s executive officers in light of performance goals and objectives. The Compensation Committee has sole authority to determine and approve the compensation levels of the executive officers. The Compensation Committee has not delegated, and does not delegate, any of its responsibilities to any other person. The manner in which the Compensation Committee discharges its responsibilities is described under the heading “Compensation Discussion and Analysis” below.

NOMINATING, ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
As part of our efforts to maintain best-in-class corporate governance while minimizing environmental and social risks, and in light of the overlapping governance responsibilities of the Nominating and Corporate Governance Committee (the NomGov Committee” and the Environmental, Social and Governance Committee (the “ESG Committee”), in May of 2023 the Board, upon the recommendation of the NomGov Committee, decided to combine the NomGov Committee and the ESG Committee into the Nominating, Environmental, Social and Governance Committee (the “NESG Committee”).

The NESG Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The NESG Committee considers recommendations for nominees for directorships submitted by stockholders, provided that the NESG Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company’s General Counsel following the same procedures as described in “Stockholder Communications” in this Proxy Statement. In order for the NESG Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company’s most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The General Counsel then delivers any such communications to the Chair of the NESG Committee.

The NESG Committee analyzes, on an annual basis, the skills and attributes of the members of the Board of Directors, and recommends to the Board of Directors appropriate individuals for nomination as members of the Board of Directors. Based on the Company’s strategic plan, the NESG Committee has developed a skills matrix to assist it in considering the appropriate balance of experience, skills and attributes required of a director and to be represented on the Board of Directors as a whole. The skills matrix is periodically reviewed and updated by the NESG Committee.

The NESG Committee evaluates potential nominees to the Board of Directors against the skills matrix. The skills matrix has two sections — a list of core criteria that every member of the Board of Directors should meet and a list of skills and attributes desired to be represented collectively on the Board of Directors. The skills matrix reflects the following core director criteria that should be satisfied by each director or nominee:

•Service on no more than six other public company boards;
•High integrity and ethical standards;
•Standing and reputation in the individual’s field;
•Risk oversight ability with respect to the particular skills of the individual director;
•Understanding of and experience with complex public companies or like organizations; and
•Ability to work collegially and collaboratively with other directors and management.

The skills matrix reflects the following skills and attributes desired to be represented collectively on the Board of Directors as a whole:

•Independence under the Company’s Standards for Director Independence and NYSE listing requirements, subject to waiver based on the NESG Committee’s business judgment;
•Corporate governance expertise;
•Financial expertise;
•Commercial real estate industry expertise;
•Diversity;
•Legal expertise;
•Capital markets expertise;
•Political/land use/environmental policy expertise; and
•Technology/business process expertise.

Although the NESG Committee does not have a formal diversity policy, it endeavors to comprise the Board of Directors and its committees with members having a broad mix of professional and personal backgrounds. Thus, the NESG Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the NESG Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, the NESG Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the NESG Committee also considers the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of the Board of Directors.

The NESG Committee also reviews and provides ongoing support for the Company’s strategy related to environmental, social and governance (“ESG”) matters, including environmental, health, safety, diversity and inclusion, governance, corporate social responsibility, employee relations, human rights, worker safety, natural resource scarcity and sustainability. The NESG Committee oversees the Company’s management of ESG related risks and determines which ESG issues are of strategic significance to the Company.

The NESG Committee currently consists of Nori Gerardo Lietz, as Chair, Tammy Jones, A. Akiva Katz and Stephanie Williams. The Board of Directors has determined that each of the members of the NESG Committee is an “independent” director within the meaning of the NYSE independence standards. The NESG Committee met two (2)  times in 2023. Prior to the combination of the two committees, the NomGov Committee met three (3) times in 2023 and the ESG Committee met two (2) times during the year.

STRATEGIC REVIEW COMMITTEE
On June 12, 2020, the Board of Directors formed the Strategic Review Committee comprised of four directors. The Strategic Review Committee currently consists of A. Akiva Katz, as Chair, Frederic Cumenal, Ronald Dickerman, Tammy K. Jones and Mahbod Nia and met ten (10) times during 2023. The Strategic Review Committee is responsible for reviewing the Company’s operations and strategy and assessing alternatives to increase stockholder value.

AVAILABLE INFORMATION
The Board of Directors has adopted written charters for the Audit Committee; the Compensation Committee; the NESG Committee; and the Strategic Review Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company’s Corporate Governance Principles, charters of the various committees of the Board of Directors, the current Corporate Social Responsibility Report, and the Company’s Code of Business Conduct and Ethics applicable to all employees, officers and directors. The Company’s website is https://verisresidential.com/. The Company intends to disclose on its website any amendments to or waivers from its Code of Business Conduct and Ethics as well as any amendments to its Corporate Governance Principles or the charters of the various committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Veris Residential, Inc., Investor Relations Department, Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311.

STOCKHOLDER COMMUNICATIONS
Our Board of Directors casts a wide net for input to inform its decision making. As part of these efforts, the Board of Directors values input from stockholders, who both represent a broad range of views and have a financial interest in the strength of the Company. The Company thus maintains a variety of mechanisms to enable this input and facilitate written communications from our stockholders and other interested parties to the Board of Directors, its committees or its members. All stockholder and other interested party communications must (i) be addressed to the General Counsel of the Company, Veris Residential, Inc., Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311 or at the General Counsel’s e-mail address at generalcounsel@verisresidential.com; (ii) be in writing either in print or electronic format; (iii) be signed by the stockholder or interested party sending the communication; (iv) indicate whether the communication is intended for a specific director(s), the entire Board of Directors, or the NESG Committee; (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder’s intention to hold or dispose of such shares, provided that the Board of Directors and the NESG Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under either SEC Rule 14a-8 of Regulation 14A under the Exchange Act or the advanced notice provisions of our bylaws; and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate. See “Submission of Stockholder Proposals.”

Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel promptly delivers such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chair of the Board of Directors or the Chair of the NESG Committee, as the case may be.

The General Counsel may, in her sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to non-management directors that expressly requests management not be provided with the communication, the General Counsel may not copy any member of management in forwarding such communication to non-management directors.

CORPORATE GOVERNANCE HIGHLIGHTS
Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

WHAT WE DO
•Subtitle 8 Opt Out. In 2019, we opted out of the classified board provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (“MUTA” or “Subtitle 8”)) and are prohibited from opting back into the Subtitle 8 provision allowing the Board to self-classify, without stockholder approval.
•No Poison Pill. No Stockholder Rights Plan in effect.
•Annual Election of Directors. Our Board of Directors consists of a single class of directors who stand for election each year.
•Majority Voting Standard for Directors with Director Resignation Policy. Our bylaws include a majority voting standard for the election of directors. Under our Corporate Governance Principles, any incumbent director who fails to receive the required vote for re-election must tender their resignation for consideration by the NESG Committee.
•Independent Board. Eight of our nine director nominees are independent and all members serving on our Audit, Compensation and NESG Committees are independent.
•Concurrent Stockholder Power to Amend our Bylaws. Our bylaws permit stockholders to propose binding amendments to the bylaws for approval by the stockholders at an annual or special meeting of the stockholders. Amendments to the Company’s bylaws must be submitted in compliance with the Company’s policies and procedures for stockholder communications and are subject to approval by the stockholders by the affirmative vote of a majority of all votes entitled to be cast by the stockholders on the matter.
•Executive Sessions of our Board. An Executive Session of non-management directors is held following each regularly-scheduled quarterly meeting of the Board of Directors.
•Independent Chair. As of June 2020, our Lead Independent Director transitioned to the role of independent Chair, and continues to ensure strong and independent leadership of our Board of Directors by, among other things, presiding at all meetings of our Board of Directors and at Executive Sessions of the non-management directors.
•Board Evaluations. Our NESG Committee oversees annual evaluations of our Board of Directors and its required committees.
•Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

•Risk Oversight by Full Board and Committees. A principal function of our Board of Directors is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
•Annual Say-on-Pay. We annually submit “say-on-pay” advisory votes to stockholders for their consideration and vote.
•Social Responsibility. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our stockholders. Our Corporate Social Responsibility Report is published on our website at www.investors.verisresidential.com/environmental-social-governance.
•Code of Ethics. A robust Code of Business Conduct and Ethics is in place for our directors, officers and employees.

POLICIES RELATING TO THE ELECTION OF DIRECTORS
Elections to the Board of Directors are conducted in accordance with the Company’s Charter, bylaws and the laws of the state of Maryland, which provide that directors are to be elected at a meeting of the Company’s stockholders by a majority of the votes cast in an uncontested election and by a plurality of votes cast in a contested election. Under the Company’s bylaws and Corporate Governance Principles, if in any uncontested election of directors, a director nominee does not receive a majority of votes cast “for” their election, such director nominee must promptly tender their resignation for consideration by the NESG Committee. The NESG Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable); (ii) the director’s background, experience and qualifications; (iii) the director’s length of service on the Board of Directors and contributions to the Company; and (iv) whether the director’s service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company’s Corporate Governance Principles and the corporate governance guidelines of independent voting advisory services such as Institutional Shareholder Services (“ISS”).

Subject to any applicable legal or regulatory requirements, the NESG Committee will, within ninety (90) days from the date of the stockholder vote, decide whether to accept the tender of resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the votes cast “against” the director can be promptly and completely cured. A full explanation of the NESG Committee’s decision will be promptly publicly disclosed in a periodic or current report filed with the SEC. Any director who tenders their resignation pursuant to this principle and any non-independent director will not participate in the deliberations and decisions made thereunder. In addition, a director must tender their resignation for consideration by the NESG Committee if such director’s principal occupation or business association changes substantially during their tenure as a director.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company’s financial accounting and reporting process, selection of critical accounting policies, system of internal controls, internal audit function, and audit process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process, including its system of internal control over financial reporting. The Company’s independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company’s 2023 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company’s independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.The Audit Committee has reviewed and discussed the fiscal 2023 audited financial statements with the Company’s management, including the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;
2.The Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (the “SEC”);
3.The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accountants the independent registered public accountants’ independence from management and the Company; and
4.Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company’s 2023 Annual Report, for filing with the SEC.

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein. Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE
Howard S. Stern, Chair
Ronald Dickerman
Tammy K. Jones
Victor B. MacFarlane
Stephanie Williams

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis evaluates the compensation policies and programs for our named executive officers as determined under the SEC’s executive compensation disclosure rules for 2023. The following table identifies our “named executive officers” for purposes of this Compensation Discussion and Analysis, including our chief executive officer and each of our executive vice presidents:

NAME	TITLE
Mahbod Nia	Chief Executive Officer
Amanda Lombard	Chief Financial Officer
Jeffrey S. Turkanis	Chief Investment Officer
Anna Malhari	Chief Operating Officer
Taryn D. Fielder	General Counsel and Secretary

The executive compensation program has evolved alongside the Company’s transformation, with an eye to sustaining the momentum achieved thus far; appropriately incentivizing the Company’s leadership; and further strengthening alignment between management and our shareholders. With regard to absolute levels of executive compensation and the Company’s named executive officer compensation program, the Compensation Committee periodically reviews relevant information about competitive pay levels and structures but also considers a number of other factors, as described in further detail in this Compensation Discussion and Analysis.

THE COMPANY
The Company is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today’s residents while seeking to positively impact the communities it serves and the planet at large. The Company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.

The Company currently operates 7,622 multifamily units across 22 properties (the “Multifamily Portfolio”), excluding the Metropolitan Lofts joint venture which the Company disposed of in January of 2024 and owns a handful of land parcels. The portfolio has a sector-leading average property age of only seven years and commands some of the highest rents among its public multifamily peer companies.

RECENT DEVELOPMENTS AND STRATEGY
Since the beginning of 2021, the Company has undergone a strategic transformation into a pure-play multifamily REIT and has accomplished a number of key strategic objectives.

Transformation to a Pure-Play Multifamily Company
(1)Percentages represent Net Operating Income from Residential

These include selling over $2.5 billion of non strategic assets while repaying a $1 billion of net debt, de-levering, de-risking and strengthening the balance sheet while strategically growing its multifamily portfolio by nearly 2,000 units, through the development and stabilization of four new properties and one acquisition. In addition, the Company negotiated an early redemption of Rockpoint’s preferred interest and reinstated the dividend in 2023.
2023 BUSINESS HIGHLIGHTS
COMPLETED TRANSFORMATION TO A PURE-PLAY MULTIFAMILY REIT
•Since the beginning of 2023 through March 31, 2024, the Company sold $839 million of non-strategic assets, fully exiting hotel and more notably the office sector.
•In July 2023, the Company negotiated the early redemption of Rockpoint's preferred interest for $520 million.
•The Company also refinanced $400 million of debt and reduced overall indebtedness by $50 million, reducing Net-Debt-to-Adjusted EBITDA by 7% (compared to 2022).
•The Company reinstated quarterly dividend, subsequently raising it by 5% in the fourth quarter of 2023.

CONTINUED OPERATIONAL OUTPERFORMANCE
•The Company grew its Core FFO per share to $0.53, an increase of 20% compared to last year.
•The 6,691 unit Same Store portfolio, which was 94.4% occupied as of December 31, 2023 achieved a blended net rental growth rate of 9.3% for the year, recording 10th consecutive quarter of sector leading operational performance.
•The Company exceeded upper end of its NOI guidance, achieving 17.6% annual growth, driven by strong revenue growth and effective expense mitigation measures and further improved NOI margin to 64% from 62% in 2022 and 57% in 2021.
•In the first quarter of 2023, the Company stabilized the Haus25 development, well ahead of schedule and pro-forma metrics.
•The Company reduced its Core G&A by further 13% (compared to 2022).

COMPANY PERFORMANCE
The Company realized a -0.6% total shareholder return (“TSR”) during 2023 (compared to -15.0% and 47.5% for 2022 and 2021, respectively), slightly below its multifamily peer set that recorded 0.9% on average during the year. The Company also underperformed the Russell 2000, RMS and S&P 500, that returned 16.90%, 13.70% and 26.30% respectively, in 2023.

STOCKHOLDER SAY-ON-PAY ADVISORY VOTE
In 2023, we sought a stockholder say-on-pay advisory vote regarding executive compensation, and approximately 96.6% of the votes cast (excluding abstentions) were in favor of our executive compensation. The Compensation Committee viewed this approval rate as being strongly supportive of the Company’s general approach to executive compensation. The Compensation Committee believes its compensation actions in 2023 aligned the Company’s executive compensation plans with stockholder expectations. Also in 2023, we sought a stockholder advisory vote regarding the frequency of the say-on-pay advisory vote and approximately 97.6% of the votes cast (excluding abstentions) supported one year as the frequency for holding future advisory votes on the compensation of the Company’s named executive officers. We currently intend to continue to seek an annual stockholder say-on-pay advisory vote regarding executive compensation and to consider stockholder feedback on our compensation program when making future compensation decisions. In 2023, we continued our stockholder outreach program under which we provide opportunities for our investors to provide their perspectives on our executive compensation.

2023 COMPENSATION PROGRAM OVERVIEW
The key objectives of our executive compensation program remain unchanged:
•Attracting, motivating and retaining key talent;
•Tying compensation to the achievement of key short and long-term objectives, including specific strategic performance goals and individual performance in the case of the annual cash incentive program and absolute and relative TSR in the case of the long-term incentive program; and
•Aligning management’s interests with those of stockholders.

FACTORS GUIDING DECISIONS
•Pay for performance whereby a substantial portion of pay is variable and directly linked to Company and individual performance against pre-established short and long-term objectives;
•Stockholder feedback;
•General market pay and governance practices to ensure total compensation is competitive; and
•Mitigating compensation risk.

2023 COMPENSATION PROGRAM FOR OUR NAMED EXECUTIVE OFFICERS

•Total compensation opportunities targeted at levels that are generally comparable to target total compensation levels for similarly-situated executives of the Peer Group REITs (as defined below in this Compensation Discussion and Analysis under the heading “Process for Determining Compensation”);
•An annual cash incentive plan with seventy percent (70%) of the target award based on measurable Company goals and thirty percent (30%) based on individual performance as determined by the Compensation Committee (and ratified by the Board); and
•A long-term incentive plan consisting of stock awards granted under our equity incentive plan, with (i) fifty percent (50%) of the target award granted in the form of service-vesting stock units (“RSUs”) vesting ratably over three years with an outperformance plan modifier (with a three-year cliff vest) based on the achievement of superior results for Adjusted FFO1 per share that could result in up to 200% of the target RSUs being earned ("OPRSUs"), and (ii) fifty percent (50%) of the target award granted in the form of performance-vesting stock units (“PSUs”) vesting over a three-year performance period based 50% on absolute TSR hurdles and 50% based on relative TSR hurdles.

The Compensation Committee believes that the Company’s overall executive compensation program incorporates many compensation elements that are considered best practices, including:
•The Company’s equity compensation plan prohibits the repricing of underwater options and does not contain any evergreen features;
•No equity compensation agreements or awards for any executive officers provide for tax gross-up payments;
•Executive perquisites are limited to vehicle allowances in de minimis amounts;
•Our annual cash incentive program generally does not provide minimum or guaranteed bonus amounts;
•All severance arrangements with the named executive officers pursuant to their respective employment or equity award agreements, as applicable, provide reasonable severance benefits, and require a double-trigger for payouts of severance and acceleration of equity in the event of a change of control;
•Employees, officers and directors are prohibited from engaging in any margin, hedging, or pledging activities in respect of the Company’s securities;
•Executives, including the named executive officers, are subject to stock ownership guidelines that require them to accumulate and hold Company shares valued at a multiple of base salary (5x salary for our CEO and 2x salary for EVPs). Until the required ownership level is achieved, executives must retain 100% of net-after-tax shares from the exercise of stock options or vesting of time-based or performance-based shares or LTIP units; and
•Our clawback policies enable the Board to require certain current and former executives to repay incentive compensation if there is a restatement of our financial results in certain circumstances.

COMPENSATION CONSULTANT
ROLE OF THE COMPENSATION CONSULTANT
In 2023, the Compensation Committee again retained FW Cook as its independent compensation consultant (the “Compensation Consultant”) to assist with structuring the Company’s various compensation programs and determining appropriate levels of salary, annual cash incentive plan and other compensatory awards payable to the Company’s executive officers and key employees. In 2023, FW Cook assisted on all relevant matters, including assisting with respect to: (i) assessing the Company’s and management’s performance relative to the Peer Group REITs; (ii) evaluating market-competitive ranges for salaries, annual cash incentive and long-term incentive compensation opportunities; (iii) providing guidance on compensation and governance practices relative to ISS and Glass Lewis policy guidelines; and (iv) structuring annual and long-term incentive compensation plans for management. In addition, FW Cook consulted with the Compensation Committee on non-employee director compensation.

DETERMINATION OF COMPENSATION CONSULTANT’S OBJECTIVITY
FW Cook was engaged by the Compensation Committee to act as an independent outside consultant to the Compensation Committee. The Compensation Committee closely examines the safeguards and steps that FW Cook takes to ensure that its executive compensation consulting services are objective. The Compensation Committee takes into consideration that:

•The Compensation Committee hired and has the authority to terminate the engagement of its consultants for executive compensation related services;
•The Compensation Consultant is engaged by and reports directly to the Compensation Committee for all executive compensation services; and
•The Compensation Consultant has direct access to members of the Compensation Committee during and between meetings.

In 2023, FW Cook did not perform, directly or indirectly through an affiliate, any services for the Company other than services provided for the Compensation Committee. Based on a consideration of factors deemed relevant to
(1)    Adjusted FFO is defined as funds from operations (FFO) less (i) tenant improvements, leasing commissions and capital expenditures, (ii) straight-line rents and amortization of acquired below-market leases, and (iii) other non-cash income, plus (iv) other non-cash charges, and subject to adjustment for extraordinary leasing commissions payable in connection with large waterfront leases and other one-time costs with respect to defense suits and litigation relating to payroll taxes, as adjusted for items that may distort the comparative measurement of the Company’s performance over time. For a reconciliation of FFO to net income, see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations, beginning on page 39 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

the Compensation Committee regarding FW Cook, including without limitation the independence factors specified in Section 303A.05 of the NYSE Listed Company Manual, including the nature of the services provided, the amount of the compensation consultant’s fees, its policies and procedures to prevent conflicts of interest, its business or personal relationships with our directors and executive officers, and its stock ownership in us, the Compensation Committee concluded that FW Cook is independent and that the work that it performs for the Compensation Committee has not raised any conflict of interest.

PROCESS FOR DETERMINING COMPENSATION
As input into the process of setting pay opportunities for 2023, the Compensation Committee considered a competitive analysis of pay levels and program design practices used by a peer group consisting of the following twelve REITs (collectively, the “Peer Group REITs”):

American Assets Trust, Inc.	Elme Communities (formerly Washington REIT)
Apartment Income REIT Corp.	Empire State Realty Trust, Inc.
Apartment Investment and Management Company	Independence Realty Trust, Inc.
Armada Hoffler Properties, Inc.	JBG SMITH Properties
Brandywine Realty Trust	Paramount Group, Inc.
Centerspace	SL Green Realty Corp.

The Compensation Committee used this analysis to evaluate the competitiveness of base salary, target annual cash incentives, equity awards and target total compensation opportunities for the named executive officers, including the assessment of individual components of compensation. The Compensation Committee did not target a specific percentile of the Peer Group REITs for any compensation determinations but used the compensation data from the Peer Group REITs as a factor in determining the appropriateness of compensation amounts generally.

The Compensation Committee, with assistance from the Compensation Consultant, and based upon the recommendations of the Chief Executive Officer with respect to the other named executive officers, determines (and the Board ratifies) the appropriate combination of cash and equity-based compensation to pay to the Company’s executives and establishes (and the Board ratifies) performance metrics for annual cash incentive plan awards in consideration of its primary objectives with respect to executive compensation. In determining the appropriate amounts and mix of such compensation, the Compensation Committee considers the Compensation Consultant’s competitive analyses of the Company’s overall compensation arrangements. The Chief Executive Officer is responsible for the strategic direction and long-term planning for the Company and oversees the day-to-day performance of the other named executive officers. As such, the Compensation Committee believes that the input of the Chief Executive Officer is necessary information for it to evaluate the performance of the other named executive officers and make recommendations for their compensation packages. While the Compensation Committee considers the recommendations of the Chief Executive Officer with respect to their own compensation, the Chief Executive Officer does not participate in the Compensation Committee’s determination of their own compensation and the Compensation Committee’s determinations with respect to the Chief Executive Officer’s compensation are independent of such recommendations.

The Compensation Committee evaluated the 2023 performance of the Company’s named executive officers relative to the 2023 performance metrics for the annual cash incentive plan awards in the first quarter of 2024, after all information relative to the 2023 performance metrics for the annual cash incentive plan awards had been determined. Based on this evaluation, the Compensation Committee, with assistance from the Compensation Consultant, determined (and the Board ratified) each executive’s earned annual cash award for performance in 2023, which was paid in the first quarter of 2024.

COMPONENTS OF COMPENSATION IN 2023
For 2023, the Company’s core executive compensation program consisted of the following elements: (1) annual base salary; (2) annual cash incentive plan award; and (3) awards of service-based and performance-based stock units.

As reflected in the following charts that cover 2023 compensation, this approach results in a significant amount of our named executive officers’ compensation being “at-risk” and subject to financial, operational and/or stockholder return performance goals:

TARGET PAY MIX - CEO	TARGET PAY MIX - AVG. OTHER NEOS

Pay at Risk 87%	Pay at Risk 73%

BASE SALARIES
Base salaries are the fixed component of total compensation and are established at levels the Compensation Committee deems appropriate for the function each executive officer performs (subject to ratification by the Board). Base salaries are reviewed annually with assistance from the Compensation Consultant and may be adjusted upward by the Compensation Committee from time to time (subject to ratification by the Board). The table below sets forth the annual base salaries for the named executive officers in 2023:

EXECUTIVE OFFICER	2023 BASE SALARY	2022 BASE SALARY
Mahbod Nia	$800,000	$800,000
Amanda Lombard	400,000	400,000
Jeffrey S. Turkanis	400,000	400,000
Anna Malhari	400,000	400,000
Taryn D. Fielder	400,000	400,000

ANNUAL CASH INCENTIVE PLAN COMPENSATION
The Company’s policy of awarding annual cash incentive plan awards is designed to specifically relate executive pay to Company and individual performance and to provide financial rewards for the achievement of Company objectives aligned with our business strategy.

In March 2023, the Compensation Committee approved (and the Board ratified) an annual cash incentive plan for the named executive officers for 2023, which was designed to directly support the Company’s short-term goals.

2023 ANNUAL CASH INCENTIVE AWARD OPPORTUNITY LEVELS
For 2023, the Compensation Committee established (and the Board ratified) annual cash incentive award opportunities for each named executive officer as a percentage of base salary as set forth in the table below.

EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Mahbod Nia	75%	150%	300%
Amanda Lombard	50%	100%	150%
Jeffrey S. Turkanis	50%	100%	150%
Anna Malhari	50%	100%	150%
Taryn D. Fielder	50%	100%	150%

2023 ANNUAL CASH INCENTIVE PERFORMANCE METRICS
The determination of 2023 annual cash incentive plan awards for the named executive officers was based on the achievement of certain performance measures approved by the Compensation Committee (and ratified by the Board) as described below. Given the strategic transformation of the Company to a pure play multifamily REIT, the Compensation Committee focused on delivering key strategic milestones that will be instrumental in creating long-term value for shareholders in addition to objectives linked to shorter term financial results. The objectives described below were designed to reward the achievement of significant corporate goals including NOI growth; the disposition of non-strategic assets; reductions in Core G&A; the attainment of ESG goals; and improvement of the Company's cybersecurity posture.

METRIC	WEIGHT	THRESHOLD	TARGET	MAXIMUM	ACTUAL RESULT	OUTCOME
Same Store NOI	20%	5.8%	6.8%	7.8%	17.6%	Maximum
Office and Land Sales (in $M)	20%	$50M	$125M	$200M	$206M	Maximum
Core G&A (in $M)	15%	$38M	$35M	$33M	$34.8M	Between Target and Maximum
ESG (out of 3)(1)	10%	1 out of 3	2 out of 3	3 out of 3	3	Maximum
Increase Cybersecurity Rating(2)	5%	55	65	75	95	Maximum
Individual Performance	30%	1	3	5	5	Maximum

(1)    The plan contemplated the following ESG Goals:
(i) Measure residents’ Scope 3 emissions (energy usage) for 35% of the portfolio
    (ii) Increase spend from minority / women owned suppliers in the multifamily portfolio by $1.5M (20%)
(iii) Implement Resident ESG Awareness program across >75% of the properties
(2)    Based on Center of Internet Security (CIS) benchmark.

The pages that follow describe the above-referenced Company Goals/Tasks that were approved by the Compensation Committee (and ratified by the Board), including the reasons these objectives were selected; the rationale for the designated hurdles; and the results achieved and the corresponding payouts earned. Thereafter, we disclose the Compensation Committee’s considerations relating to the individual performance of each of the Company’s NEOs as of December 31, 2023.

OBJECTIVE 1: SAME STORE NOI
WHY WAS THIS MEASURE CHOSEN?
As part of the Company's transformation to a pure-play multifamily REIT, operating residential properties are the fundamental contributor to net cash flows generated by the Company. Therefore, the Compensation Committee included an objective to incentivize the management team to maximize same-store net operating income during 2023.

Same Store NOI is used to measure the net operating income of properties that were owned by us during both the current period and prior reporting periods. The NOI levels of our properties directly impact Company performance and shareholder returns.

WHAT WAS THE TARGET AND CONSIDERATIONS IN ESTABLISHING THE TARGET?
In establishing the Target for the 2023 Same Store NOI metric, the Compensation Committee considered, among other things, the Company's 2023 operating budget and forecasts, historical operating trends and macroeconomic factors.

Based on, among other factors, the items considered above, the Compensation Committee established (and the Board ratified) a Target for 2023 of 6.8% Same Store NOI growth, with a range of 5.8% (Threshold) to 7.8% (Maximum).

WHAT WERE THE ACTUAL RESULTS?
We achieved Same Store NOI in 2023 of 17.6%, exceeding the Maximum goal.

OBJECTIVE 2: OFFICE AND LAND SALES
WHY WAS THIS MEASURE CHOSEN?
In connection with the Company’s strategic transformation to a multi-family REIT, the Board announced that the disposition of the remainder of the Company's office assets and a portion of the Company’s land bank would be a focus in 2023.

WHAT WAS THE TARGET AND CONSIDERATIONS IN ESTABLISHING THE TARGET?
In establishing the Target for the 2023 Office and Land Sales metric, the Compensation Committee reviewed the Company’s business plan and considered, among other things, the following:
•The need for sales proceeds in order to meet near-term financial obligations.

•The Company’s stated goal to sell off non-strategic assets as part of its transformation to a pure-play multifamily REIT.
•The continued challenges of office ownership, including reduced office utilization rates and the related headwinds facing office leasing, as well as the volatility of the office sales market.

Based on, among other factors, the items considered above, the Compensation Committee established (and the Board ratified) a Target for 2023 of $125 million of Office and Land Sales, with a range of $50 million (Threshold) to $200 million (Maximum).

WHAT WERE THE ACTUAL RESULTS?
We sold $206 million of non-strategic assets in 2023, exceeding the Maximum goal.

OBJECTIVE 3: CORE G&A
WHY WAS THIS MEASURE CHOSEN?
In addition to continued focus on operating margins, the Company recognizes the importance of controlling Core G&A expenses and mitigating the impact of the inflationary environment. As a result, the Company set as an objective a reduction in the G&A expense load.

WHAT WAS THE TARGET AND CONSIDERATIONS IN ESTABLISHING THE TARGET?
In establishing the Target for the 2023 Core G&A, the Compensation Committee reviewed the Company's historical G&A, the G&A of the Company's peers, the Company's 2023 operating budget and the Company's proposed expense-savings initiatives. Based on this analysis, the Compensation Committee established (and the Board ratified) a Target for 2023 of $35 million of Core G&A, with a range of $38 million (Threshold) to $33 million (Maximum).

WHAT WERE THE ACTUAL RESULTS?
The Company's 2023 Core G&A was $34.8 million, which was between the Target and Maximum goals.

OBJECTIVE 4: ESG
WHY WAS THIS MEASURE CHOSEN?
Responsibility and leadership in ESG matters are not only core values of our Company, but also of importance to our investors and the communities in which we operate. Improving upon our ESG performance helps us retain employees, manage operating costs, attract premium tenants and enhance portfolio value.

The Compensation Committee identified (and the Board ratified) 3 ESG-related objectives. Achievement of 2 of the 3 ESG-related objectives equated to Target performance, with a range of 1 of 3 equating to Threshold, and 3 of 3 equating to Maximum performance. The table below lists each objective and the Company’s final achievement relative to each.

OBJECTIVE	GOAL ACHIEVED?
Measure residents’ Scope 3 emissions (energy usage) for 35% of the portfolio	✓
Increase spend from minority/women owned suppliers in the multifamily portfolio by $1.5M (20%)	✓
Implement Resident ESG Awareness Program across >75% of the properties	✓

WHAT WERE THE ACTUAL RESULTS?
We achieved 3 of the 3 ESG objectives in 2023, resulting in Maximum performance.

OBJECTIVE 5: INCREASE CYBERSECURITY RATING
WHY WAS THIS MEASURE CHOSEN?
Good cybersecurity hygiene is essential to protecting business assets and ensuring business continuity.

The Compensation Committee identified (and the Board ratified) an opportunity for the Company to increase its Center of Internet Security (CIS) benchmark score from a 47 at the end of 2022 to a Target score of 65 during 2023, with a range of 55 (Threshold) to 75 (Maximum), reflecting continued maturity of the Company's infrastructure since the beginning of 2022 and ongoing focus on enhancing the Company's cybersecurity environment.

WHAT WERE THE ACTUAL RESULTS?
At the end of 2023, the Company's Center of Internet Security benchmark score was 95, resulting in Maximum achievement.

OBJECTIVE 6: INDIVIDUAL PERFORMANCE ASSESSMENT
The Compensation Committee further determined (and the Board ratified) that achievement of each executive’s individual performance objectives was at the maximum level. In so determining, the Compensation Committee considered how each individual executive performed and contributed to the Company’s go-forward strategy, as evidenced by the following specific achievements in fiscal 2023:
•Completing $660 million of transactions during the year, including the sales of Harborside 1/2/3, Harborside 4, Harborside 6, the Port Imperial Hotels and 3 Campus
•Successfully defending the Company against a publicly-threatened activist campaign
•Negotiating and consummating the early redemption of Rockpoint’s interest in the residential portfolio for a purchase price of $520 million
•Obtaining a transitional $115 million term loan and $60 million revolving credit facility to facilitate the buy-out of Rockpoint
•Replacing the Haus25 construction loan and refinancing the Portside 1 loan for total loan proceeds of $400 million
•Continuing necessary pre-development work to retain optionality within the land bank
•Growing Core FFO by 20% to $0.53
•Signing 11 retail leases totaling 50,337 square feet
•Deploying technological enhancements (such as the MyVeris app), AI leasing tools (e.g., Meet Elise) and budgeting instruments (Yardi Forecast IQ) to create operational efficiencies and enhance operating margins
•Earning recognition as an ESG leader in real estate by obtaining NAREIT's Leader in the Light Award and achieving a 5-star rating from GRESB

ACHIEVEMENT OF 2023 INDIVIDUAL PERFORMANCE MEASURES
In the case of the individual objectives (30% weighting) portion of the 2023 Annual Cash Incentive Performance Awards, the Compensation Committee reviewed and determined the performance of each NEO with Mr. Nia providing his evaluation of performance and recommended assessment for each of the other executives.

MR. NIA
With respect to the Compensation Committee’s determination of Mr. Nia’s performance, the following factors were considered: the achievement of the Company's transformation to a pure-play multifamily REIT through targeted non-strategic asset sales amidst a challenging macroeconomic backdrop; the negotiated redemption of Rockpoint's interests in the residential portfolio, significantly simplifying the Company and its business; the fortification of the Company's balance sheet; and the recognition of ESG goals and industry leadership in the realm of environmental stewardship. The Compensation Committee also acknowledged Mr. Nia's success in developing an effective leadership team and building a market-leading platform which have driven the Company's outperformance in key operational metrics relative to its peers.

With respect to the evaluation of the performance of the other executives, the Compensation Committee considered the achievements detailed above, as well as the individual accomplishments of each executive officer as follows:

MR. TURKANIS
Mr. Turkanis facilitated the Company’s transformation to a pure-play, multifamily REIT through the execution of over $660 million in non-strategic sales in a challenging and volatile macroeconomic environment. Under his leadership, the Company was able to successfully exit the office market through the disposition of approximately 4 million square feet of commercial space since the start of 2023. He also played a significant role in the execution of the early redemption of Rockpoint’s preferred equity interest in the company ($520 million). His experience within the equity and debt capital markets contributed to the successful refinancing of $400 million of asset level mortgages. Furthermore, Mr. Turkanis led the Company’s pre-development initiatives to extract and create value within its $215 million land bank.

MS. FIELDER
Ms. Fielder was credited with playing a significant role in the successful defense against a publicly-threatened activist campaign and leading the negotiations of the Company's early redemption of Rockpoint’s interest in the residential portfolio for a purchase price of $520 million. Ms. Fielder and her team also provided legal and strategic guidance to support the successful execution of the Company's disposition, financing and operational activities. Ms. Fielder has also contributed to the stabilization of Company expenses, driving year-over-year legal fee expense reduction of 47%.

MS. LOMBARD
Ms. Lombard was recognized for executing the Company’s ambitious capital plan and strengthening the balance sheet by further deleveraging through the repayment of debt. Ms. Lombard led the process to obtain the transitional $115 million term loan and $60 million revolving credit facility to facilitate the buy-out of Rockpoint. In addition, she successfully refinanced the loans on two assets on attractive terms. As a result, at year-end, 99% of the Company’s total pro forma debt portfolio (consolidated and unconsolidated) is hedged or fixed and its net-debt-

to-EBITDA has gone down almost one turn to 11.9x. Ms. Lombard also reduced general and administrative costs significantly, including reducing fees to its external auditors by approximately 41%. Finally, Ms. Lombard has led strategic and financial analysis to facilitate the execution of the transformation to a pure-play multifamily Company and the optimization of the Company’s capital markets strategy.

MS. MALHARI
Ms. Malhari's leadership was recognized for driving sector-leading operational performance at the Company. Under her guidance, the Company achieved annual net operating income growth of 17.6% and signed over 50,000 square feet of retail leases, further boosting its revenue. Simultaneously, she adeptly managed controllable expenses, resulting in a same-store operating margin increase from 62% to 64% during the year. Ms. Malhari also oversaw roll out of numerous technological solutions across the portfolio as well as creation of a hybrid-style leasing team, creating foundations for further operational efficiencies. Finally, under Ms. Malhari's leadership, the Company introduced a robust cybersecurity program and maintained its position as industry leader in the ESG space, reducing its carbon emissions by over 50% in just three years and becoming the first company globally to earn WELL Equity rating portfolio wide.

The final determinations of the Compensation Committee and Mr. Nia (as ratified by the Board) with respect to individual performance are reflected in the actual payout amounts for 2023 See “Compensation Discussion and Analysis — Components of Compensation in 2023 — Annual Cash Incentive Plan Compensation — 2023 Annual Cash Incentive Payment Amounts.”

2023 ANNUAL CASH INCENTIVE PAYMENT AMOUNTS
Accordingly, the total 2023 cash incentive plan payouts for the named executive officers under the 2023 cash incentive plan were as follows:

NAMED EXECUTIVE OFFICER	2023 BONUS
Mahbod Nia	$2,238,000
Amanda Lombard	573,000
Jeffrey S. Turkanis	573,000
Anna Malhari	573,000
Taryn D. Fielder	573,000

LONG-TERM INCENTIVE COMPENSATION
The Compensation Committee, together with the Compensation Consultant, has designed the long-term incentives (“LTI”) for the named executive officers to be strongly tied to objective, quantifiable long-term performance metrics in line with current trends and recognized corporate governance “best practices.” Historically, the Company utilized long-term incentive compensation in the form of service-based and performance-based equity awards to focus executives on the long-term performance of the Company, to retain key executives, to align their interests with those of our stockholders, and to promote the success and enhance the value of the Company.

For 2023, the Compensation Committee retained (and the Board ratified) its practice of granting awards with a mix of service-based and performance-based vesting requirements, all as more fully described below and in amounts contained within the Grant of Plan-Based Awards Table. All of the 2023 LTI awards were in the form of restricted stock units and were made under the stockholder-approved 2013 Incentive Stock Plan (as amended and restated and most recently approved by stockholders at the 2021 annual meeting, the “2013 Plan”) and related forms of award agreements.

SERVICE-VESTING STOCK UNITS (RSUS)
The RSUs granted to the named executive officers in 2023 vest ratably over a three-year service period, generally subject to continued employment. The RSUs incorporate an additional Operational Outperformance Modifier (subject generally to continued service through the three-year 2023-2025 performance period) which can result in an award of up to 200% of the target number of RSUs, based on the achievement of superior results for 2025 AFFO attainment ranging from $0.80 per share (at which level no additional award is earned) up to or exceeding $0.90 per share (at which level the award is earned at 200%), with linear interpolation between those threshold and maximum amounts. At the time these RSUs were granted, the achievement of the outperformance AFFO goals was not probable. This outperformance modifier is designed to incentivize exceptional operational execution on the Company’s turnaround strategy.

PERFORMANCE-VESTING STOCK UNITS (PSUS)
The 2023 PSUs are designed to align executive and stockholder interests by tying executive performance to relative and absolute stock performance of the Company over a three-year performance period from March 17, 2023 through March 16, 2026. Recipients will earn the maximum awards only if, over the three-year performance period, the Company achieves a thirty percent (30%) absolute TSR and if the Company’s TSR is in at least the 75th percentile of performance as compared to a peer group of twenty-three REITs (the “TSR Peer Group”). For the 2023 PSU program, the TSR Peer Group is composed of the following companies: American Assets Trust, Inc.; Apartment Income REIT Corp.; AvalonBay Communities, Inc.; Boston Properties, Inc.; Brandywine Realty Trust; Camden Property Trust; Corporate Office Properties Trust; Cousins Properties Incorporated; Douglas Emmett; Elme Communities; Empire State Realty Trust, Inc.; Equity Residential; Essex Property Trust, Inc.; Highwoods Properties, Inc.; Hudson Pacific Properties, Inc.; Independence Realty Trust, Inc.; JBG SMITH Properties; Kilroy Realty Corporation; Mid-America Apartment Communities, Inc.; Paramount Group, Inc.; Piedmont Office Realty Trust, Inc.; SL Green Realty Corp.; and UDR, Inc.

Under the PSU program, the named executive officers have the opportunity to vest in the PSUs, which ultimately will be settled in shares of Common Stock, according to the following schedule, with linear interpolation for performance between the specified levels:

	ABSOLUTE TSR (50% OF TOTAL 2023 PSUS)		RELATIVE TSR (50% OF TOTAL 2023 PSUS)
	3-YEAR ABSOLUTE TSR	PAYOUT AS % OF TARGET RSUS	3-YEAR RELATIVE TSR PERCENTILE RANK	PAYOUT AS % OF TARGET LRSUS
< Threshold	<10%	0%	<35th Percentile	0%
Threshold	10%	40%	35th Percentile	40%
Target	20%	100%	55th Percentile	100%
Maximum	>=30%	160%	>=75th Percentile	160%

The threshold, target and maximum TSR metrics were designed to promote value creation over a long-term period and reward management for absolute and relative TSR performance. The 50% weighting for the absolute TSR portion of the program reflects a decrease from the 2022 program weighting of 75%, and the weighting of 50% for the relative TSR portion of the program reflects an increase from the 2022 program weighting of 25%. The Compensation Committee determined that an equal emphasis on absolute and relative TSR was appropriate to reflect a balance between shareholder return and relative performance, especially in light of macroeconomic uncertainty. The threshold, target and maximum values for the absolute 3-year TSR awards of 10%, 20% and 30%, respectively, represent a change from the 2022 return thresholds of 15%, 24% and 33%, respectively, for the performance awards granted then. In making the decision to lower these values, the Compensation Committee considered the impact of the Company’s strategic transformation, continued market uncertainty and the performance criteria of other companies in the peer group.

The three-year performance period of the PSUs granted in 2021 ended on April 20, 2024. The Company determined that the absolute TSR component of the award (75% of the award value) was below the threshold level and did not vest and that 89.8% of the relative TSR component of the award (25% of the award value) vested based on performance between the target and maximum levels. In addition, the Company determined on April 20, 2024 that the outperformance modifier attached to the RSUs granted in 2021 has vested and increased the original award value to 200% based on the actual AFFO result of the one-year performance period through December 31, 2023.

CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT AND COMPENSATION ARRANGEMENTS
On March 2, 2021, the Company and Mack-Cali UK Ltd. (now Veris Residential UK, Ltd.), a wholly owned subsidiary of the Operating Partnership, entered into an employment agreement with Mr. Nia (the “Original CEO Employment Agreement”) as the Company’s Chief Executive Officer. On March 8, 2024, the Company and Veris Residential UK, Ltd. entered into an amended and restated employment agreement with Mr. Nia, amending and restating the Original CEO Employment Agreement (as amended and restated, the “New CEO Employment Agreement”) that provides as follows:
•An additional term of one year, commencing on March 8, 2024, subject to automatic annual renewals thereafter unless earlier terminated;
•An annual base salary of $800,000, subject to potential merit increases (but not decreases) each year;
•A target annual bonus opportunity of 150% of base salary (the “Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 200% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee; and
•Each calendar year while Mr. Nia is employed, Mr. Nia is eligible for an annual equity award under the Company’s then-current equity incentive plan with a target annual aggregate grant date fair value of $4,400,000 (previously $4,000,000 for awards under the Original CEO Employment Agreement). One-half of each annual equity award will vest subject to time-based vesting conditions, and the remaining one-half of each annual equity award will vest subject to performance-based vesting conditions.
•Acknowledgement of the March 10, 2021 grant, pursuant to the Original CEO Employment Agreement, of a one-time, sign-on “inducement” award of 950,000 stock options to purchase the Company’s Common Stock at an exercise price of $15.79 per share (the “CEO Sign On Award”). These options have a seven-year term and have since vested and became exercisable in substantially equal installments on each of March 10, 2022, March 10, 2023 and March 10, 2024. The Compensation Committee awarded these options to create a strong incentive for Mr. Nia to execute strategies that result in significant appreciation in our stock price.
•In addition to standard employee benefits (including health coverage for Mr. Nia and his dependents in the U.S. and the U.K., not to exceed a cost to the Company of $25,000 per year), Mr. Nia will receive up to $30,000 per year in tax compliance assistance, and, in the event that Mr. Nia relocates his principal residence to the Jersey City, New Jersey metropolitan area, a relocation allowance of $700,000.
•Upon a termination on account of death or disability, Mr. Nia, or his beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date, a prorated target bonus for the year of termination, up to 12 months of continued medical coverage for Mr. Nia and his dependents, and vesting of a prorated portion of the next installment of the CEO Sign-On Award scheduled to vest. Other outstanding equity awards will be treated in accordance with their terms.
•Upon a termination without “cause” (as defined in the New CEO Employment Agreement) or by Mr. Nia for “good reason” (as defined in the New CEO Employment Agreement), subject to execution of a release of claims, Mr. Nia will be entitled to (i) cash severance equal to two times (the “CEO Multiplier”) the sum of his base salary and average annual bonus paid over the three calendar years prior to the date of termination, paid in equal installments over a 2-year period following the date of his termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as defined in the New CEO Employment Agreement) and ending 1 year following a “change in control,” the CEO Multiplier will increase to three times and the cash severance will be paid in a lump sum; (ii) up to 18 months of continued medical coverage for Mr. Nia and his dependents; (iii) accelerated vesting of any then-outstanding portion of the Sign-On Award or other time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Mr. Nia remained employed during the applicable performance period and actual performance over the applicable performance period.
•Under the New CEO Employment Agreement, Mr. Nia will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

CHIEF OPERATING OFFICER EMPLOYMENT AGREEMENT AND COMPENSATION ARRANGEMENTS
On June 9, 2021, the Company and Mack-Cali UK Ltd. (now Veris Residential UK, Ltd.), a wholly owned subsidiary of the Operating Partnership, entered into an amended and restated employment agreement with Ms. Malhari (the “COO Employment Agreement”) as the Company’s Executive Vice President and Chief Operating Officer that provides as follows:
•An initial term commencing on June 9, 2021 and ended on December 31, 2023, automatically renewed for an annual term ending December 31, 2024, and subject to automatic annual renewals thereafter unless earlier terminated;
•An annual base salary of $300,000, subject to potential merit increases (but not decreases) each year;
•A target annual bonus opportunity of 100% of base salary (the “Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 150% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee; and
•Each calendar year while Ms. Malhari is employed, Ms. Malhari is eligible for an annual equity award under the Company’s then-current equity incentive plan as determined by the Board or the Compensation Committee in its sole discretion under such plans and programs as may be in effect for other senior-level executives at the time of grant.
•A one-time sign-on bonus of $100,000, conditioned on repayment in full if Ms. Malhari resigned without “good reason” (as defined in the COO Employment Agreement) or was terminated for “cause” (as defined in the COO Employment Agreement) within one year of June 9, 2021.
•In addition to standard employee benefits (including health coverage for Ms. Malhari and her dependents in the U.S. and the U.K., not to exceed a cost to the Company of $25,000 per year), Ms. Malhari will receive reasonable tax compliance assistance, and, in the event that Ms. Malhari relocates her principal residence to the Jersey City, New Jersey metropolitan area, reimbursement for relocation costs up to $50,000 in the aggregate. In 2022, Ms. Malhari relocated her principal residence to the Jersey City, New Jersey metropolitan area and in January 2023 was reimbursed $22,715 for relocation related expenses.
•Upon a termination on account of death or disability, Ms. Malhari, or her beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date and a prorated target bonus for the year of termination. Other outstanding equity awards will be treated in accordance with their terms.
•Upon a termination without “cause” (as defined in the COO Employment Agreement) or by Ms. Malhari for “good reason” (as defined in the COO Employment Agreement), subject to execution of a release of claims,

Ms. Malhari will be entitled to (i) cash severance equal to 1.5 times (the “COO Multiplier”) the sum of her base salary and target bonus, paid as soon as practicable following the date of her termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as defined in the COO Employment Agreement) and ending 1 year following a “change in control,” the COO Multiplier will increase to two times; (ii) up to 18 months of continued medical coverage for Ms. Malhari and her dependents; (iii) accelerated vesting of any then-outstanding portion of any time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Ms. Malhari remained employed during the applicable performance period and actual performance over the applicable performance period.
•Under the COO Employment Agreement, Ms. Malhari will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during her employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

CHIEF INVESTMENT OFFICER EMPLOYMENT AGREEMENT AND COMPENSATION ARRANGEMENTS
On March 23, 2022 (the CIO Effective Date”), the Company entered into an employment agreement with Mr. Turkanis (the “CIO Employment Agreement”) as the Company’s Executive Vice President and Chief Investment Officer that provides as follows:
•An initial term commencing on April 4, 2022 and ending on December 31, 2024, subject to automatic annual renewals thereafter unless earlier terminated;
•An annual base salary of $400,000, subject to potential merit increases (but not decreases) each year;
•A target annual bonus opportunity of 100% of base salary (the “CIO Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 150% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee. The CIO Employment Agreement provided that the annual bonus for Mr. Turkanis for 2022 would be computed such that Mr. Turkanis was deemed to have commenced employment on January 1, 2022, and would be no less than $400,000; and
•Each calendar year while Mr. Turkanis is employed, Mr. Turkanis is eligible for an annual equity award under the Company’s then-current equity incentive plan as determined by the Board or the Compensation Committee in its sole discretion under such plans and programs as may be in effect for other senior-level executives at the time of grant. The CIO Employment Agreement provided that the annual equity award granted to Mr. Turkanis for 2022 would have a target value equal to $500,000 and would be made as soon as practicable following the CIO Effective Date and no later than April 30, 2022.
•A one-time sign-on bonus of $275,000, conditioned on repayment in full if Mr. Turkanis resigned without “good reason” (as defined in the CIO Employment Agreement) or was terminated for “cause” (as defined in the CIO Employment Agreement) within one year of the CIO Effective Date;
•A one-time grant of restricted stock units with a target value equal to $425,000 which vests 50% on the first anniversary of the grant date and 25% on each of the next two anniversaries of the grant date, subject to Mr. Turkanis’ continued employment;
•As noted above, Mr. Turkanis was also entitled to the CIO Sign-On Option Award;
•Upon a termination on account of death or disability, Mr. Turkanis, or his beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date and a prorated target bonus for the year of termination. Other outstanding equity awards will be treated in accordance with their terms.
•Upon a termination without cause (as defined in the CIO Employment Agreement) or by Mr. Turkanis for “good reason” (as defined in the CIO Employment Agreement), subject to execution of a release of claims, Mr. Turkanis will be entitled to (i) cash severance equal to 1.5 times (the “CIO Multiplier”) the sum of his base salary and target bonus, paid as soon as practicable following the date of his termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as defined in the CIO Employment Agreement) and ending 1 year following a “change in control,” the CIO Multiplier will increase to two times; (ii) up to 18 months of continued medical coverage for Mr. Turkanis and his dependents; (iii) accelerated vesting of any then-outstanding portion of the CIO Sign-On Award or other time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Mr. Turkanis remained employed during the applicable performance period and actual performance over the applicable performance period.
•Under the CIO Employment Agreement, Mr. Turkanis will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

GENERAL COUNSEL EMPLOYMENT AGREEMENT AND COMPENSATION ARRANGEMENTS
On March 25, 2022 (the “GC Effective Date”), the Company entered into an employment agreement with Ms. Fielder (the “GC Employment Agreement”) as the Company’s Executive Vice President, General Counsel and Corporate Secretary that provides as follows:
•An initial term commencing on April 18, 2022 (the “GC Start Date”) and ending on December 31, 2024, subject to automatic annual renewals thereafter unless earlier terminated;

•An annual base salary of $400,000, subject to potential merit increases (but not decreases) each year;
•A target annual bonus opportunity of 100% of base salary (the “Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 150% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee. The GC Employment Agreement provided that the annual bonus for Ms. Fielder for 2022 would be computed such that Ms. Fielder was deemed to have commenced employment on January 1, 2022, and would be no less than $400,000; and
•Each calendar year while Ms. Fielder is employed, Ms. Fielder is eligible for an annual equity award under the Company’s then-current equity incentive plan as determined by the Board or the Compensation Committee in its sole discretion under such plans and programs as may be in effect for other senior-level executives at the time of grant. The GC Employment Agreement provided that the annual equity award granted to Ms. Fielder for 2022 would have a target value equal to 140% of Ms. Fielder’s annual base salary and would be made as soon as practicable following the GC Effective Date and no later than 30 days following the GC Start Date.
•A one-time grant of restricted stock units with a target value equal to $400,000 which vests 60% on December 31, 2022, 20% on December 31, 2023, and 20% on the third anniversary of the grant date, subject to Ms. Fielder’s continued employment.
•Upon a termination on account of death or disability, Ms. Fielder, or her beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date and a prorated target bonus for the year of termination. Other outstanding equity awards will be treated in accordance with their terms.
•Upon a termination without “cause” (as defined in the GC Employment Agreement) or by Ms. Fielder for “good reason” (as defined in the GC Employment Agreement), subject to execution of a release of claims, Ms. Fielder will be entitled to (i) cash severance equal to 1.5 times (the “GC Multiplier”) the sum of her base salary and target bonus, paid as soon as practicable following the date of her termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as defined in the GC Employment Agreement) and ending 1 year following a “change in control,” the GC Multiplier will increase to two times; (ii) up to 18 months of continued medical coverage for Ms. Fielder and her dependents; (iii) accelerated vesting of any then-outstanding portion of any time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Ms. Fielder remained employed during the applicable performance period and actual performance over the applicable performance period.
•Under the GC Employment Agreement, Ms. Fielder will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during her employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

CHIEF FINANCIAL OFFICER EMPLOYMENT AGREEMENT AND COMPENSATION ARRANGEMENTS
On March 28, 2022, the Company entered into an amended and restated employment agreement with Ms. Lombard (the “CFO Employment Agreement”) as the Company’s Executive Vice President and Chief Financial Officer that provides as follows:
•An initial term commencing on April 1, 2022 and ending on December 31, 2024, subject to automatic annual renewals thereafter unless earlier terminated;
•An annual base salary of $400,000, subject to potential merit increases (but not decreases) each year;
•A target annual bonus opportunity of 100% of base salary (the “Target Bonus”), with a threshold bonus of 50% of the Target Bonus, and a maximum bonus of 150% of the Target Bonus, based on performance goals to be established annually by the Compensation Committee; and
•Each calendar year while Ms. Lombard is employed, Ms. Lombard is eligible for an annual equity award under the Company’s then-current equity incentive plan as determined by the Board or the Compensation Committee in its sole discretion under such plans and programs as may be in effect for other senior-level executives at the time of grant.
•A one-time sign-on bonus of $300,000, conditioned on repayment in full if Ms. Lombard resigned without “good reason” (as defined in the CFO Employment Agreement) or was terminated for “cause” (as defined in the CFO Employment Agreement) within one year of January 18, 2022.
•A one-time grant of restricted stock units with a target value equal to $150,000 which vests equitably in three installments on each of the first three anniversaries of the date of the grant, subject to Ms. Lombard’s continued employment.
•Upon a termination on account of death or disability, Ms. Lombard, or her beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date and a prorated target bonus for the year of termination. Other outstanding equity awards will be treated in accordance with their terms.
•Upon a termination without “cause” (as defined in the CFO Employment Agreement) or by Ms. Lombard for “good reason” (as defined in the CFO Employment Agreement), subject to execution of a release of claims, Ms. Lombard will be entitled to (i) cash severance equal to 1.5 times (the “CFO Multiplier”) the sum of her base salary and target bonus, paid as soon as practicable following the date of her termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as defined in the CFO Employment Agreement) and ending 1 year following a “change in control,” the CFO Multiplier will increase to two times; (ii) up to 18 months of continued medical coverage for Ms. Lombard and her dependents; (iii) accelerated vesting of any then-outstanding portion of any time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Ms. Lombard remained employed during the applicable performance period and actual performance over the applicable performance period.
•Under the CFO Employment Agreement, Ms. Lombard will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during her employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants.

SEVERANCE AND CHANGE-IN-CONTROL PAYMENTS
Each of our named executive officers was subject to an employment agreement with the Company in 2023. These agreements provide for certain severance benefits in the event of termination of their employment in certain circumstances. These benefits are commonly offered among peer companies, and therefore enable us to attract and retain key talent. In particular, they ensure the retention of our named executive officers when considering potential transactions which may create uncertainty as to their continued employment. The employment agreements for each of the named executive officers that were in effect in 2023 provided for severance payments in the event of involuntary termination without cause or constructive termination for good reason and double trigger severance benefits in the event of a change in control that are two (2.0) or three (3.0) times the sum of annual base salary and bonus for the chief executive officer and one and one-half (1.5) or two (2.0) times the sum of annual base salary and bonus for the other named executive officers. See “— Potential Payments Upon Termination or Change in Control” below for a summary of benefits payable to our named executive officers pursuant to each of their respective employment agreements in effect as of December 31, 2023 in connection with a termination of employment or change in control, calculated as if the applicable termination event occurred on December 31, 2023.

BENEFITS AND OTHER COMPENSATION
401(K) SAVINGS PLAN
The Company maintains a tax-qualified defined contribution plan (the “401(k) Plan”) for the benefit of all its eligible employees, including the named executive officers. The provisions and features of the plan apply to all participants in the plan, including the named executive officers. Eligible employees may elect to defer from one percent (1%) up to sixty percent (60%) of their annual compensation on a pre-tax basis to the 401(k) Plan, subject to certain limitations imposed by federal law. The Company may make discretionary matching or profit-sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always one hundred percent (100%) vested in their pre-tax contributions and any matching or profit sharing contributions. All contributions are allocated as a percentage of compensation of the eligible participants for the plan year. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of their vested account balance in the 401(k) Plan in a single sum upon their termination of service with the Company. A participant may receive a distribution of their vested account balance in the 401(k) Plan in a single sum or in installment payments upon reaching retirement age. In 2023, there were $600,142 in discretionary matching or profit-sharing contributions made by the Company to the plan on behalf of all employees, including $29,700 on behalf of the named executive officers.

OTHER COMPENSATION
The Company offers limited perquisites to certain of its executive officers in the form of vehicle allowances. See notes 10 and 12 under “Executive Compensation — Summary Compensation Table”. The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees, nor does it offer non-qualified defined contribution plans.

EQUITY OWNERSHIP GUIDELINES
In order to align the interests of our directors and executives with the interests of our stockholders, we adopted stock ownership guidelines for executive officers and non-employee directors in April 2021. Minimum required ownership levels for executive officers are a multiple of base salary and for non-employee directors are a multiple of the annual cash retainer as follows:

MULTIPLE OF SALARY/RETAINER
CEO	5x Salary
EVP-level	2x Salary
Non-Employee Directors	5x Cash Retainer

Shares that count toward ownership include: directly owned shares of Common Stock, directly owned units of limited partnership interest of our operating partnership (“LTIP Units”), beneficially owned shares held indirectly (e.g., by immediate family members or trusts), vested share units in a non-qualified deferral arrangement and shares held in the 401(k) Plan. Unexercised stock options, and unearned performance-based stock units or LTIP Units do not count as ownership under the guidelines. Until the required ownership level is achieved, the executive or director must retain 50% of the shares remaining after payment of taxes and, if applicable, the exercise price upon the exercise of stock options or vesting of time-based or performance-based stock units or LTIP Units. In February 2022, we increased this retention requirement from 50% to 100% of net-after-tax shares.

COMPENSATION CLAWBACK POLICIES
In April 2021, we adopted a compensation clawback policy that enables the Board of Directors to recover performance-based cash and equity incentive compensation paid to certain current or former executives (“Covered Employees” as defined below) in the event of a restatement of our financial results in certain circumstances, as described below. Specifically, the policy provides that if (i) we are required to restate our financial statements due to material non-compliance by the Company with any financial reporting requirement under the securities laws (other than a restatement due to changes in accounting policy, generally accepted accounting principles or applicable law), (ii) fraud or willful misconduct contributed to the requirement to restate our financial statements, and (iii) a lower incentive-based compensation award would have been made to one of more Covered Employees based on the restated financial results, then the Board is entitled to recover the overpayment. Covered Employees include current and former executive officers and any current or former employee required by the Company to provide backup certifications for quarterly financial reports. The policy permits clawback from any Covered Employee who received an overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. The policy applies to any overpayment received after the effective date of the policy, based on the affected consolidated financial statements for up to three years after an incentive-based compensation award is earned.

On October 2, 2023, the Compensation Committee adopted an additional executive compensation clawback policy (the “Dodd-Frank Clawback Policy”) in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and Section 303A.14 of the New York Stock Exchange Listed Company Manual. Under the Dodd-Frank Clawback Policy, in the event of an accounting restatement due to the material noncompliance of the Company or Operating Partnership with any financial reporting requirement under the securities laws, the Company is required to recover from executive officers of the Company incentive compensation paid to executive officers in any form that the executive officers would not have been entitled to receive based on the restated amounts.

ANTI-HEDGING/ANTI-PLEDGING POLICY
The Board of Directors has adopted a policy that provides that executive officers, employees, and directors may not acquire securities issued by the Company or any of its affiliates using borrowed funds, may not use margin in respect of securities issued by the Company or any of its affiliates, may not pledge securities issued by the Company or any of its affiliates as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by the Company or its affiliates, each of which the Board of Directors believes would be inconsistent with the purposes and intent of the stock ownership guidelines applicable to directors and the executive officers.
COMPENSATION RISK ASSESSMENT
In setting compensation, the Compensation Committee considers the risks to our stockholders that may be inherent in our compensation programs. At the direction of the Compensation Committee, we conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee reviewed and discussed the findings of this assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incentivize employees to take unnecessary or excessive risks. Although a significant portion of our executives’ compensation is performance-based and “at-risk,” we believe our executive compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:
•We set performance criteria that we believe are challenging, yet reasonable in light of past performance and market conditions, and we use a variety of performance metrics that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;
•Our executive compensation program includes an appropriate balance of fixed versus variable pay, cash versus equity, and short-term versus long-term incentive compensation elements;
•We provide a significant portion of long-term incentive compensation in the form of performance- based and service-based stock units and LTIP Units. The amounts ultimately earned under the awards are tied to how we perform and requisite service-based vesting over multiple years, which focuses management on sustaining our long-term performance;
•Payouts under our performance-based awards have a range of payout opportunity and may result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach; and
•The Compensation Committee considers non-financial and other qualitative performance factors in determining actual compensation payouts.

In sum, we believe our executive compensation program is structured so that (i) we maintain a conservative risk profile that aims to achieve strong stockholder returns and long-term results; (ii) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in our long-term interests; (iii) we provide incentives to manage for long-term performance; and (iv) a considerable amount of the wealth of our executives is tied to our long-term success. We believe this combination of factors encourages our executives to manage the Company in a prudent manner. The Compensation Committee specifically considered compensation risk implications during its deliberations on annual cash incentive plan awards and performance metrics for all executive officers.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement (and incorporated by reference into the Company’s 2023 Annual Report). This report is provided by the following independent directors, who comprise all of the members of the Compensation Committee:
COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS
Frederic Cumenal, Chair
A. Akiva Katz
Victor B. MacFarlane
Howard S. Stern

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, the Compensation Committee consisted of Frederic Cumenal, Chair, A. Akiva Katz, Victor B. MacFarlane, and Howard S. Stern. During 2023 and since then, no member of the Compensation Committee was at any time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section “Certain Relationships and Related Transactions” of this Proxy Statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2023 or since then.

EXECUTIVE COMPENSATION
The following table sets forth certain information concerning the compensation of our named executive officers for the Company’s fiscal years ended December 31, 2023, 2022 and 2021, respectively. Information for Mr. Turkanis, Ms. Lombard and Ms. Fielder is only shown for fiscal years 2023 and 2022, as they each initially commenced their employment with the Company in fiscal year 2022. Information for Ms. Malhari is only shown for fiscal years 2023 and 2022 as Ms. Malhari initially became a named executive officer in 2022.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive plan Compensation ($) (2)	All other Compensation ($)		Totals ($)
Mahbod Nia	2023	800,000	—	4,000,000	—	2,238,000	26,210	(3)	7,064,210
Chief Executive Officer	2022	800,000	—	4,000,000	—	2,078,986	—		6,878,986
	2021	652,603	—	4,000,000	3,866,500	2,400,000	50,000		10,969,103

Amanda Lombard	2023	400,000	—	650,000	—	573,000	29,810	(3)	1,652,810
Chief Financial Officer	2022	375,385	300,000	450,000	—	546,498	26,900		1,698,783

Jeffrey Turkanis	2023	400,000	—	750,000	—	573,000	31,363	(3)	1,754,363
Chief Investment Officer	2022	292,307	275,000	925,000	1,100,000	546,498	36,120		3,174,925

Anna Malhari	2023	400,000	—	600,000	—	573,000	42,230	(3)	1,615,230
Chief Operating Officer	2022	400,000	—	300,000	—	546,498	8,190		1,254,688

Taryn Fielder	2023	400,000	—	750,000	—	573,000	31,162	(3)	1,754,162
Executive Vice President, General Counsel and Corporate Secretary	2022	276,923	—	960,000	—	546,498	33,133		1,816,554
(1)This column represents the grant date fair value of the Share Awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Share awards for Mr. Nia, Ms. Malhari, Mr. Turkanis, Ms. Fielder and Ms. Lombard consist of service-vesting RSUs and performance-vesting PSUs granted on March 17, 2023. The grant date fair value of each RSU awarded on March 17, 2023 to Mr. Nia, Ms. Malhari, Mr. Turkanis, Ms. Fielder and Ms. Lombard in the amounts of 139,567, 20,935, 26,169, 26,169 and 22,680 RSUs, respectively, was equal to the closing price on New York Stock Exchange on the date prior to the award date ($14.33). The grant date fair value for the PSUs awarded to Mr. Nia, Ms. Malhari, Mr. Turkanis, Ms. Fielder and Ms. Lombard in the maximum amounts of 228,409, 34,261, 42,827, 42,827, and 37,117 on March 17, 2023, respectively, was $12.90 per PSU for the absolute TSR component and $15.33 per PSU for the relative TSR component and was determined using a Monte Carlo simulation probabilistic valuation model, disregarding for this purpose the estimate of forfeitures related to time-based vesting conditions. The amounts listed in this column include the following amounts for PSUs awarded in 2023: for Mr. Nia, $2,000,000; for Ms. Lombard, $325,000; for Mr. Turkanis, $375,000; for Ms. Malhari, $300,000; and for Ms. Fielder, $375,000. Similarly, the amounts listed in this column also include the following amounts in respect of RSUs awarded in 2023 that include an outperformance modifier which could increase the number of shares issuable under the award: for Mr. Nia, $2,000,000; for Ms. Lombard, $325,000; for Mr. Turkanis, $375,000; for Ms. Malhari, $300,000; and for Ms. Fielder, $375,000. Per SEC rules, the values of these RSUs are reported based on their grant date fair values, which reflect that the achievement of the outperformance goals was not considered probable on the grant date. The grant date value of the maximum number of RSUs that may be earned under these awards if the outperformance goals are achieved is: $4,000,000 for Mr. Nia; $650,000 for Ms. Lombard; $750,000 for Mr. Turkanis; $600,000 for Ms. Malhari; and $750,000 for Ms. Fielder.
(2)The 2023 annual cash incentive plan awards were paid on March 14, 2024 in respect of 2023 performance based on the achievement of the 2023 performance metrics. See “Compensation Discussion and Analysis — Components of Compensation in 2023 — Annual Cash Incentive Plan Compensation” above.
(3)Includes (a) annual vehicle allowances for Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder in the amount of $15,600; (b) annual Company matching contributions to the 401(k) plans of Ms. Lombard, Mr. Turkanis and Ms. Fielder in the amounts of $9,900, $9,900 and $9,900, respectively; (c) annual mobile phone allowances for Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder in the amount of $780; (d) dividends paid on unvested service-vesting RSUs for Mr. Nia, Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder in the amounts of $26,210, $3,530, $5,083, $3,135 and $4,882, respectively; and (e) a relocation allowance of $22,715 paid to Ms. Malhari pursuant to her employment agreement in connection with the relocation of her primary residence to the Jersey City, New Jersey metropolitan area.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (3)		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Mahbod Nia	3/17/2023	$600,000	$1,200,000	$2,400,000	57,102	142,755	228,409	139,567	(4)	—	—	$4,000,000

Amanda Lombard	3/17/2023	$200,000	$400,000	$600,000	9,279	23,198	37,117	22,680	(4)	—	—	$650,000

Jeffrey Turkanis	3/17/2023	$200,000	$400,000	$600,000	10,706	26,766	42,827	26,169	(4)	—	—	$750,000

Anna Malhari	3/17/2023	$200,000	$400,000	$600,000	8,565	21,414	34,261	20,935	(4)	—	—	$600,000

Taryn Fielder	3/17/2023	$200,000	$400,000	$600,000	10,706	26,766	42,827	26,169	(4)	—	—	$750,000
(1)Represents threshold, target, and maximum bonus opportunities under our 2023 annual cash incentive plan.
(2)Represents PSU awards subject to performance-based vesting conditions.
(3)Represents service-vesting RSU awards subject to time-vesting conditions.
(4)These RSUs also include an outperformance modifier attached that could increase the original award up to 200% based on our achievement of superior results for AFFO through December 31, 2025.
(5)The amounts shown in this column represent the grant date fair value of awards on the date of grant, computed in accordance with FASB ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)

Mahbod Nia	633,334	316,666	15.79	3/10/2028	255,703	$4,022,208	1,026,470	$5,696,667
Amanda Lombard	—	—	—	—	34,441	$541,757	82,880	$243,249
Jeffrey Turkanis	83,333	166,667	16.33	4/18/2028	49,592	$780,082	113,780	$360,107
Anna Malhari	—	—	—	—	30,586	$481,118	101,252	$496,675
Taryn Fielder	—	—	—	—	42,728	$672,111	119,154	$383,136
(1)On March 10, 2021, in connection with his new employment agreement, Mr. Nia was issued stock options to purchase 950,000 shares of common stock. These options vest in three substantially equal installments on the first three anniversaries of the grant date commencing March 10, 2022.
(2)On April 18, 2022, in connection with his new employment agreement, Mr. Turkanis was issued stock options to purchase 250,000 shares of common stock. These options vest in three substantially equal installments on the first three anniversaries of the grant date commencing on April 18, 2023.
(3)Consists of unvested service-vesting RSU awards subject to time-based vesting.
(4)Market value is based upon a market price of the Common Stock of $15.73 per share, the closing price of the Common Stock on the NYSE on December 29, 2023, the last trading day of 2023.
(5)Consists of unvested PSU awards subject to performance-based vesting and additional RSUs that may be earned pursuant to the outperformance modifier with respect to such RSUs. With respect to awards made on April 21, 2021 and June 9, 2021, includes 227,790 and 10,931 PSUs for Mr. Nia and Ms. Malhari, and an additional 122,926 and 12,042 RSUs that may be earned pursuant to the outperformance modifier with respect to such RSUs for Mr. Nia and Ms. Malhari, respectively. With respect to awards made on March 10, 2022 and April 29, 2022, includes 195,038, 14,628, 29,169, 14,628 and 32,669 PSUs for Mr. Nia, Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder, respectively, and an additional 112,740, 8,455, 15,615, 8,455 and 17,489 RSUs that may be earned pursuant to the outperformance modifier with respect to such RSUs for Mr. Nia, Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder, respectively. With respect to awards made on March 17, 2023, includes 228,409, 37,117, 42,827, 34,261 and 42,827 PSUs for Mr. Nia, Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder, respectively, and an additional 139,567, 22,680, 26,169, 20,935 and 26,169 RSUs that may be earned pursuant to the outperformance modifier with respect to such RSUs for Mr. Nia, Ms. Lombard, Mr. Turkanis, Ms. Malhari and Ms. Fielder, respectively.
(6)The amounts reported represent hypothetical payout value, if any, under unvested PSUs based upon a market price of the Common Stock of $15.73 per share, the closing price of the Common Stock on the NYSE on December 29, 2023, the last trading day of 2023. Amounts reported in this column represent vesting and payout at the Threshold level for the absolute TSR component (75%) and at Maximum level for the relative TSR component (25%) for 2022 and 2021 PSUs based on actual performance as of December 31, 2023. Amounts reported in this column also represent vesting and payout at the Threshold level for the absolute TSR component (50%) and at Threshold level for the relative TSR component (50%) for 2023 PSUs based on actual performance as of December 31, 2023. Amounts include the additional RSUs subject to the 2021 grant that may be earned pursuant to the outperformance modifier with respect to such RSUs discussed in footnote (5) above as these RSUs are earned at the Maximum level of performance as of December 31, 2023. Amounts exclude the additional RSUs subject to the 2023 and 2022 grants that may be earned pursuant to the outperformance modifier with respect to such RSUs discussed in footnote (5) above as none are earned at the Threshold level of performance as of December 31, 2023.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(6)
Mahbod Nia	—	—	78,555	(1)	1,217,743
Amanda Lombard	—	—	5,880	(2)	91,551
Jeffrey Turkanis	—	—	18,218	(3)	285,944
Anna Malhari	—	—	6,832	(4)	107,403
Taryn Fielder	—	—	10,728	(5)	172,377

(1)Consists of 37,580 service-vesting RSUs that vested for Mr. Nia on March 10, 2023 and 40,975 service-vesting RSUs that vested for Mr. Nia on April 21, 2023.
(2)Consists of 2,818 service-vesting RSUs that vested for Ms. Lombard on March 10, 2023 and 3,062 service-vesting RSUs that vested for Ms. Lombard on April 18, 2023.
(3)Consists of 13,013 service-vesting RSUs that vested for Mr. Turkanis on April 18, 2023 and 5,205 service-vesting RSUs that vested for Mr. Turkanis on April 29, 2023.
(4)Consists of 2,818 service-vesting RSUs that vested for Ms. Malhari on March 10, 2023, 3,073 service-vesting RSUs that vested for Ms. Malhari on April 21, 2023 and 941 service-vesting RSUs that vested for Ms. Malhari on June 9, 2023.
(5)Consists of 5,829 service-vesting RSUs that vested for Ms. Fielder on April 29, 2023 and 4,899 service-vesting RSUs that vested for Ms. Fielder on December 31, 2023.
(6)Amounts shown calculate the value realized based upon the closing price of the Common Stock on the applicable vesting date or, if the vesting date was not a trading day, the closing price on the first trading day following the vesting date (March 10, 2023: $15.70; April 18, 2023: $15.45; April 21, 2023: $15.32; April 29, 2023: $16.31; June 9, 2023: $17.09; and December 31, 2023: $15.78).

PENSION BENEFITS
The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

NON-QUALIFIED DEFERRED COMPENSATION
The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth information regarding amounts payable to Messrs. Nia and Turkanis and to Mses. Lombard, Malhari and Fielder pursuant to each of their respective employment agreements in effect as of December 31, 2023 in connection with a termination of employment or change in control, calculated as if the applicable termination event occurred on December 31, 2023. Except for the termination events set forth in the table below, as of December 31, 2023, the named executive officers were not entitled to any other payments upon a change in control. Equity award values are calculated based on the closing price of a share of Common Stock on December 29, 2023 ($15.73).

Name	Payments upon termination by Company without cause or by executive for good reason(1)		Payment upon termination due to death or disability(1)		Payments upon termination by the Company without cause or by the executive for good reason within two years of a change in control(1)
Mahbod Nia	13,413,204	(2)	7,322,713	(3)	22,113,819	(4)
Chief Executive Officer
Amanda Lombard	1,476,629	(5)	546,224	(6)	2,670,364	(7)
Chief Financial Officer
Jeffrey Turkanis	1,705,266	(8)	761,665	(9)	3,184,772	(10)
Chief Investment Officer
Anna Malhari	1,699,337	(11)	756,645	(12)	2,953,051	(13)
Chief Operating Officer
Taryn Fielder	1,591,192	(14)	679,694	(15)	3,115,841	(16)
Executive Vice President, General Counsel and Corporate Secretary

1)The terms “cause,” “good reason,” “disability” and “change in control” have the meanings ascribed to such terms in the applicable employment agreements of each named executive officer.
2)Amount includes (i) an aggregate severance payment of $6,077,991; (ii) immediate vesting of 316,666 options valued at $0.00, or $0.00 per option, based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($15.79); (iii) immediate vesting of 255,703 RSUs subject to time-based vesting valued at $4,022,208; (iv) eligible for vesting of 85,307 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $1,341,879; (v) vesting of 122,926 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $1,933,626 and (vi) the continuation of health insurance coverage for a period of 18 months, valued at approximately $37,500.
3)Amount includes (i) immediate vesting of 316,666 options valued at $0, or $0.00 per option, based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($15.79); (ii) immediate vesting of 255,703 RSUs subject to time-based vesting valued at $4,022,208; (iii) eligible for vesting of 85,307 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $1,341,879; (iv) vesting of 122,926 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $1,933,626 and (v) the continuation of health insurance coverage for a period of 12 months, valued at approximately $25,000.
4)Amount includes (i) an aggregate severance payment of $9,116,986; (ii) immediate vesting of 316,666 options valued at $0.00, or $0.00 per option, based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($15.79); (iii) immediate vesting of 255,703 RSUs subject to time-based vesting valued at $4,022,208; (iv) immediate vesting of 445,232 PSUs subject to performance-based vesting valued at $7,003,499, based on actual performance of all PSUs measured as of December 31, 2023 in connection with a termination upon a change in control; (v) vesting of 122,926 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $1,933,626 and (vi) the continuation of health insurance coverage for a period of 18 months, valued at approximately $37,500.
5)Amount includes (i) an aggregate severance payment of $1,200,000; (ii) immediate vesting of 8,301 RSUs subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $130,575; (iii) immediate vesting of 6,124 RSUs subject to time-based vesting (granted as an inducement award) valued at $96,331; and (iv) eligible for vesting of 3,161 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $49,723.
6)Amount includes (i) immediate vesting of 3,247 RSUs subject to time-based vesting (granted as an inducement award), as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $51,075; (ii) immediate vesting of 28,317 subject to time-based vesting valued at $445,426; and (iii) eligible for vesting of 3,161 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $49,723.
7)Amount includes (i) an aggregate severance payment of $1,600,000; (ii) immediate vesting of 28,317 RSUs subject to time-based vesting valued at $445,426; (iii) immediate vesting of 6,124 RSUs subject to time-based vesting (granted as an inducement award) valued at $96,331; and (iv) immediate vesting of 33,605 PSUs subject to performance-based vesting valued at $528,607 and based on actual performance of all PSUs measured as of December 31, 2023 in connection with a termination upon a change in control.
8)Amount includes (i) an aggregate severance payment of $1,200,000 (ii) immediate vesting of 166,667 options valued at $0, based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($16.33); (iii) immediate vesting of 10,453 RSUs subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $164,426; (iv) immediate vesting of 13,013 RSUs subject to time-based vesting (granted as an inducement award) valued at $204,694; (v) eligible for vesting of 4,943 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $77,753; and (vi) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.
9)Amount includes (i) immediate vesting of 166,667 options valued at $0, or $0.00 per option, based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($16.33); (ii) immediate vesting of 6,899 RSUs subject to time-based vesting (granted as an inducement award), as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $108,521; (iii) immediate vesting of 36,579 RSUs subject to time-based vesting valued at $575,391; and (iv) eligible for vesting of 4,943 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $77,753.
10)Amount includes (i) an aggregate severance payment of $1,600,000 (ii) immediate vesting of 166,667 options valued at $0.00, or $0.00 per option based on the spread between the closing price of the Common Stock as reported on the NYSE on December 29, 2023 ($15.73) and the exercise price of the options ($16.33); (iii) immediate vesting of 36,579 RSUs subject to time-based vesting valued at $575,391; (iv) immediate vesting of 13,013 RSUs subject to time-based vesting (granted as an inducement award) valued at $204,694;(v) immediate vesting of 47,444 PSUs subject to performance-based vesting valued at $746,294 and based on actual performance of all PSUs measured as of December 31, 2023 in connection with a termination upon a change in control; and (vi) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.
11)Amount includes (i) an aggregate severance payment of $1,200,000; (ii) immediate vesting of 10,516 RSUs subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $165,417; (iii) eligible for vesting of 5,474 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $86,106; (iv) vesting of 12,042 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $189,421 and (v) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.
12)Amount includes (i) immediate vesting of 30,586 RSUs subject to time-based vesting valued at $481,118; and (ii) eligible for vesting of 5,474 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $86,106; and (iv) vesting of 12,042 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $189,421.
13)Amount includes (i) an aggregate severance payment of $1,600,000; (ii) immediate vesting of 30,586 RSUs subject to time-based vesting valued at $481,118; (iii) immediate vesting of 39,677 PSUs subject to performance-based vesting valued at $624,119 and based on actual performance of all PSUs measured as of December 31, 2023 in connection with a termination upon a change in control; (iv) vesting of 12,042 OPRSUs that were earned as of December 31, 2023 based on actual performance, valued at $189,421 and (v) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.
14)Amount includes (i) an aggregate severance payment of $1,200,000; (ii) immediate vesting of 10,877 RSUs subject to time-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, valued at $171,095; (iii) immediate vesting of 4,899 RSUs subject to time-based vesting (granted as an inducement award) valued at $77,061; (iv) eligible for vesting of 5,381 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $84,643; and (v) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.
15)Amount includes (i) immediate vesting of 37,829 RSUs subject to time-based vesting valued at $595,051; and (ii) eligible for vesting of 5,381 PSUs subject to performance-based vesting, as adjusted on a pro rata basis for the term of service relative to the three-year vesting term of the award, and based on actual performance of all PSUs measured as of December 31, 2023, valued at $84,643.
16)Amount includes (i) an aggregate severance payment of $1,600,000; (ii) immediate vesting of 37,829 RSUs subject to time-based vesting valued at $595,051; (iii) immediate vesting of 4,899 RSUs subject to time-based vesting (granted as an inducement award) valued at $77,061;and (iv) immediate vesting of 49,926 PSUs subject to performance-based vesting valued at $785,336 and based on actual performance of all PSUs measured as of December 31, 2023 in connection with a termination upon a change in control; and (v) the continuation of health insurance coverage for a period of 18 months, valued at approximately $58,393.

CEO PAY RATIO
Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K promulgated by the SEC thereunder requires the Company to disclose the median of the annual total compensation of all employees, excluding the chief executive officer, and the ratio of the median of the annual total compensation of all employees to the annual total compensation of the chief executive officer. In 2023, we identified the median employee using our employee population on December 31, 2023 and based on each employee’s total compensation, using the same elements of compensation reportable in the Summary Compensation Table for named executive officers as the “consistently applied compensation measure” under Item 402(u) of Regulation S-K. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We did not make any assumptions, adjustments, or estimates other than annualizing the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2023. We then calculated the 2023 total compensation for the 2023 median employee using the same methodology as required for the 2023 Summary Compensation Table.

In 2023, the total compensation of our median employee, excluding the chief executive officer, as calculated using Summary Compensation Table requirements, was $89,614; the total compensation for Mr. Nia, who was serving as our chief executive officer on December 31, 2023, the date that our median employee was identified, was $7,064,210, as reported in the Summary Compensation Table and adjusting Mr. Nia’s base salary to annualize it in accordance with Instruction 2 to Item 402(u) of Regulation S-K; and the ratio of the chief executive officer’s total compensation for 2023 to the 2023 total compensation for the median employee was approximately 79-to-1.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, the information below reflects the relationship between the executive compensation actually paid by us (“CAP”) to our CEO, as principal executive officer, and the other named executive officers (“Other NEOs”) and our financial performance for the years ended December 31, 2023, 2022, 2021 and 2020.

The disclosures included in this section are required by technical SEC rules and do not necessarily align with how the Company or the Compensation Committee views the link between our performance and the compensation of our NEOs. The Compensation Committee did not consider the required pay versus performance disclosures when making its compensation decisions for any of the years presented.

For information regarding the decisions made by our Compensation Committee with respect to the compensation of our NEOs for each fiscal year, including alignment with Company performance, please see the “Compensation Discussion and Analysis” section of the proxy statement for the fiscal years covered.

Year	Mahbod Nia		MaryAnne Gilmartin		Michael DeMarco		Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($) (1)	Value of Initial Fixed $100 Investment Based on(2):		Net Income (in thousands) (4)	Core FFO Per Share(5)
	Summary Compensation Table CEO Total ($)	Compensation Actually Paid to CEO ($)	Summary Compensation Table CEO Total ($)	Compensation Actually Paid to CEO ($)	Summary Compensation Table CEO Total ($)	Compensation Actually Paid to CEO ($)			Total Shareholder Return	Peer Group Total Shareholder Return(3)
2023	7,064,210	5,437,231	n/a	n/a	n/a	n/a	1,694,141	1,627,225	$70.96	$88.50	$(107,265)	$0.53
2022	6,928,986	4,602,019	n/a	n/a	n/a	n/a	1,748,215	1,223,006	$71.41	$57.05	$(52,066)	$0.44
2021	10,969,103	16,792,259	1,806,184	1,045,480	n/a	n/a	2,837,945	1,896,724	$82.40	$92.09	$(119,042)	$0.68
2020	n/a	n/a	1,783,244	1,274,384	9,779,820	(12,920,289)	2,135,277	7,279	$55.86	$55.86	$(51,387)	$1.07

(1)In accordance with SEC rules, CAP is computed by replacing the amounts in the “Stock Awards” column of the Summary Compensation Table from the “Summary Compensation Table CEO Total” and “Average Summary Compensation Table Total for Non-CEO NEOs” columns in this table with the amounts in the “Equity Award Adjustments” column in the tables below, which includes the following amounts: (i) the fair value of as of the last day of the applicable year of unvested equity awards that were granted during such year, (ii) as of the applicable vesting date, the fair value of equity awards granted in the applicable year that vested during such year, (iii) as of the last day of the applicable year, the change in fair value of unvested equity awards granted in prior years that remain unvested as of the last day of the applicable year compared to the last day of the previous year, (iv) as of the applicable vesting date, the change in fair value of equity awards that vested during the applicable year compared to the last day of the previous year and (v) the value of dividends paid in cash on unvested equity awards during the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our CEO or Other NEOs during the applicable year. In accordance with Item 402(v) of Regulation S-K, CAP for our CEO and Average Cap for our Other NEOs was computed as follows:

Year	2023	2022	2021	2021	2020	2020
CEO	Mahbod Nia	Mahbod Nia	Mahbod Nia	MaryAnne Gilmartin	MaryAnne Gilmartin	Michael DeMarco
SCT Total Compensation	$7,064,210	$6,928,986	$10,969,103	$1,806,184	$1,783,244	$9,779,820
Less:
Stock and Option Award Values reported in SCT for the Covered Year	4,000,000	4,000,000	7,866,500	760,704	508,860	3,999,999
Plus:
Fair Value for Stock and Option Awards Granted in Covered Year	4,249,169	3,576,139	13,689,656	—	—	234,479
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(1,842,510)	(1,825,662)	—	—	—	(8,930,503)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(33,638)	(77,444)	—	—	—	(814,431)
Less:			—	—	—	—
Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	—	—	—	9,189,655
	$5,437,231	$4,602,019	$16,792,259	$1,045,480	$1,274,384	$(12,920,289)

Year	2023	2022	2021	2020
Non-CEO NEO
SCT Total Compensation	$1,694,141	$1,748,215	$2,837,945	$2,135,277
Less:
Stock and Option Award Values reported in SCT for the Covered Year	687,500	705,833	1,035,000	800,000
Plus:
Fair Value for Stock and Option Awards Granted in Covered Year	730,328	504,003	744,742	374,404
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(108,209)	(20,368)	302,144	(1,460,302)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	(1,535)	(9,368)	267,930	(64,108)
Less:
Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	293,643	1,221,037	177,992
	$1,627,225	$1,223,006	$1,896,724	$7,279

(2)    The calculations of TSR assume an investment of $100 in each of VRE and the Peer Group REITs (as defined below) on December 31, 2020, and the reinvestment of dividends. The historical TSR information is not necessarily indicative of future performance. The data shown is based on the stock prices at the end of each year shown.
(3)    As disclosed in the Compensation Discussion & Analysis section of our proxy statement each year, the Compensation Committee considers a competitive analysis of pay levels and program design practices used by a peer group of REITs each year (the “VRE Peer Group”). The VRE Peer Group for each of the years presented in the tables above and below were as follows:

2023 VRE Peer Group:
American Assets Trust, Inc. Apartment Income REIT Corp. Apartment Investment and Management Company Armada Hoffler Properties, Inc.	Brandywine Realty Trust Centerspace Elme Communities (formerly Washington REIT) Empire State Realty Trust	Independence Realty Trust, Inc. JBG SMITH Properties Paramount Group, Inc. SL Green Realty Corp.
2022 VRE Peer Group:
American Assets Trust, Inc. Apartment Income REIT Corp. Apartment Investment and Management Company Armada Hoffler Properties, Inc.	Brandywine Realty Trust Centerspace Elme Communities (formerly Washington REIT) Empire State Realty Trust	Independence Realty Trust, Inc. JBG SMITH Properties Paramount Group, Inc. SL Green Realty Corp.
2021 VRE Peer Group:
American Assets Trust, Inc. Bluerock Residential Growth REIT, Inc. Brandywine Realty Trust Columbia Property Trust Corporate Office Properties Trust, Inc.	Cousins Properties Empire State Realty Trust Essential Properties Realty Trust, Inc. Highwoods Properties, Inc. Independence Realty Trust, Inc.	iStar Inc. JBG SMITH Properties Paramount Group, Inc. Piedmont Office Realty Trust Preferred Apartment Communities, Inc. Washington REIT
2020 VRE Peer Group:
Brandywine Realty Trust Columbia Property Trust Corporate Office Properties Trust, Inc. Cousins Properties	Douglas Emmett, Inc. Empire State Realty Trust Equity Commonwealth Highwoods Properties, Inc. Hudson Pacific Properties	JBG SMITH Properties Lexington Realty Trust Paramount Group, Inc. Piedmont Office Realty Trust Washington REIT
(4)    Represents net income available to our common stockholders.
(5)    Represents core funds from operations (“Core FFO”) per share. FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company’s performance over time.

The below graphs illustrate the relationship between the compensation actually paid to our chief executive officers and other named executive officers over the last four years and: (1) our cumulative total stockholder return on an absolute basis and relative to the cumulative total stockholder return of the VRE Peer Group each year; (2) our net income; and (3) our Core FFO per share:

Pay versus TSR & Peer Group TSR 2020 - 2023
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$ thousands
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
$ per share
2020
2021
2022
2023
VRE CEO Nia
VRE CEO Gilmartin
VRE CEO DeMarco
Avg. VRE NEOs
VRE TSR
VRE Peer Group

Pay versus Net Income 2020 - 2023
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$ thousands
$(40,000)
$(50,000)
$(60,000)
$(70,000)
$(80,000)
$(90,000)
$(100,000)
$(110,000)
$(120,000)
$(130,000)
Net Income
2020
2021
2022
2023
VRE CEO Nia
VRE CEO Gilmartin
VRE CEO DeMarco
Avg. VRE NEOs
Net Income

Pay versus Core FFO 2020 - 2023
$20,000
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$ thousands
2020
2021
2022
2023
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
$ per Share
VRE CEO Nia
VRE CEO Gilmartin
VRE CEO DeMarco
Avg. VRE NEOs
Core FFO per share

The Compensation Committee considers the following to be the most important financial performance measures used to link compensation actually paid to company performance during the last fiscal year:

MEASURE	NATURE
Absolute TSR	Financial Metric
Relative TSR	Financial Metric
Core FFO	Financial Metric
Same Store NOI(1)	Financial Metric

(1)Same Store NOI represents net operating income from all in-service properties owned by the Company, excluding properties sold, disposed of, held for sale, removed from service or for any reason considered not stabilized, or being redeveloped or repositioned.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2023, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS AND RIGHTS		(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS AND RIGHTS		(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN(A))
Equity Compensation Plans Approved by Stockholders	1,184,184	(1)	$16.95	(2)	1,219,072
Equity Compensation Plans Not Approved by Stockholders	1,277,975	(3)	15.90		N/A	(4)
Total	2,462,159		N/A		1,219,072

(1)Includes 54,184 shares of unvested restricted Common Stock and 1,130,000 unexercised options.
(2)Weighted average exercise price of outstanding options; excludes restricted Common Stock and LTIP Units.
(3)Includes 1,200,000 stock options issued as a one-time, sign-on “inducement” award under Section 303A.08 of the New York Stock Exchange Listed Company Manual, and 77,975 shares issuable pursuant to the Directors’ Deferred Compensation Plan. See Note 15: Veris Residential, Inc Stockholders’ Equity and Veris Residential, L.P.’s Partners’ Capital — Deferred Stock Compensation Plan For Directors, to the Company’s financial statements beginning on page 92 of the 2023 Annual Report.
(4)The Directors’ Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company’s outstanding shares when the plan commenced on January 1, 1999.

COMPENSATION OF DIRECTORS
Our philosophy on non-employee director compensation is to pay non-employee directors competitively and fairly for the work required. In order to understand competitive practices for non-employee director compensation, our Compensation Committee, with advice from the Compensation Consultant, periodically conducts a comprehensive review of our non-employee director compensation program to ensure our pay levels are competitive and our program design and structure are aligned with recognized governance “best practices.” Director compensation was last assessed in June 2023 and took effect immediately following the 2023 Annual Meeting.

Compensation Element	Effective June 9, 2021	Effective June 6, 2023
Annual Board Service Cash Retainer	$65,000	$75,000
Board Meeting Fees	None	None
Committee Meeting Fees	$1,000 per meeting for Strategic Review Committee;	$1,000 per meeting for Strategic Review Committee;
	none for other Committees	none for other Committees
Committee Member Retainers
Audit	$7,500	$10,000
Compensation	$5,000	$7,500
Nominating & Corp. Governance	$5,000	$7,500
ESG	$5,000	$7,500
Strategic Review Committee	none	none
Committee Chair Retainers (in addition to member retainer)
Audit Committee Chair	$20,000	$25,000
Other Committee Chairs	$15,000	$15,000
Non-Executive Chair Additional Retainer	$75,000	$90,000

Annual Equity Grant	$100,000 in restricted common stock vesting in one year	$115,000 in restricted common stock vesting in one year

Each director also is reimbursed for expenses incurred in attending Board and Committee meetings.

DIRECTORS’ DEFERRED COMPENSATION PLAN
Pursuant to the Amended and Restated Directors’ Deferred Compensation Plan, originally effective as of January 1, 1999 (the “Directors’ Deferred Compensation Plan”), each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors’ Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of cash compensation deferred on the quarterly deferral date by the closing market price of the Common Stock on such quarterly deferral date. Any stock dividend declared by the Company on Common Stock results in a proportionate increase in units in the director’s account as if such director held shares of Common Stock equal to the number of units in such director’s account. Payment of a director’s account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director’s account after either the director’s service on the Board of Directors has terminated or there has been a change in control of the Company. In 2023, Frederic Cumenal, Nori Gerardo Lietz, A. Akiva Katz and Victor MacFarlane elected to receive a portion of their respective cash fees earned for service as a director in 2023 in the form of deferred stock units under the Directors’ Deferred Compensation Plan.

DIRECTORS’ STOCK INCENTIVE PLAN
The Company has one equity compensation plan pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made, namely the 2013 Plan. On June 14, 2023, each then-serving non-employee member of the Board of Directors was granted shares of restricted Common Stock with an approximate grant-date fair value of $115,000 under the 2013 Plan. These restricted shares will vest on June 13, 2024.

For fiscal year 2023, the Company’s non-employee directors received directors’ fees or fee equivalents (see “Compensation of Directors — Directors’ Deferred Compensation Plan” above) in the amounts set forth in the table below.

2023 DIRECTOR COMPENSATION

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATIONS(3)	TOTAL ($)
Tammy K. Jones, Chair	180,401	115,000	694	296,095
Alan R. Batkin(1)	33,482	—	—	33,482
Frederic Cumenal(1)	102,334	115,000	694	218,028
Ronald Dickerman	57,136	115,000	694	172,830
A. Akiva Katz(1)	109,701	115,000	694	225,395
Nori Gerardo Lietz(1)	93,551	115,000	694	209,245
Victor B. MacFarlane(1)	85,701	115,000	694	201,395
Howard Stern	108,599	115,000	694	224,293
Stephanie Williams	60,299	115,000	694	175,993
(1)Of the cash fees earned or paid for service as a director in 2023, the following amounts were paid in deferred stock units in lieu of cash pursuant to elections made by each such director: Mr. Batkin: $24,375; Mr. Cumenal: $92,334; Ms. Lietz: $93,551; Mr. MacFarlane: $85,701; and Mr. Katz: $98,701.
(2)On June 14, 2023, each then-serving non-employee member of the Board of Directors was granted 6,773 shares of restricted Common Stock. The grant date fair value of these shares calculated in accordance with ASC 718 was $16.98 per share. For a discussion of the Company’s assumptions and accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies — Stock Compensation, to the Company’s financial statements beginning on page 63 of the 2023 Annual Report.
(3)Represents dividends on unvested shares of restricted stock earned or paid in 2023.

PROPOSAL NO. 2
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
The following proposal gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices with respect to our named executive officers. We are providing this vote as required by Section 14A of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We provide this vote annually based on an election made by our stockholders at our 2023 annual meeting of stockholders, and we are asking our stockholders to vote on the frequency of this advisory vote again during this Annual Meeting. The Board of Directors believes that the overall design and function of the Company’s executive compensation program is appropriate and effective in aligning the interests of the Company, management and the Company’s stockholders and that management is properly incentivized to manage the Company in a prudent manner. Accordingly, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

•“RESOLVED, that the stockholders advise that they approve the compensation of the named executive officers of the Company, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s executive compensation program.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions, failures to vote and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADVISORY APPROVAL OF THE RESOLUTION SET FORTH ABOVE.

PROPOSAL NO. 3
VOTE ON A PROPOSAL TO APPROVE THE COMPANY’S 2024 INCENTIVE STOCK PLAN
The Board of Directors of the Company adopted on April 22, 2024, subject to stockholder approval, the Veris Residential, Inc. 2024 Incentive Stock Plan (the "2024 Plan", a copy of which is attached hereto as Annex A). The 2024 Plan gives the Company the ability to grant stock options, performance shares, performance share units, stock appreciation rights (“SARs”), restricted stock, unrestricted stock, restricted stock units and phantom stock units, including long-term incentive plan units (“LTIP Units”) of limited partnership interests in Veris Residential, L.P. (collectively, “Awards”) to key employees, consultants, advisors and non-employee members of the Board of

Directors of the Company and its subsidiaries. The Board of Directors believes that adoption of the 2024 Plan is in the best interests of the Company and its stockholders because as of March 31, 2024, there were only 343,444 shares available for issuance under the Company's Amended and Restated 2013 Incentive Stock Plan (the "Amended and Restated 2013 Plan"), and equity compensation is an important factor in attracting, motivating and retaining qualified and distinguished personnel with proven ability and vision to serve as employees, officers, consultants, advisors or members of the Board of Directors of the Company and its subsidiaries, and to chart the Company's course towards continued growth and financial success and is a key component of the Company's compensation program.

Upon shareholder approval and the effectiveness of the 2024 Plan, no new Awards will be made under the Amended and Restated 2013 Plan and the Amended and Restated 2013 Plan will be terminated. The number of shares of our Common Stock that may be the subject of Awards and issued under the 2024 Plan is 2,600,000, plus any shares of Common Stock remaining available for future grants under the Amended and Restated 2013 Plan on the date the 2024 Plan is approved by shareholders. Awards outstanding under the Amended and Restated 2013 Plan as of the date the 2024 Plan becomes effective will continue to be subject to the terms of the Amended and Restated 2013 Plan, but if those awards subsequently are forfeited, terminated, canceled, or settled in cash, the shares subject to those Awards will become available for Awards under the 2024 Plan.

The Company is asking shareholders to authorize a number of shares of the Company’s Common Stock available under the 2024 Plan at a level that the Company believes will, based on current grant practices and plan design, be sufficient for awards for approximately three years following shareholder approval.

Burn Rate Information

Award Type	2021	2022	2023
Options Granted	1,107,505	250,000	—
Time-Based Full-Value Awards Granted	544,774	431,365	499,760
Performance-Based Full Value Awards Earned(1)	169,578	334,449	193,032
Total (A)	1,821,857	1,015,814	692,792
Weighted Average Common Shares and Units Outstanding (B)(2)	99,893,492	100,264,846	100,811,624
Burn Rate (A/B)	1.82%	1.01%	0.69%

Burn Rate Three-year Average	1.17%
(1) Performance-based awards granted during fiscal years 2021, 2022, and 2023, assuming the maximum number of units earned, were 457,969, 371,460, and 442,543 PRSUs, respectively, and 294,774, 212,072, and 270,410 OPRSUs, respectively. No OPRSUs were earned in fiscal years 2021, 2022, or 2023.
(2) The weighted average number of shares of Common Stock of the Company as of December 31, 2021, 2022 and 2023 was 90,839,292, 91,045,726 and 91,882,779, respectively. The weighted average number of common and vested LTIP units of the Operating Partnership as of December 31, 2021, 2022 and 2023 was 9,054,200, 9,219,120 and 8,928,845, respectively.

Outstanding Equity Information

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the Amended and Restated 2013 Plan as of March 31, 2024 (unless otherwise stated):

Stock Options Outstanding	2,330,000
Weighted Average Exercise Price	$16.41
Weighted Average Remaining Term	3.42 years
Full-Value Awards Outstanding(1)	3,028,283
Shares Remaining for Future Grant Under Amended and Restated 2013 Plan	343,444
Additional Share Request	2,400,000
Total Common Shares and Units Outstanding at Record Date	101,273,362
Total Overhang (excl. additional share request)	5.3%
Total Overhang (incl. additional share request)	7.4%

(1)As of March 31, 2024, includes 989,582 unvested TRSUs subject to time-based vesting conditions, 1,034,499 unvested PRSUs subject to performance-based vesting conditions, 950,018 unvested OPRSUs subject to performance-based vesting conditions, and 54,184 unvested shares of restricted stock subject to time-based vesting conditions.

The aggregate shares shown in the table above represent a fully-diluted overhang of approximately 5.3% based on 92,385,167 shares of Common Stock and 8,693,503 common and vested LTIP units outstanding as of March 31, 2024. If the 2024 Plan is approved, the additional 2,400,000 shares available for issuance would increase the overhang to approximately 7.4%. The Company calculates the fully diluted “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the aggregate number of Common Stock and common and vested LTIP units of the Operating Partnership outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards. As of the Record Date, there were 92,583,859 shares of common stock and 8,689,503 common and vested LTIP units of the Operating Partnership outstanding.

Shares subject to an award granted under the 2024 Plan shall become available for new grants upon forfeiture, termination or cancellation of the Award, including shares that are delivered or withheld from full-value Awards for purposes of satisfying a tax withholding obligation, or Awards that, although denominated in shares, are settled in cash (e.g., cash-settled phantom stock units or SARs), provided, however, that shares that are forfeited, terminated or canceled in payment of the exercise price for such Award, and in the case of a stand-alone SAR, the total number of shares covered by the SAR, and not merely the number actually issued, shall be counted against the available shares under the 2024 Plan.

New Plan Benefits

Because future Awards under the 2024 Plan will be granted at the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual, long-term and stock-based compensation under other plans and stock options under such plans is presented above in this Proxy Statement. See “Compensation Discussion and Analysis” herein and Note 15 to the Company's financial statements beginning on page 89 of the 2023 Annual Report. The table below sets forth, for illustrative purposes only, the aggregate number of shares subject to service vesting RSUs and performance-vesting PSUs granted under the Amended and Restated 2013 Plan during the fiscal year ended December 31, 2023 to the following individuals and groups:

NAME OR GROUP	NUMBER OF SHARES SUBJECT TO RSUS GRANTED (#)(1)	NUMBER OF SHARES SUBJECT TO PSUS GRANTED (#)	SHARES OF RESTRICTED STOCK GRANTED (#)
Mahbod Nia	139,567	228,409	—
Amanda Lombard	22,680	37,117	—
Jeffrey Turkanis	26,169	42,827	—
Anna Malhari	20,935	34,261	—
Taryn Fielder	26,169	42,827	—
All current executive officers as a group (5 persons)	235,520	385,441	—
All current non-employee directors as a group (8 persons)	—	—	54,184
All other non-executive employees as a group (68 persons)	210,056	57,102	—

(1) These RSUs also include an outperformance modifier attached that could increase the original award up to 200% based on our achievement of superior results for AFFO through December 31, 2025.

Summary of the Provisions of the 2024 Plan

The following summary briefly describes the material features of the 2024 Plan and is qualified, in its entirety, by the specific language of the 2024 Plan, a copy of which is attached hereto as Annex A.

Shares Available. The Board of Directors has authorized, subject to stockholder approval, 2,400,000 shares of Common Stock for issuance under the 2024 Plan, plus the number of shares that remain available for issuance under the Amended and Restated 2013 Plan as of the date of stockholder approval of the 2024 Plan, plus any shares subject to an Award granted under the Amended and Restated 2013 Plan and outstanding as of the date of stockholder approval of the 2024 Plan that subsequently become available for new grants upon forfeiture, termination or cancellation of the Award. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the 2024 Plan and to any outstanding Awards. Shares available for Awards under the 2024 Plan may be either authorized and unissued shares or shares purchased on the open market by the Company. Shares subject to an award granted under the 2024 Plan shall become available for new grants upon forfeiture, termination, cancellation of the award, including shares that are delivered or withheld from full-value Awards for purposes of satisfying a tax withholding obligation, provided, however, that shares that are forfeited, terminated or canceled in payment of the exercise price for such Award, or Awards that, although denominated in shares, are settled in cash (e.g. cash-settled phantom stock units or SARs), shall not be available for future grants under the 2024 Plan, and in the case of a stand-alone SAR, the total number of shares covered by the SAR, and not merely the number actually issued, shall be counted against the available shares under the 2024 Plan.

Administration. The 2024 Plan is administered by the Executive Compensation and Option Committee of the Board of Directors of the Company or such other committee as may be appointed by the Board of Directors to administer the 2024 Plan (“Committee”). The Committee will consist of at least two members who are non-employee directors within the meaning of Rule 16b-3 under the Exchange Act. With respect to the participation of individuals who are subject to Section 16 of the Exchange Act, the 2024 Plan is administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the 2024 Plan, the Committee determines the persons to whom grants of options, SARs, shares of restricted stock or unrestricted stock, performance shares, restricted stock units, performance share units and phantom stock units are to be made, the number of shares of Common Stock, or phantom stock units, as the case may be, to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Committee determines whether the option is an incentive stock option or a non-qualified stock option, the option’s term, vesting and exercisability, the amount and type of consideration to be paid to the Company upon the option’s exercise and the other terms and conditions of the grant. Subject to the provisions of the Plan, the terms and conditions of all other Awards are also determined by the Committee. The Committee has the responsibility to interpret the 2024 Plan and to make determinations with respect to all Awards granted under the 2024 Plan. All determinations of the Committee are final and binding on all persons having an interest in the 2024 Plan or in any award made under the 2024 Plan. The costs and expenses of administering the 2024 Plan are borne by the Company.

Eligibility. Eligible individuals include key employees, which may include all or substantially all employees (including officers and directors of the Company who are also employees), consultants or advisors of the Company or its subsidiaries whose efforts, in the judgment of the Committee, are deemed worthy of encouragement to promote the growth and success of the Company. Non-employee members of the Board of Directors of the Company are also eligible to participate in the 2024 Plan. Non-employee directors of the Company’s subsidiaries may be eligible if so designated by the Company’s Board of Directors. All eligible individuals may receive one or more Awards under the 2024 Plan, upon the terms and conditions set forth in the 2024 Plan. As of April 22, 2024, approximately 67 full-time employees and 8 non-employee directors are eligible to receive Awards under the 2024 Plan. At this time, there are no individuals who are consultants or advisors that are eligible to receive Awards under the 2024 Plan. There is no assurance that an otherwise eligible individual will be selected by the Committee to receive an Award under the 2024 Plan.

Because future Awards under the 2024 Plan will be granted at the discretion of the Committee, the type, number, recipients and other terms of such Awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual, long-term and stock-based compensation under other plans and stock options under such plans is presented above in this Proxy Statement. See “Compensation Discussion and Analysis” herein and Note 15 to the Company's financial statements beginning on page 89 of the 2023 Annual Report.

Minimum Vesting Requirement. Awards under the 2024 shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, (iv) additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan, and (v) any accelerated exercisability or vesting of any Award at the discretion of the Committee, including in cases of Retirement, death, Disability or a Change in Control.

Stock Options and SARs. Under the 2024 Plan, the Committee is authorized to grant both stock options and SARs. Stock options may be either designated as non-qualified stock options or incentive stock options. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code such that a participant can receive potentially favorable tax treatment, may only be granted to employees. Therefore, any stock option granted to consultants, advisors, and non-employee directors are non-qualified stock options. The tax treatment of incentive and non-qualified stock options is generally described later in this summary. SARs may be granted either alone or in tandem with a stock option. A SAR entitles the participant to receive the excess, if any, of the fair market value of a share on the exercise date over the strike price of the SAR. This amount may be payable in cash or shares of Common Stock. In general, if a SAR is granted in tandem with an option, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. Any shares that are canceled in connection with a tandem option/SAR will not be made available for future Awards. The Committee, in its sole discretion, determines the terms and conditions of each stock option and SAR granted under the 2024 Plan, including the grant date, option or strike price (which, in no event, will be less than the par value of a share), whether a SAR is paid in cash or shares, the term of each option or SAR, exercise conditions and restrictions, conditions of forfeitures, and any other terms, conditions and restrictions consistent with the terms of the 2024 Plan, all of which will be evidenced in an individual Award agreement between the participant and the Company. Without stockholder approval, the Committee may not reduce the exercise price of any option, the strike price of any SAR, or the conversion price of any AO LTIP (including granting new options, SARs, or AO LTIPs in exchange or replacement for options, SARs or AO LTIPs with a higher exercise, strike, or conversion price, as applicable) or cause any option, SAR, or AO LTIP to be repurchased or otherwise canceled in exchange for a payment of any form of consideration, if the option exercise price, SAR strike price, or AO LTIP conversion price is greater than the fair market value of the shares.

Certain limitations apply to options and SARs. The per share exercise price of an option or SAR may not be less than 100% of the fair market value of a share of Common Stock on the date of the option’s or SAR’s grant. The term of an incentive stock option shall generally expire on the tenth anniversary of the date of the option’s grant, but may expire sooner in connection with certain terminations of employment or service. In addition, the per share exercise price of an incentive stock option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company’s Common Stock on the date of grant and such option shall expire no later than the fifth anniversary of the date of the option’s grant.

Options and SARs granted under the 2024 Plan become exercisable at such times as may be specified by the Committee. The Committee may, in its discretion, provided for the automatic exercise of options or SARs at expiration to the extent the fair market value of the Shares exceeds the purchase price for the Shares in the options or SARs, as applicable. However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. If a SAR is granted in tandem with an option, the SAR will become exercisable at the same time or times as the option becomes exercisable.

Under certain circumstances, options and SARs may become exercisable prior to the exercise dates described in the preceding paragraph. Unless the Committee determines otherwise, if a participant who is a non-employee director terminates service due to death, disability or retirement, any outstanding option or SAR will become fully exercisable upon such termination. In addition, unless the Committee determines otherwise, if a participant who is a key employee, consultant or advisor terminates employment due to death (or, in the case of a key employee, disability), any outstanding option and SAR will become exercisable to the extent the option or SAR, as applicable, would have become exercisable had the participant’s termination occurred in the calendar year following his or her actual termination.

If a participant who is a non-employee director terminates employment due to death, disability or retirement, the portion of his or her option or SAR Awards that were exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may generally be exercised for one year from the date of termination. If a participant who is a key employee, consultant or advisor terminates employment due to death or disability (in the case of a key employee), the portion of his or her option or SAR Awards that was exercisable at the time of such termination, or which becomes exercisable as described in the paragraph above, may generally be exercised for one year from the date of termination. In the case of any other termination, the portion of his or her option or SAR Awards that was exercisable at the time of such termination may generally be exercised for three months from the date of termination. However, if the remainder of the option or SAR term is shorter than the applicable post-termination exercise period, the participant’s rights to exercise the option or SAR will expire at the end of the term. To the extent the Award agreement, or the 2024 Plan, provides for the term of an option or SAR to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the Option is exercisable following such event, but not beyond the end of the original term. In addition, if a non-employee director’s service terminates due to cause, all rights under an option or SAR will generally immediately expire, including rights to the exercisable portion of the option or SAR.

Unless limited by the Committee in an Award agreement, payment for shares purchased pursuant to an option exercise may be made (i) in cash, certified check or wire transfer, (ii) subject to the Committee’s approval, in shares already owned by the participant having a fair market value not less than the option price, (iii) through broker-assisted cashless exercise procedures or (iv) subject to the Committee’s approval, by withholding a number of shares with a fair market value equal to the exercise price.

Restricted and Unrestricted Stock. Under the 2024 Plan, the Committee is also authorized to make Awards of restricted or unrestricted stock. A restricted or unrestricted stock Award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends, unless otherwise determined by the Committee. Before the end of a restricted period and/or lapse of other restrictions established by the Committee, shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants (other than as described in “Transferability Restrictions” below), and may be forfeited in the event of termination of employment. Unrestricted stock are shares of stock that may be either granted, or sold, to a participant in respect of past services or other valid consideration, or in lieu of any cash compensation, and which are generally not subject to vesting or other restrictions, although they may be subject to forfeiture as described under “Forfeiture Events” below.

An Award of restricted stock will be evidenced by a written agreement between the Company and the participant. The Award agreement will specify the number of shares of Common Stock subject to the award, the nature and/or length of the restrictions, the conditions that will result in the automatic and complete forfeiture of the shares and the time and manner in which the restrictions will lapse, subject to the award holder’s continued employment by the Company, and any other terms and conditions the Committee shall impose consistent with the provisions of the 2024 Plan. Upon the lapse of the restrictions, the shares of Common Stock subject to the award will become immediately distributable to the participant.

Performance Shares. The 2024 Plan allows the Committee to grant restricted stock as performance shares, with restrictions applicable to such performance shares dependent, in whole or in part, based on the extent to which performance goals specified in the Award agreement are achieved by the Company, any subsidiary, division or function or the Company, or the individual participant. The extent to which performance shares vest will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. Except as otherwise provided in the Award agreement, all provisions of the 2024 Plan applicable to restricted stock shall also apply to performance shares.

Phantom Stock Units and Restricted Stock Units. The 2024 Plan allows the Committee to grant phantom stock units, including LTIP Units in Veris Residential, L.P., and restricted stock units. Phantom stock units entitle a participant to a contractual right to receive, in the future, shares of Common Stock, a cash payment equal to a value of a number of shares of Common Stock or a combination of shares and cash. Restricted stock units are phantom stock units that entitle the participant to the receipt of shares of stock upon the satisfaction of the required vesting requirements set forth in the Award agreement. When granted, the Committee may establish an initial value for each phantom stock unit, which may correspond to the fair market value of a share of Common Stock at the time of grant. The Committee may establish a vesting schedule over which the phantom stock units will become payable, or may establish performance goals to be achieved before payment can be made. If the Committee establishes performance goals, the number of the phantom stock units payable to the participant shall be a function of the extent to which a participant satisfies the performance goals, as determined by the Committee, and the value of each phantom stock unit payable will normally correspond to the fair market value of a share of Common Stock at the time of payment. Participants will not have any rights as stockholders with respect to an Award of phantom stock units, but may, if the Committee determines, be entitled to dividends declared with respect to unit shares vested or earned, but not yet distributed. The Committee may provide participants, at the time of grant or shortly thereafter, the opportunity to defer payment of vested or earned phantom stock units. In addition, the Committee may establish any other terms and conditions of an Award of phantom stock units, including provisions regarding the right of a participant to receive a payout in the event the participant’s employment, consulting arrangement or service as a non-employee director terminates.

Transfer of Service. For purposes of the 2024 Plan, a participant is not deemed to have incurred a termination of service or employment if the participant’s status as a non-employee director, employee, consultant or advisor terminates and the participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company or a subsidiary (e.g., the participant terminates as an employee but continues as a director ).

Fair Market Value. Under the 2024 Plan, “fair market value” means the fair market value of the shares based upon the closing price of a share as quoted on the NYSE at the end of the last business day preceding the grant date or other date of determination. If the shares are not then traded on the NYSE or no sale takes place on such day, fair market value of a share will be the average of the closing bid and asked prices for the shares on a national securities exchange or other market system on which the shares are then traded, as reported in the New York edition of The Wall Street Journal. If shares are not readily tradable on a national securities exchange or other market system, fair market value means an amount determined in good faith by the Committee to be the fair market value of the shares.

Change in Control Provisions. In general, a “change in control” means that any of the following events has occurred, and the Board of Directors has affirmatively elected to treat such event as a Change in Control under the 2024 Plan: (i) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Company, any of its subsidiaries, or any employee benefit plan sponsored by the Company or any of its subsidiaries, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares issued and outstanding immediately before such acquisition; (ii) any shares are purchased pursuant to a tender or exchange offer other than an offer by the Company that result in any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act becoming a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the shares issued and outstanding immediately prior to such tender or exchange offer; (iii) the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation; and (iv) stockholder approval of the dissolution or liquidation of the Company. If an individual participant has an employment or other agreement requiring payments upon a change in control, such agreement may also apply with respect to Awards under the 2024 Plan.

Under the 2024 Plan, if upon a change in control Awards are not converted or replaced with a security of a successor entity with substantially the same rights, privileges, preferences that is approved by the Committee or the Board, or if at any time during the three months prior to or the one year after a change in control a participant terminates for good reason or is terminated by the Company without cause or upon the participant’s death or disability, then in each case all outstanding Awards under the 2024 Plan held by such participant will be treated as follows: (i) all outstanding Options or SARs shall become fully vested; (ii) all unvested time-based Awards shall automatically and immediately vest, and (iii) all performance-based Awards shall become earned as of the date of termination with the actual number of Shares earned equal to the greater of (X) the number of Shares earned based on actual performance through the date of the change in control, and (Y) the target amount of Shares earned.

Transferability Restrictions. Generally and unless otherwise provided in an Award agreement, shares or rights subject to an Award may not be assigned or transferred other than by will or by the laws of descent and distribution and Awards may be exercised during the participant’s lifetime only by the participant or his or her guardian or legal representative. However, a participant may, if permitted by the Committee, in its sole discretion, transfer an Award, other than certain options, or any portion thereof, to one or more of the participant’s spouse, children or grandchildren, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the participant.

Forfeiture Events. The Committee may specify in an Award agreement that the participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of shares of stock for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the participant’s tax withholding obligations, termination of employment for cause, termination of the participant’s provision of services to the Company, affiliate, and/or subsidiary, violation of any material Company, affiliate, and/or subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company, its affiliates, and/or its subsidiaries.

Awards may also be subject to repayment under the Company’s clawback policy adopted in April 2021 and Dodd-Frank clawback policy adopted in October 2023. Under these policies, (i) if we are required to restate our financial statements due to material non-compliance by the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period; (ii) fraud or willful misconduct contributed to the requirement to restate our financial statements; and (iii) a lower incentive-based compensation award would have been made to one of more covered employees based on the restated financial results, then the Board is entitled to recover the overpayment. Covered employees include current and former executive officers and any current or former employee required by the Company to provide backup certifications for quarterly financial reports. The policies permit clawback from any covered employee who received an overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. The policies apply to any overpayment received after the effective date of the policies, based on the affected consolidated financial statements for up to three years after an incentive-based compensation award is earned.

Termination or Amendment of the 2024 Plan. Unless sooner terminated, no Awards may be granted under the 2024 Plan after the ten year anniversary of the date that the 2024 Plan is approved by stockholders. The Board of Directors may amend, suspend or terminate the 2024 Plan at any time, but the Board of Directors may not amend the 2024 Plan to increase the total number of shares of Common Stock reserved for issuance of Awards or adopt any amendment that would materially increase the cost of the 2024 Plan to the Company without stockholder approval. In addition, any amendment or modification of the 2024 Plan which constitutes a material revision of the 2024 Plan shall be subject to stockholder approval as required by Section 303A.08 of the NYSE Listed Company Manual. No amendment, suspension or termination may deprive any participant of any rights under Awards previously made under the 2024 Plan without the participant’s written consent.

Other Provisions. Neither the existence of the 2024 Plan, nor the granting of an Award thereunder, will be construed to limit, in any way, the right of the Company or its stockholders to elect a person to serve as a director. In addition, nothing in the 2024 Plan shall be construed to give any director the right to receive an Award under the 2024 Plan unless the express terms and conditions of the 2024 Plan are satisfied.

Summary of Federal Income Tax Consequences of the 2024 Plan

The following summary is intended only as a general guide as to the U.S. federal income tax consequences under current law with respect to participation in the 2024 Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the 2024 Plan are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Options and SARs. There are three points in time when a participant and the Company could potentially incur federal income tax consequences: date of grant, upon exercise and upon disposition. First, when an option or a SAR is granted to a participant, the participant does not generally recognize any income for federal income tax purposes on the date of grant, provided that the exercise price is at least equal to the fair market value of the shares on the date of grant. The Company similarly does not generally have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will generally not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of a SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, the value of the shares received).

Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the disposition of the shares. Satisfaction of the holding periods determines the tax treatment of any income realized upon disposition. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a “disqualifying disposition”), the participant must generally recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the date of exercise of the incentive stock option over the exercise price or (ii) the excess of the amount realized upon the disposition of the shares over the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must generally be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired in a taxable transaction, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of non-qualified options and SARs. However, the Company is generally not entitled to a tax deduction relating to amounts that represent a capital gain or loss to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, the Company will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Restricted and Unrestricted Stock and Restricted Stock Unit and Phantom Stock Unit Awards. A participant will generally not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock that are subject to vesting requirements, restricted stock units or phantom stock units. With respect to restricted stock awards, the participant must generally recognize ordinary income equal to the fair market value of the shares at the time the shares become vested. The participant will realize ordinary income with respect to restricted stock units or phantom stock units when the participant receives the stock subject to the unit, or the cash value of the stock. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time he or she receives restricted stock (but not restricted stock units or phantom stock units) rather than upon vesting. However, if the participant subsequently forfeits such shares he or she would generally not be entitled to any tax deduction for the value of the shares or property on which he or she previously paid tax, although a participant may be entitled to recognize a capital loss equal to the amount of taxable income previously recognized. Alternatively, if an Award that results in a transfer to the participant of cash, shares or other property does not contain any restrictions as to their transferability and is not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of shares or other property actually received. The Company generally will be entitled to a deduction for the same amount. A participant who receives a grant of unrestricted stock will generally recognize ordinary income equal to the value of the stock on the date of grant, and the Company will generally be entitled to a deduction in the same amount. (However, grants of LTIP Units are generally intended to be treated as “profits interests” under the U.S. federal income tax rules, which may permit a participant to enjoy more favorable tax treatment than a grant of restricted stock or phantom stock units upon disposition of the LTIP Unit (or any common units or Common Stock into which LTIP Unit may convert).)

Options, SARs, and grants of restricted or unrestricted stock will generally not be considered deferred compensation for purposes of Section 409A of the Internal Revenue Code, provided in the case of an option or SAR that the exercise price is not less than the fair market value of the stock at the time of grant, and that the options or SARs are not subsequently amended in a manner that makes them subject to Section 409A. Restricted and phantom stock units may be subject to Section 409A, in which event the time at which the value of such units may be paid to the participant may be subject to limitations.

The Company's right to deduct any of the amounts described above is subject to generally applicable limitations on the deductibility of compensation paid, including Section 162(m) of the Internal Revenue Code, which generally provides that a publicly traded company cannot deduct compensation paid to any "covered employee" to the extent it exceeds $1,000,000 in any year. For this purpose, a "covered employee" is generally defined as any of the Company's named executive officers, any person who was previously a named executive officer in any year beginning with 2017, or, effective in 2026, any of the Company's five most highly compensated employees other than the named executive officers.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions will be treated as a vote against this proposal. Broker non-votes are not considered votes cast and, therefore, will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE COMPANY’S 2024 INCENTIVE STOCK PLAN.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In the event that ratification of this appointment of the Company’s independent registered accounting firm is not approved at the Annual Meeting, then the appointment of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 does not preclude the Audit Committee from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, it is expected that such independent registered public accounting firm will be another “Big 4” accounting firm.

The Company was billed for professional services rendered in 2023 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

PRE-APPROVAL POLICIES AND PROCEDURES
Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company’s independent registered public accountants (including resolution of disagreements between management and the Company’s independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company’s independent registered public accountants are engaged by, and report directly to, the Audit Committee.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chair of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $125,000, and the Chair of the Audit Committee reports for ratification of such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above and has otherwise complied with the provisions of its charter.

AUDIT FEES
The aggregate fees and expenses incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2023 and 2022 for professional services rendered by PricewaterhouseCoopers LLP or its affiliates in connection with (i) the audit of the Company’s annual financial statements; (ii) the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30; (iii) a consent issued in connection with a registration statement; and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $1,412,844 and $2,117,453, respectively.

AUDIT-RELATED FEES
The aggregate audit-related fees and expenses incurred for the fiscal years ended December 31, 2023 and December 31, 2022, including subscription-based publications, comfort letters and assurance and related services rendered by PricewaterhouseCoopers LLP related to Veris Residential Trust (f/k/a Roseland Residential Trust) were $207,099 and $650,886, respectively.

TAX FEES
The aggregate fees incurred by the Company for fiscal years ended December 31, 2023 and 2022 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $0 and $250,000, respectively. These services consisted of reviewing the Company’s tax returns.

ALL OTHER FEES
There were no fees or expenses incurred by the Company for fiscal years ended December 31, 2023 and 2022 for other services rendered by PricewaterhouseCoopers LLP.

VOTE REQUIRED AND BOARD OF DIRECTORS’ RECOMMENDATION
Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal. Because brokers are entitled to vote on this proposal without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

SUBMISSION OF STOCKHOLDER PROPOSALS
The Company intends to hold its 2025 annual meeting of stockholders on or about June 11, 2025. To be considered for inclusion in the Company’s notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company’s stockholders to be held in 2025, a stockholder proposal submitted pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act must be received by Taryn D. Fielder, General Counsel and Secretary, Veris Residential, Inc., Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311, no later than December 30, 2024, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8. Stockholder proposals that are timely submitted and otherwise meet the requirements of Rule 14a-8 will be included in the Company’s proxy statement for the annual meeting of the Company’s stockholders to be held in 2025 (the “2025 Annual Meeting”).

The Company’s current bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not intended to be included in the Company’s notice of annual meeting and proxy statement pursuant to Rule 14a-8, including any proposal for the nomination of individuals for election to the Board of Directors. To be considered for such presentation at the annual meeting of the Company’s stockholders currently expected to be held on or about June 11, 2025, any such stockholder proposal must be received by Taryn D. Fielder, General Counsel and Secretary, Veris Residential, Inc., no earlier than February 12, 2025 and no later than March 14, 2025. If the stockholder fails to give timely notice, the nominee or proposal will be excluded from consideration at the meeting. In addition, the Company’s current bylaws include other requirements for nomination of individuals for election to the Board of Directors and the proposal of other business with which a stockholder must comply to make a nomination or business proposal.

Stockholders providing notice to the Company under Rule 14a-19 who intend to solicit proxies in support of nominees other than the Company’s nominees for the 2025 Annual Meeting must comply with the above deadlines, the requirements of our bylaws and any additional requirements of Rule 14a-19(b).

ANNUAL REPORT ON FORM 10-K
The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the 2023 Annual Report, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of the 2023 Annual Report should be directed to Taryn D. Fielder, General Counsel and Secretary, Veris Residential, Inc., Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311.

OTHER MATTERS
The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the discretion of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card or to promptly authorize a proxy to vote your shares by internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Taryn D. Fielder General Counsel and Secretary
If you have questions or need assistance voting your shares, please contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

ANNEX A

VERIS RESIDENTIAL, INC.
2024 INCENTIVE STOCK PLAN

SECTION 1. INTRODUCTION

1.1 PURPOSE. The purpose of this Veris Residential, Inc. 2024 Incentive Stock Plan (the “Plan”) is to advance and promote the interests of Veris Residential, Inc. (the “Corporation”) and its Subsidiaries by providing employees, consultants and advisors of the Corporation or its Subsidiaries and non-employee members of the Corporation’s Board of Directors, or its Subsidiaries, if so designated, with an incentive to achieve corporate objectives, to attract and retain employees, consultants, advisors, non-employee Directors of outstanding competence and to provide such individuals with an equity interest in the Corporation through the acquisition of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares. The Plan is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder. The Plan is effective as of the date on which it is approved by the Corporation’s shareholders (the “Effective Date”).

Upon the Effective Date, the Prior Plan shall terminate and no further Awards shall be granted under the Prior Plan. All Awards outstanding under the Prior Plan as of the Effective Date will remain subject to the terms and conditions of the Prior Plan.

1.2 DEFINITIONS. The following definitions are applicable to the Plan:

(a) “Award” means Options, Performance Shares, Performance Share Units, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights (SARs), Phantom Stock Units (including long-term incentive plan units of limited partnership interests in Veris Residential, L.P.), Unrestricted Stock, or any combination thereof, granted under the Plan.

(b) “Award Agreement” means the written agreement between the Corporation and each Participant that sets forth the terms and provisions applicable to an Award granted to the Participant under the Plan. To the extent that some or all of the terms and provisions of an Award are set forth in a Participant’s employment or other agreement, as applicable, with the Corporation or any Subsidiary, the term “Award Agreement” as used herein incorporates by reference such terms. In the event of any conflict between the terms and provisions of an Award Agreement and those of an employment or other agreement, the terms of the employment or other agreement shall control.

(c) “Beneficiary” means the beneficiary or beneficiaries designated in accordance with Section 7.8 to receive the amount, if any, payable under the Plan upon the death of a Participant or the right to exercise an Award outstanding upon the death of a Participant.

(d) “Board” means the Board of Directors of the Corporation.

(e) “Cause” mean termination for fraud or willful misconduct by a Director, as determined by the Committee or the Board.

(f) “Change in Control” means that any of the following events has occurred:

(i) any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than the Corporation, any of its Subsidiaries, or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such acquisition;

(ii) any Shares are purchased pursuant to a tender or exchange offer, other than an offer by the Corporation, that results in any “person” or “group” of persons, as such terms are used in Sections 13 and 14 of the

Exchange Act becoming the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act) of 30% or more of the Shares issued and outstanding immediately prior to such tender or exchange offer;

(iii) the consummation of any merger or consolidation of the Corporation or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Corporation immediately prior to such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 30% of the voting power of the surviving or acquiring corporation; or

(iv) shareholder approval of the dissolution or liquidation of the Corporation.

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control described in Sections 2.2(c)(ii), 3.3(c) and 4.7 shall exist, unless (i) on a Plan wide basis, the Board directs to the contrary by resolution adopted prior to the Change in Control or (ii) on a Participant by Participant basis with respect to individual Participants who have employment or other agreements with the Corporation or any Subsidiary which contain a definition of change in control, the definition of change in control is met under such employment or other agreement and such employment or other agreement specifies that a change in control under such other employment or other agreement will be considered a Change in Control for purposes of the Plan. Any resolution of the Board adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(c)(ii), 3.3(c) and 4.7 or any of such Sections become ineffective may be rescinded or countermanded at any time with or without retroactive effect by such Board.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of, or rule under, the Code includes references to successor provisions.

(h) “Committee” means the committee appointed pursuant to Section 1.3 or if no such Committee is appointed, the Board.

(i) “Corporation” means Veris Residential, Inc..

(j) “Director” means any non-employee member of the Board, and any non-employee member of the Board of Directors of a Subsidiary to the extent that the Board designates such Subsidiary’s Board of Directors as eligible to participate in the Plan.

(k) “Disability” means (i) with respect to a Participant who is a Director, a mental or physical condition rendering the Participant unable to perform his or her regular duties in such capacity, as determined by the Committee or the Board, or, (ii) with respect to a Participant who is a Key Employee, the Participant qualifies for long-term disability benefits under the Corporation’s long-term disability plan that covers the Participant, unless otherwise provided for in an employment or other agreement between the Participant and the Corporation.

(l) “Eligible Individual” means any Key Employee, consultant or advisor of the Corporation or any Subsidiary, and any Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

(n) “Fair Market Value” means the fair market value of the Shares based upon the closing price of a Share as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination, or, if the Shares are not then traded on the New York Stock Exchange or no sale takes place on such day, the average of the closing bid and asked prices for the Shares on a national securities exchange or other market system on which the Shares are then traded, as reported in the New York edition of The Wall Street Journal; provided, however, that if Shares are not readily tradeable on a national securities exchange or other market system, Fair Market Value means an amount determined in good faith by the Committee to be the fair market value of the Shares.

(o) “Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.

(p) “Incentive Stock Option” means an Option to purchase Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Immediate Family” means, with respect to a particular Participant, the Participant’s spouse, children and grandchildren.

(r) “Key Employee” means any employee of the Corporation or any of its Subsidiaries, including any officer or director who is also an employee, who, in the judgment of the Committee, is considered important to the future of the Corporation. Nothing shall limit the Board from designating all or substantially all employees as eligible for grants.

(s) “Nonqualified Stock Option” means an Option to purchase Shares, that does not qualify as an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(u) “Option Price” means the purchase price per Option Share.

(v) “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee, and consistent with the provisions of the Plan, be extended from time to time.

(w) “Participant” means an Eligible Individual who has been granted an Award or a Permitted Transferee.

(x) “Performance Shares” means Restricted Stock the vesting of which is dependent in whole or part upon the satisfaction of performance goals specified by the Committee and set forth in the Award Agreement.

(y) “Performance Share Unit” means a Phantom Stock Unit that entitles the Participant to the receipt of one or more Share, or the value thereof, upon the satisfaction of performance goals specified by the Committee and set forth in the Award Agreement.

(z) “Permitted Transferee” means a person to whom an Award may be transferred or assigned in accordance with Section 7.8.

(aa) “Phantom Stock Unit” means a contractual right to receive Shares or the value of Shares in the future.

(bb) “Plan” means the Veris Residential, Inc. 2024 Incentive Stock Plan

(cc) “Prior Plan” means the Veris Residential, Inc. 2013 Incentive Stock Plan, as the same has been amended from time to time.

(dd) “Restricted Period” means, as applicable, the period of time Restricted Stock is subject to the Restrictions specified in the Award Agreement applicable to such Restricted Stock, or the period during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

(ee) “Restricted Stock” means Shares that are subject to forfeiture if the Participant does not satisfy the Restrictions specified in the Award Agreement applicable to such Restricted Stock.

(ff) “Restricted Stock Unit” means a Phantom Stock Unit that entitles the Participant to the receipt of one Share upon the satisfaction of the required vesting requirements set forth in the Award Agreement.

(gg) “Restrictions” means those restrictions and conditions placed upon Restricted Stock as determined by the Board in accordance with Section 4.2.

(hh) “Retirement” means a Participant’s termination of employment with the Corporation and or/Subsidiary (other than death, Disability, Termination with Cause) on or after attaining the age and/ or a combination of age and years of service with the Corporation and/or Subsidiary, if any, provided by the Committee in the applicable Award Agreement or any amendment or modification thereof as constituting “Retirement” for purposes of such Award. In the case of a Participant who is a Non-Employee Director, “Retirement” means retirement from the Board on or after age 65 or at such other time as the Board may designate.

(ii) “Rule 16b-3” means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

(jj) “SEC” means the Securities and Exchange Commission.

(kk) “Section 16 Participant” means a Participant who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Corporation.

(ll) “Share” means a share of the common stock, $.01 par value per share, of the Corporation.

(mm) “Stock Appreciation Right” or “SAR” means a right granted under the Plan in connection with an Option, or separately, to receive the appreciation in value of Shares.

(nn) “Strike Price” shall have the meaning set forth in Section 3.2.

(oo) “Subsidiary” means a corporation as defined in Section 424(f) of the Code (with the Corporation treated as the employer corporation for purposes of this definition) and, for all other purposes, a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, 50% or more of the then outstanding common stock in any corporation or (ii) has a 50% or more ownership interest in any other entity.

(pp) “10% Owner” means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the combined voting power of all classes of capital stock of the Corporation or any Subsidiary where “voting power” means the combined voting power of the then outstanding securities of a corporation entitled to vote generally in the election of directors.

(qq) “Termination” means (i) for a Participant who is a Key Employee, termination of employment with the Corporation and all Subsidiaries, (ii) for a Participant who is a consultant or advisor, termination from service with the Corporation and all Subsidiaries, as determined by the Corporation, or (iii) for a Participant who is a Director, termination from service of the Board, as the case may be.

(rr) “Unrestricted Stock” means Shares that are not subject to forfeiture granted pursuant to Section 4.1(b).

1.3 ADMINISTRATION. The Plan shall be administered by a committee (the “Committee”), which shall consist of two or more directors of the Corporation, all of whom qualify as “Non-Employee Directors” as defined in Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Committee meets the requirements set forth in this Section 1.3, it shall be the Committee hereunder unless otherwise determined by the Board.

A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.

Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

(i) to select the Participants from Eligible Individuals;

(ii) to grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Unrestricted Stock and/or Phantom Stock Units to Participants in such combination and in such amounts as it shall determine and to determine the terms and conditions applicable to each such Award, including the benefit payable under any SAR, and whether or not specific Awards shall be identifiable with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Award;

(iii) to determine the amount, if any, that a Participant shall pay for Restricted Stock or Unrestricted Stock, the nature of the Restrictions applicable to the Restricted Stock, and the duration of the Restricted Period applicable to the Restricted Stock;

(iv) to determine the actual amount earned by each Participant with respect to such Awards, the terms and conditions of all Award Agreements (which need not be identical) and with the consent of the Participant, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan, except that consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

(v) to determine consistent with the Code whether an Option that is granted to a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable;

(vi) to amend any Incentive Stock Option with the consent of the Participant so as to make it a Nonqualified Stock Option;

(vii) to grant a SAR in connection with the grant of an Option or separately;

(viii) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a termination of employment, termination of service as a Director (other than for Cause) or, in the case of a consultant or advisor, termination of such consulting or advisory arrangement;

(ix) subject to the provisions of the Plan, to extend the time during which any Award or group of Awards may be exercised;

(x) to treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation or a Subsidiary as a period of employment or service of such Participant by the Corporation or any Subsidiary for purposes of accrual of his or her rights under his or her Awards;

(xi) to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, to make all determinations of fact, and to take all other actions considered necessary or advisable for the administration of the Plan; and

(xii) to take any other action with respect to any matters relating to the Plan for which it is responsible.

Notwithstanding the foregoing, except as provided in Sections 6.2 and 6.3, the Committee shall not have the authority to reduce the Option Price of any Option, or the Strike Price of any SAR (including granting new Options or SARS in exchange or replacement for Options or SARs with a higher Option Price or Strike Price, or any transaction that has the effect of a repricing), or to cause any Option or SAR to be repurchased, or otherwise canceled in exchange for a payment of any form of consideration, if the Option Price or Strike Price is greater than the Fair Market Value of the Shares covered by the Option or SAR.

All decisions, actions or interpretations of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive upon all parties. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Corporation or any of its Subsidiaries, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 1.5 (subject to adjustment under Section 7.2); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

1.4 PARTICIPATION/SERVICE

(a) Participation. The Committee may, in its discretion, grant Awards to any Eligible Individual, whether or not he or she has previously received an Award. Participation in the Plan shall be limited to those Eligible Individuals who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No such Eligible Individuals shall at any time have the right to be a Participant or to receive an Award unless selected by the Committee pursuant to the Plan. No Participant, having been granted an Award, shall have the right to an additional Award in the future unless such Award is granted by the Committee.

(b) Transfer of Service. Notwithstanding any provision in the Plan to the contrary, for purposes of determining the exercise period and exercisability of Awards granted hereunder, a Participant shall not be deemed to have incurred a Termination if the Participant’s status as a Director, employee, consultant or advisor terminates and the Participant is then, or immediately thereafter becomes, an Eligible Individual due to another status or relationship with the Corporation or a Subsidiary.

1.5 MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment in accordance with Section 7.2, the maximum number of Shares for which Awards under the Plan shall be available is 2,400,000 plus the number of shares that remain available for issuance under the Prior Plan as of the Effective Date plus any Shares subject to an Award granted under the Prior Plan and outstanding on the Effective Date that subsequently become available for new grants upon forfeiture, termination, cancellation or cash settlement of the Award. Shares subject to an Award granted under the Plan shall again be available for issuance under the Plan upon forfeiture, termination or cancellation of the Award, including Shares that are delivered or withheld from full-value Awards for purposes of satisfying a tax withholding obligation, or if the Award is settled in cash; provided, however, that Shares that are (a) forfeited, terminated or canceled in payment of the Option Price for such Award and (b) forfeited, terminated or canceled to satisfy the applicable tax withholding obligation upon exercise, payment or settlement of the award other than full-value Awards, in each case shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan, and shall not be available for new grants under the Plan. The number of Shares granted with respect to an SAR shall be the total number of Shares covered by the SAR, and not the number actually issued; provided that if an SAR is granted in connection with an Option the number of Shares covered by the Option and SAR shall only be counted once. The Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Shares for distribution to Participants before such Shares are due and distributable. The maximum number of Shares with respect to which Incentive Stock Options may be granted is 2,400,000.

1.6 GENERAL CONDITIONS TO GRANTS. All Awards shall be evidenced by an Award Agreement and any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award or, if applicable, in the Participant’s employment or other agreement with the Corporation or any Subsidiary.

SECTION 2. OPTIONS

2.1 AWARD OF OPTIONS. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Incentive Stock Options or Nonqualified Stock Options, or both, shall be granted, the number of Shares covered by each Option, and the terms and conditions of each Option. Any Option not designated as an Incentive Stock Option shall be a

Nonqualified Stock Option. In determining the Eligible Individuals who will be granted Options under the Plan, the Committee may consider such Individuals’ responsibilities, service, present and future value to the Corporation or any Subsidiary and other factors it considers relevant.

2.2 TERMS AND CONDITIONS OF OPTIONS. Except as otherwise provided in an applicable Award Agreement, each Option shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee, in its sole discretion, may deem appropriate as set forth in the Award Agreement:

(a) Option Term. Each Option shall expire on the 10th anniversary of the Grant Date (or, in the case of an Incentive Stock Option granted to a 10% Owner, on the 5th anniversary of the Grant Date) or such earlier expiration date as shall be specified in the Participant’s Award Agreement. To the extent the Award Agreement, or the Plan, provides for the term of an Option to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the Option is exercisable following such event, but not beyond the end of the original term. The Corporation may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the "Option Automatic Exercise Date") that shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the Option Automatic Exercise Date if the Fair Market Value per Share exceeds the purchase price of a Share subject to an expiring Option. The Corporation may elect to discontinue the automatic exercise of Options pursuant to this Section 2.2(a) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 2.2(a) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Corporation from time to time. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (x) the exercise of the Option is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the Committee may provide that the term of the Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such Option at the date the initial term would otherwise expire is above the Fair Market Value.

(b) Option Price. The Option Price per Share shall be determined by the Committee, in its sole discretion, no later than the Grant Date of any Option; provided, however, that the Option Price shall not be less than the Fair Market Value of a Share on the Grant Date (or, with respect to an Incentive Stock Option granted to a 10% Owner, 110% of the Fair Market Value of a Share on the Grant Date). In no event shall the Option Price per Share be less than the par value of a Share.

(c) Exercisability of Options. Options granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant.

(d) Exercise Upon Termination. Subject to Section 1.4(b) and unless otherwise provided in an Award Agreement, the following provisions shall apply upon a Participant’s Termination:

(i) Termination Due to Death. If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant’s Beneficiary, heirs or estate may exercise his or her Options, to the extent the Option would have become exercisable had the Participant’s Termination occurred in the calendar year following such Participant’s death, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant’s death. If a Participant’s service as a member of the Board shall terminate because of his or her death, the Participant’s Beneficiary, heirs or estate shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant’s death. Upon a Participant’s death under this Subsection 2.2(d)(i), the exercisable portion of the Option as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant’s death.

(ii) Termination Due to Disability. If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her Options to the extent the Option would have become exercisable had the Participant’s Termination occurred in the calendar year following such Participant’s Termination, and any portion of any Option granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s Termination shall automatically expire and be forfeited as of the date of such

Participant’s Termination. If a Participant’s service as a member of the Board terminates due to Disability, such Participant shall have the right to exercise all Options issued to him or her in such capacity, regardless of whether such Options were exercisable prior to the Participant’s Termination. Upon a Participant’s Termination due to Disability under this Subsection 2.2(d)(ii), the exercisable portion of the Option as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) one year from the date of the Participant’s Disability.

(iii) Termination Due to Retirement. If a Participant’s service as a member of the Board terminates due to Retirement, the Participant shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 2.2(a) hereof or (y) one year following the date of Retirement.

(iv) Termination Due to Cause. If a Participant’s service as a Director terminates for Cause, any Option granted to such Participant shall expire immediately and all rights to purchase Shares (whether or not exercisable) under the Option shall cease upon such termination.

(v) Other Termination. In the event of a Participant’s Termination for any reason other than as described under Subsection 2.2(d)(i), (ii), (iii) or (iv) above, any Option granted to such Participant shall remain exercisable until the earlier of (x) the expiration date determined under Subsection 2.2(a) or (y) three months from the date of such Termination. In such circumstance, the Option shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

(e) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Individuals who are Key Employees at the Grant Date. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by any Key Employee during any calendar year under all option plans of the Corporation and any Subsidiary shall not exceed $100,000 or such other limit set forth in Section 422 of the Code (the “Code Limits”). If the aggregate Fair Market Value of such Shares exceeds the Code Limits, the excess Shares will be treated as Nonqualified Stock Options under this Plan. In reducing the number of Incentive Stock Options to meet the Code Limits, the most recently granted Incentive Stock Option shall be reduced first. If a reduction of simultaneously granted Options is necessary to meet the Code Limits, the Committee may designate which Shares are to be treated as Shares acquired pursuant to an Incentive Stock Option. In the event that any Incentive Stock Option granted under the Plan fail to meet the requirements for Incentive Stock Options as set forth in the Code, such Incentive Stock Options will be treated and redesignated as a Nonqualified Stock Option for Federal income tax purposes automatically without further action by the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

(f) Participants to Have No Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her Option prior to the date of issuance to him or her of such Shares.

(g) Other Option Provisions. The Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

2.3 EXERCISE OF AND PAYMENT FOR OPTIONS. An Option shall be exercised by the delivery to the Corporation during the Option Term of (a) written notice of intent to purchase a specific number of Shares subject to the Option and (b) payment in full of the Option Price of such specific number of Shares. Unless otherwise limited in an Award Agreement, payment of the Option Price may be made either (i) in cash, certified check or wire transfer, (ii) subject to the approval of the Committee, in Shares already owned by the Participant having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Shares having a total fair market value, as so determined, equal to the purchase price, (iii) subject to the approval of the Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise, (iv) subject to the approval of the Committee, in its sole discretion, by requesting that the Corporation withhold from the number of Shares transferred to the Participant a number of Shares with a fair market value equal to the Option Price, or (v) a combination of the foregoing.

2.4 NOTICE OF DISQUALIFYING DISPOSITION. A Participant shall notify the Corporation of any disposition of Shares issued upon exercise of an Incentive Stock Option within 10 business days after such disposition if such disposition is made during the holding period described in Section 422(a) of the Code resulting in a disqualifying disposition (within the meaning of Treasury Regulation Section 1.421-2(b)).

SECTION 3. STOCK APPRECIATION RIGHTS

3.1 AWARD OF STOCK APPRECIATION RIGHTS. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom SARs shall be granted, the number of Shares to be granted to each such Eligible Individual and the terms and conditions of each SAR. When granted, SARs may, but need not, be identified with a specific Option (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of Shares subject to such Option. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant’s associated SARs shall terminate upon (a) the expiration, termination, forfeiture or cancellation of such Option, or (b) the exercise of such Option.

3.2 STRIKE PRICE. The strike price (“Strike Price”) of any SAR shall equal, for any SAR that is identified with an Option, the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; except that the Committee may specify a higher Strike Price in the Award Agreement.

3.3 EXERCISABILITY OF SARS. SARs granted under the Plan shall be exercisable at such times and subject to such terms and conditions as shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Such terms and conditions need not be the same for each grant or for each Participant. Unless otherwise specified in the applicable Award Agreement, the following terms and conditions shall apply:

(a) SAR Term. Each SAR shall expire on the 10th anniversary of the Grant Date or, if earlier, upon expiration of any Option with which the SAR is identified. To the extent the Award Agreement, or the Plan, provides for the term of a SAR to expire earlier as a result of a termination of employment or other event, the Committee may extend the period of time during which the SAR is exercisable following such event, but not beyond the end of the original term. The Corporation may, in its discretion, provide in an Award Agreement or adopt procedures that an SAR outstanding on the last business day of the term of such SAR (the "SAR Automatic Exercise Date") that shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the SAR Automatic Exercise Date if the Fair Market Value per Share exceeds the purchase price of a Share subject to an expiring SAR. The Corporation may elect to discontinue the automatic exercise of SARs pursuant to this Section 3.3(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an SAR pursuant to this Section 3.3(c) shall apply only to an SAR that has been timely accepted by a Participant under procedures specified by the Corporation from time to time. Notwithstanding the foregoing, in the event that on the last business day of the term of an SAR (x) the exercise of the SAR is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the Committee may provide that the term of the SAR shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the grant price of such SAR at the date the initial term would otherwise expire is above the Fair Market Value.

3.4 EXERCISE OF SARS. SARs shall be exercised by delivery to the Corporation of the Participant’s written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of an equal number of Shares subject to such Option, and any such Shares so canceled or forfeited shall not thereafter again become available for grant under the Plan. Upon exercise of an SAR, a Participant shall be entitled to receive a per Share payment from the Corporation in an amount equal to (a) the Fair Market Value of the Share on the date of such exercise, minus (b) the Strike Price of Shares subject to the SAR. Such payment shall be made in cash (subject to applicable withholding), except that the Committee, in its sole discretion, may provide, in the applicable Award Agreement, that payment may be made, wholly or partly, in Shares.

3.5 NO RIGHTS AS SHAREHOLDERS. No Participant shall have any rights as a shareholder with respect to any Shares subject to his or her SAR.

3.6 EXERCISE OF SAR IN THE EVENT OF TERMINATION. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise SARs following a Termination. Such provisions need not be uniform among all SARs granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(b) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

(a) Termination Due to Death. If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, such Participant’s Beneficiary, heirs or estate may exercise his or her SARs, to the extent the SARs would have become exercisable had the Participant’s Termination occurred in the calendar year following such Participant’s death, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s death if such Participant had not died shall automatically expire and be forfeited as of the date of such Participant’s death. If Participant’s service as a member of the Board shall terminate because of his or her death, the Participant’s Beneficiary, heirs or estate shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant’s death. Upon a Participant’s death, the exercisable portion of the SAR as determined hereunder may be exercised until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant’s death.

(b) Termination Due to Disability. If a Participant who is a Key Employee incurs a Termination due to Disability, such Participant may exercise his or her SARs to the extent the SAR would have become exercisable had the Participant’s Termination occurred in the calendar year following such Participant’s Termination, and any portion of any SAR granted hereunder that would not have vested and been exercisable within the calendar year following such Participant’s Termination shall automatically expire and be forfeited as of the date of such Participant’s Termination. If a Participant’s service as a member of the Board terminates due to Disability, such Participant shall have the right to exercise all SARs issued to him or her in such capacity, regardless of whether such SARs were exercisable prior to the Participant’s Termination. Upon a Participant’s Termination due to Disability under this Subsection 3.6(b), the exercisable portion of the SAR as determined hereunder may be exercised by the Participant until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year from the date of the Participant’s Disability.

(c) Termination Due to Retirement. If a Participant’s service as a member of the Board terminates due to Retirement, the Participant shall have the right to exercise all SARs regardless of whether such SARs are vested, at any time and from time to time, until the earlier of (x) the expiration date determined under Subsection 3.3(d) or (y) one year following the date of Retirement.

(d) Termination Due to Cause. If a Participant’s service as a Director terminates for Cause, any SAR granted to such Participant shall expire immediately and all rights to exercise the SAR (whether or not exercisable) shall cease upon such termination.

(e) Other Termination. In the event of a Participant’s Termination for any reason other than as described under Subsection 3.6(a), (b), (c), or (d) above, any SAR granted to such Participant shall remain exercisable until the earlier of the (x) expiration date determined under Subsection 3.3(d) or (y) three months from the date of such Termination. In such circumstance, the SAR shall only be exercisable to the extent exercisable as of the date of such Termination and shall not be exercisable with respect to any additional Shares.

SECTION 4. RESTRICTED AND UNRESTRICTED STOCK

4.1 AWARDS

(a) Restricted Stock. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Restricted Stock shall be granted and the Restrictions as provided in this Section. All Restrictions imposed on any such Award of Restricted Stock shall be made by and at the sole discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives. Such Restrictions need not be the same for each grant or for each Participant.

(b) Unrestricted Stock. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Unrestricted Stock shall be granted (or sold at par value or such other higher purchase price determined by the Committee). Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Eligible Individual. Unrestricted Stock shall be immediately vested upon grant and shall be free of Restrictions based upon continued service or the achievement of performance goals, but may be subject to such other restrictions (including restrictions on transfer) as the Committee may determine, and may be subject to forfeiture in accordance with Section 7.18.

4.2 RESTRICTED PERIOD/RESTRICTIONS. At the time each Award of Restricted Stock is granted, the Committee (i) shall establish a Restricted Period within which Restricted Stock awarded to a Participant may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, if any, except to the extent provided in Section 7.8, and (ii) may impose such other Restrictions on any Restricted Stock as it may deem advisable.

4.3 RIGHTS AS STOCKHOLDERS. Except for the conditions outlined in Section 4.2, and the forfeiture conditions described in Section 4.5, each Participant shall have all rights of a shareholder of the Corporation with respect to both Restricted and Unrestricted Stock, including the right to receive all dividends or other distributions made or paid in respect of such Shares and the right to vote such Shares at regular or special meetings of the shareholders of the Corporation.

4.4 DELIVERY OF SHARES. The certificates for any Restricted Stock granted to a Participant under the Plan shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Corporation under the Participant’s name in an account maintained by the Corporation until such Shares of Restricted Stock become nonforfeitable or are forfeited. At the end of the Restricted Period and/or the expiration or attainment of such other Restrictions imposed on any Restricted Stock granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5, and subject to the satisfaction of the Corporation’s withholding obligations described in Section 7.7, certificates representing such Shares of Restricted Stock shall be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in the Award Agreement pursuant to Section 4.2.

4.5 EFFECT OF TERMINATION. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to Shares subject to a Restricted Stock Award following a Termination. Such provisions need not be uniform among all Awards of Restricted Stock granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination. Subject to Section 1.4(b) and unless otherwise provided in an Award Agreement, the following provisions shall apply:

(a) Termination Due to Death. If a Participant who is a Key Employee, consultant or advisor incurs a Termination due to death, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not died, within the calendar year following such Participant’s death shall be released on the date of the Participant’s death as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant’s Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not died, within the calendar year following the Participant’s death will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant’s service as a member of the Board shall terminate because of his or her death, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant’s Beneficiary, heirs or estate free from such Restrictions as soon as practicable following such Termination.

(b) Termination Due to Disability. If a Participant who is a Key Employee incurs a Termination due to Disability, all Shares of Restricted Stock awarded to such Participant which are then subject to a Restricted Period or other Restrictions, and which would have been released, if the Participant had not incurred a Termination, within the calendar year following such Participant’s Termination shall be released on the date of the Participant’s Termination as if the Restricted Period for such Shares had ended and the other Restrictions had lapsed, and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination, and all other Shares of Restricted Stock which would not have been released, if the Participant had not Terminated, within the calendar year following the Participant’s Termination due to Disability will be forfeited and become the property of the Corporation on the date of such Termination. If a Participant’s service as a member of the Board shall terminate because of his or her Disability, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted

Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

(c) Termination Due to Retirement. If a Participant’s service as a member of the Board shall terminate because of his or her Retirement, the Restricted Period or other Restrictions applicable to all previously granted Awards of Restricted Stock shall end or lapse, as the case may be, and such Shares shall be released and certificates representing such Shares of Restricted Stock shall be delivered to the Participant free from such Restrictions as soon as practicable following such Termination.

(d) Termination Due to Cause. If a Participant’s service as a member of the Board shall terminate for Cause, all Restricted Stock awarded under the Plan which are then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such termination of service.

(e) Other Termination. In the event of a Participant’s Termination for any reason other than as described under Subsection 4.5(a), (b), (c), or (d) above, all Restricted Stock awarded to the Participant under the Plan which is then subject to a Restricted Period or other Restrictions shall be forfeited and become property of the Corporation on the date of such Termination.

4.6 SECTION 83(b) ELECTIONS. A Participant who files an election permitted under Section 83(b) of the Code with the Internal Revenue Service to include the Fair Market Value of any Shares of Restricted Stock in gross income while the Shares are still subject to a Restricted Period or other Restrictions shall notify the Corporation of such election within 10 days of making such election and promptly furnish to the Corporation a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

4.7 PERFORMANCE SHARES. The Committee may designate Restricted Stock as Performance Shares, if the Restrictions applicable to such Performance Shares are dependent, in whole or in part, on the extent to which performance goals specified in the Award Agreement are achieved by the Corporation, any Subsidiary, division or function or the Corporation, or the individual Participant are achieved. The extent to which Performance Shares vest will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. Except as otherwise provided in the Award Agreement, all provisions of the Plan applicable to Restricted Stock shall also apply to Performance Shares, provided that the extent to which Performance Shares vest upon a Termination pursuant to Section 4.5, or upon a Change in Control pursuant to Section 4.7, shall be as set forth in the Award Agreement, or, to the extent not specified in the Award Agreement, as determined by the Committee in its sole discretion.

SECTION 5. PHANTOM STOCK UNITS

5.1 AWARD OF PHANTOM STOCK UNITS. Subject to the provisions of the Plan, the Committee, in its sole discretion, shall determine and designate from time to time those Eligible Individuals to whom Phantom Stock Units shall be granted, the number of Phantom Stock Units to be granted to any one Eligible Individual, the Restricted Period, the ability of Participants to defer the receipt of payment of such Phantom Stock Units, and the other terms and provisions of such Award. A Phantom Stock Unit that provides that the Participant shall be entitled to one Share upon the vesting of the Phantom Stock Unit may be designated by the Committee as a “Restricted Stock Unit”, and a Phantom Stock Unit that provides that the Participant will be entitled to one or more Shares, or the equivalent value, may be designated by the Committee as a “Performance Share Unit”, and the provisions of this Plan applicable to Phantom Stock Units shall apply equally to Restricted Stock Units or Performance Share Units, except as otherwise provided herein or in an Award Agreement.

5.2 VALUE OF PHANTOM STOCK UNITS. Each Phantom Stock Unit may have an initial value that is established by the Committee at the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

5.3 NO RIGHTS AS SHAREHOLDERS. No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

5.4 VESTING OR EARNING OF PHANTOM STOCK UNITS. Subject to the terms of the Plan, after the applicable Restricted Period has ended, or the applicable performance goals have been satisfied, Participant shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Participant over the Restricted Period. If the Committee establishes performance goals for an Award, the number and value of Share Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

5.5 FORM AND TIMING OF PAYMENT OF PHANTOM STOCK UNITS. Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Participants (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any). Payment with respect to Phantom Stock Units shall be made as soon as practical after the right to payment vests, but in no event later than March 15 of the year following the year in which the right to payment vests.

5.6 EFFECT OF TERMINATION. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

SECTION 6. CHANGE IN CONTROL

6.1 CHANGE IN CONTROL. Unless otherwise determined by the Committee and evidenced in an Award Agreement, then upon a Change in Control:

(a) Awards Assumed, Converted, or Replaced by Successor. With respect to Awards assumed by the successor or otherwise equitably converted or replaced in connection with a Change in Control then in the event of a Qualifying Termination of the Participant’s Continuous Service during a Change in Control Period:

(i)     All outstanding Options or SARs shall become fully vested and exercisable.

(ii)     All unvested time-based Awards shall automatically and immediately vest in full.

(iii)    All performance-based Awards (including Performance Shares and Performance Share Units) prior to the completion of the performance period will become earned as of the date of the Qualifying Termination with the actual number of Shares earned equal to the greater of (X) the number of Shares earned based on actual performance through the date of the Change of Control and measured against the performance criteria based on actual performance through the date of the Change of Control, and (Y) the target amount of Shares earned.

For purposes of this Section 6.1(a), “Change in Control Period” shall mean the period commencing on the earlier of (i) the date that a Change in Control is consummated or (ii) three (3) months prior to the date that a Change in Control occurs (provided it is actually consummated), and in either case ending on the first anniversary of the Change in Control.

For purposes of this Section 6.1(a), “Continuous Service” shall mean the continuous service, without interruption or termination, as an employee, Director, trustee, manager or member of, or with the approval of the Committee or the Board, consultant or advisor to the Corporation or an Affiliate. Continuous Service shall not be considered interrupted in the case of: (A) any approved leave of absence; (B) transfers among the Corporation and any Affiliate, or any successor, in any capacity of trustee, director, employee, manager, member, or with the approval of the Committee or the Board, consultant or advisor; or (C) any change in status as long as the individual remains in the service of the Corporation or any Affiliate of the Corporation in any capacity of employee, Director, trustee, manager, member or similar function of, or (if the Committee or the Board specifically agrees that the Continuous Service is not uninterrupted) a consultant or advisor. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. Subject to the preceding sentence, whether a termination of Continuous Service shall have occurred for purposes of this Agreement shall be determined by the Committee or the Board, which determination shall be final, binding and conclusive.

For purposes of this Section 6.1(a), “Qualifying Termination” shall mean a termination of the Participant’s employment (i) by the Corporation without Cause or while the Participant has a Disability, (ii) by the Participant for Good Reason, or (iii) resulting from the Participant’s death.

(b) Awards Not Assumed, Converted, or Replaced by Successor. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the successor or otherwise equitably converted or replaced in connection with the Change in Control with a security with substantially the same rights, privileges, preferences that is approved by the Committee or the Board then:

(i) All outstanding Options or SARs shall become fully vested and exercisable.

(ii) All unvested time-based Awards shall automatically and immediately vest in full.

(iii) All performance-based Awards (including Performance Shares and Performance Share Units) prior to              the completion of the performance period will become earned as of the date of the Change in Control with the actual number of Shares earned equal to the greater of (X) the number of Shares earned based on actual performance through the date of the Change of Control and measured against the performance criteria based on actual performance through the date of the Change of Control, and (Y) the target amount of Shares earned.

SECTION 7. GENERAL PROVISIONS

7.1 GENERAL CREDITOR STATUS. Participants shall have no right, title, or interest whatsoever in or to any investments that the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; provided, however, that in its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or pay cash; provided, further, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

7.2 CERTAIN ADJUSTMENTS TO SHARES. In the event of any change in the Shares by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares of or by the Corporation, the number and kind of Shares available for Awards under the Plan, the number and kind of Shares or Phantom Stock Units subject to an outstanding Award, the Option Price, Strike Price or purchase price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a “modification” within the meaning of Section 424 of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

7.3 SUCCESSOR CORPORATION. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets, taking into account the following sentence. Pursuant to any transfer of the Corporation’s assets and business to a successor organization, the Committee may make such adjustments to outstanding Awards as it may determine to be fair and equitable, in accordance with Section 7.4, which adjustments may including cancelling any outstanding Awards in consideration of the payment to the Participant of an amount equal to the value, as determined by the Committee, of the consideration that the Participant would have received pursuant to such transaction for the number of Shares subject to such Award reduced, in the case of an Option or SAR, by the Option Price or Strike Price, and if the Option Price or Strike Price exceeds the fair market value of the Shares subject to the Option or SAR, the Option or SAR may be canceled without payment of any further consideration. No Award that was not vested prior to the transaction shall be canceled unless such Award is vested (subject to the Committee’s determination of the extent to which performance goals, if applicable, have been met) in connection with the transaction and the Participant given a reasonable opportunity to exercise such Award.

7.4 NO CLAIM OR RIGHT UNDER THE PLAN. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or advisor any right to be retained in the employ of or by the Corporation or any Director any right to continue in the service of the Board.

7.5 AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS. No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

7.6 LISTING AND QUALIFICATION OF SHARES. The Corporation, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Option or SAR or pursuant to an Award of Restricted Stock or Phantom Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

7.7 WITHHOLDING TAXES. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) accepting a remittance from the Participant in cash, or, in the Committee’s sole discretion, in Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation or Subsidiary to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Shares, or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Shares at a rate up to such Participant’s maximum marginal tax rate with respect to each such tax by (A) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Award such number of Shares as shall have a value equal to the amount of tax to be withheld, (B) delivering to the Corporation such portion of the Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (C) delivering to the Corporation such number of Shares or combination of Shares and cash as shall have a value equal to the amount of tax to be withheld.

7.8 NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

(a) Transferability Restrictions. Unless otherwise provided in an Award Agreement, an Award granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Committee, in its sole discretion, transfer an Award other than an Incentive Stock Option, or any portion thereof, to one or more members of the Participant’s Immediate Family, or one or more trusts for the benefit of such family members or partnerships in which such family members and/or trusts are the only partners, or a charitable organization or foundation selected by the Participant. In the case of a transfer of Restricted Stock or Phantom Stock Units hereunder, the terms and conditions of the Restricted Period and Restrictions, if any, shall continue to apply to the Permitted Transferee of such Shares or Units, as applicable. In the case of a transfer of an Option or SAR hereunder, the exercisability of such transferred Option or SAR, as applicable, shall continue to apply to the Permitted Transferee.

(b) Beneficiary Designations. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

7.9 PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

7.10 NO LIABILITY OF COMMITTEE MEMBERS. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

7.11 AMENDMENT OR TERMINATION. Except as to matters that in the opinion of the Corporation’s legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual written agreement approved by the Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, the Plan shall terminate and no further Awards shall be made under the Plan after the 10th anniversary of the effective date of the Plan specified in Subsection 1.1.

7.12 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

7.13 NON-UNIFORM DETERMINATIONS. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled, to enter into non-uniform and selective Award Agreements, including, but not limited to, (a) the identity of the Participant, (b) the terms and provisions of Awards, and (c) the treatment of Terminations.

7.14 NO ILLEGAL TRANSACTIONS. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.

7.15 SEVERABILITY. If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

7.16 HEADINGS. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any such provision contained in the Plan.

7.17 SECTION 409A. It is the Corporation’s intent that any Awards granted under this Plan are structured to be exempt from Section 409A of the Code, including all Treasury Regulations and other guidance issuance pursuant thereto (‘Section 409A”) or are structured to comply with the requirements of deferred compensation subject to Section 409A. Notwithstanding any contrary provision of the Plan or any Award, the following provisions shall apply to any Award in a manner consistent with such intent.

(a) For purposes of this Section 7.17, an Award shall constitute a “409A Award” if and to the extent either:

(i) it is an Award (other than an Option, SAR, or Restricted Stock) that (A) is not ‘subject to a substantial risk of forfeiture” as defined in Section 409A (by reason of the Participant having attained eligibility for Retirement or otherwise), and (B) (1) that is actually settled after March 15 of the year following the year in which the Award ceases to be subject to a substantial risk of forfeiture or (2) that the terms of the Plan or the Award provide will be settled after such March 15 or upon or after the occurrence of any event that may occur after such March 15; or

(ii) the Committee determines that the Award otherwise constitutes deferred compensation as defined in Section 409A.

(b) If any amount becomes payable under any 409A Award by reason of a Participant’s Termination, and such Participant incurs a Termination as set forth in the Plan or the Award that is not a ‘separation from service,” as defined by Section 409A, then the Participant’s right to such payment, shall be vested on the date of the Termination to the extent provided by the Plan or Award Agreement, but payment shall be deferred until the earliest of (i) the date the Participant incurs such a separation from service (or six months thereafter if and to the extent required by Section 7.17(d)), (ii) the date that a “change in control event” as defined in Section 409A occurs with respect to the Participant, (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(c) If any amount becomes payable under any 409A Award by reason of a Change in Control, and a Change in Control occurs as defined by the Plan or the Award that is not a “change in control event,” as defined by Section 409A, with respect to such Participant, then the Participant’s right to such payment shall be vested on the date of the Change in Control to the extent provided in the Plan or Award Agreement, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 7.17(d)), (iii) the Participant’s death, or (iv) if the terms of the Award provide for payment upon a specific vesting date, such specific vesting date.

(d) No amount that becomes payable under any 409A Award by reason of a Participant’s separation from service (as determined after the application of Section 7.17(b) and (c)) will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (i) the first day of the seventh month following the month that includes the Participant’s separation from service, or (ii) the Participant’s date of death.

(e) To the extent that payment of any amount of a 409A Award is required to be deferred to a later date (the “409A Deferral Date”) by reason of Section 409A, all amounts that would otherwise have been paid prior to the 409A Deferral Date shall be paid in a single lump sum on the first business day following the 409A Deferral Date, and the Committee may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a “severe financial hardship” resulting from an “unforeseeable emergency,” all as defined in Section 409A.

(f) For purposes of Section 409A, each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A.

(g) Any payment with respect to a 409A Award that becomes payable upon a specified date, as defined in the Plan or Award, shall be paid as soon as practical after such date, but not later than the last day of the calendar year in which the date occurs.

(h) Any election by a Participant to defer receipt of any amount payable with respect to a 409A Award shall be made only in accordance with a written policy adopted by the Committee that satisfies all requirements of Section 409A.

(i) Notwithstanding the Corporation’s intentions as set forth above, if any Award granted under this Plan would fail to meet the requirements of Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. Neither the Corporation nor any member of the Committee shall have any liability for any tax imposed on a Participant by Section 409A, and, if any tax is imposed on the Participant, the Participant shall have no recourse against the Corporation or any member of the Committee for payment of any such tax.

7.18 CERTAIN FORFEITURE EVENTS.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, termination of employment for Cause, termination of the Participant’s provision of services to the Corporation, Affiliate, and/or Subsidiary, violation of material Corporation, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation, its Affiliates, and/or its Subsidiaries.

(b) If the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Corporation the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(c) To the extent that any policy adopted by the Corporation in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, requires any Participant to forfeit any Award, or repay any amount paid with respect to any Award, such policy shall be deemed incorporated into all outstanding Awards to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

VERIS RESIDENTIAL, INC.
HARBORSIDE 3
210 HUDSON STREET, SUITE 400
JERSEY CITY, NJ 07311

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50588-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERIS RESIDENTIAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect nine persons to the Board of Directors of the Company, each to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Frederic Cumenal
02) Ronald M. Dickerman
03) Tammy K. Jones
04) A. Akiva Katz
05) Nori Gerardo Lietz
06) Victor MacFarlane
07) Mahbod Nia
08) Howard S. Stern
09) Stephanie L. Williams

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To adopt, on an advisory basis, a resolution approving the compensation of our named executive officers.	☐	☐	☐
3. To adopt the Company's 2024 Incentive Stock Plan.	☐	☐	☐
4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V50589-TBD

VERIS RESIDENTIAL, INC.
Annual Meeting of Stockholders
June 12, 2024 10:00 AM, ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mahbod Nia, Amanda Lombard and Taryn Fielder, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VERIS RESIDENTIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on June 12, 2024, live via the webcast at www.virtualshareholdermeeting.com/VRE2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side